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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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United States Cellular Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue
Suite 700
Chicago, Illinois 60631
Phone: (773) 399-8900
Fax: (773) 399-8936

April 16, 2012

Dear Fellow Shareholders:

        You are cordially invited to attend the 2012 Annual Meeting of shareholders of United States Cellular Corporation ("U.S. Cellular") on Tuesday, May 15, 2012, at 8:30 a.m., Chicago time, at the Renaissance Chicago O'Hare Suites Hotel, 8500 W. Bryn Mawr Avenue, Chicago, Illinois. At the meeting, we will report on the plans and accomplishments of U.S. Cellular.

        The formal notice of the meeting and our board of directors' Proxy Statement are enclosed. Also enclosed is our 2011 Annual Report to Shareholders. At the 2012 Annual Meeting, shareholders are being asked to take the following actions:

  1.
  Elect three Class I directors nominated by the U.S. Cellular board of directors and named in the attached Proxy Statement.

  2.
  Ratify the selection of independent registered public accountants for the current fiscal year.

  3.
  Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement (commonly known as "Say-on-Pay").

        Your board of directors unanimously recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants, and "FOR" the Say-on-Pay proposal.

        As noted above, the Say-on-Pay proposal asks shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement.

        U.S. Cellular operates in a highly competitive market, and needs to and has been able to attract and retain high-quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short- and long-term performance.

        Highlights of the U.S. Cellular compensation programs:

  •
  We have a Long-Term Incentive Compensation Committee, comprised solely of independent directors, that reviews and approves the long-term incentive compensation of executive officers.

  •
  Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of U.S. Cellular's parent company, Telephone and Data Systems, Inc. ("TDS"). As a result of Mr. Carlson's position with TDS, which is the majority shareholder of U.S. Cellular, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions.

  •
  We develop our compensation programs to motivate executive officers to act in the best long-term interests of U.S. Cellular.

  •
  We benchmark our executive officer compensation levels using market data supplied by our compensation consultant, Towers Watson.

  •
  A major compensation goal is to provide compensation and benefit programs that are both attractive and fiscally responsible.

  •
  We provide few perquisites or "perks" to our officers.

  •
  We don't enter into employment contracts as a general practice.

  •
  We endeavor to conform with generally accepted compensation practices as defined by leading proxy advisory firms.

  •
  Our executive bonus program is appropriately balanced between individual and company performance. In 2011, we adjusted the company performance portion of our executive bonus program so that 70% of the target bonus for company performance is based on a quantitative calculation of the company's financial performance, and 30% is based on a qualitative assessment of the company's performance with respect to enhancing its longer term value and success.

  •
  As a general practice, we do not provide substantial pre-defined termination benefits, such as "golden parachutes".

2011 Compensation

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured in such terms as customer additions, customer disconnects, revenues, cash flow and cash cost per customer. Compensation decisions are made considering these performance measures, as well as all other appropriate facts and circumstances.

        Our executive officers' compensation comprises a mix of base salary, annual cash bonuses and equity-based, long-term incentive awards.

  •
  When setting base salaries, we consider the benchmarking analyses performed by our compensation consultant, the executives' personal accomplishments and their overall contribution to the success of the organization. Please refer to a description of each named executive's base salary in the attached Proxy Statement under "Compensation Discussion and Analysis—Annual Cash Compensation—Base Salary".

  •
  Bonus awards are based, in part, on company performance, individual performance and individual bonus targets. As to company performance, using both quantitative (70%) and qualitative (30%) assessments designed to provide a balanced approach to measuring performance at U.S. Cellular, we determined that the company performance portion of the U.S. Cellular bonus for 2011 would be paid at 88.1% of the targeted amount. Please refer to a description of U.S. Cellular's 2011 performance in the attached Proxy Statement under "Compensation Discussion and Analysis—Company Performance" and a description of each named executive officer's bonus under "Compensation Discussion and Analysis—Annual Cash Compensation—Bonus".

  •
  Long-term compensation awards for executive officers are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. Please refer to the detailed description of those considerations for each named executive under "Compensation Discussion and Analysis—Long-Term Equity Compensation".

Corporate Governance

        U.S. Cellular endeavors to follow good corporate governance practices and other best practices. For instance, U.S. Cellular has established a Long-Term Incentive Compensation Committee with authority over long-term incentive compensation, even though it is not required to do so under law, Securities and Exchange Commission regulations or New York Stock Exchange listing requirements because it is controlled by TDS. Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS. As a result of Mr. Carlson's position with TDS, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions. TDS is committed to good corporate governance in its capacity as U.S. Cellular's parent and controlling shareholder. TDS' commitment to good corporate governance has been recognized by Forbes and Governance Metrics International (GMI) who identified TDS as one of only 100 companies to be named Most Trustworthy for 2012. GMI analyzed more than 8,000 companies before selecting the top 100. TDS also made the list in 2009. For 2012, TDS had an accounting and governance risk score of 98 out of 100. Additional information relating to U.S. Cellular's good corporate governance practices and other best practices is set forth below in the Compensation Discussion and Analysis.

ii

        We encourage you to read the Compensation Discussion and Analysis in the attached Proxy Statement for a detailed discussion and analysis of our executive compensation program, including information about the fiscal 2011 compensation of our named executive officers.

        Our board of directors and members of our management team will be at the Annual Meeting to meet with you and discuss our record of achievement and plans for the future. Your vote is important. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting. We look forward to visiting with you at the Annual Meeting.

Very truly yours,

LeRoy T. Carlson, Jr. Chairman	Mary N. Dillon President and Chief Executive Officer

iii

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2012

TO THE SHAREHOLDERS OF

UNITED STATES CELLULAR CORPORATION

        We will hold the 2012 Annual Meeting of the shareholders of United States Cellular Corporation ("U.S. Cellular"), a Delaware corporation, at the Renaissance Chicago O'Hare Suites Hotel, 8500 W. Bryn Mawr Avenue, Chicago, Illinois, on Tuesday, May 15, 2012, at 8:30 a.m., Chicago time. At the meeting, we are asking shareholders to take the following actions:

  1.
  To elect three Class I members of the board of directors nominated by the U.S. Cellular board of directors and named in this Proxy Statement. Your board of directors unanimously recommends that you vote FOR its nominees for Class I directors.

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2012. Your board of directors unanimously recommends that you vote FOR this proposal.

  3.
  To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (commonly known as "Say-on-Pay"). Your board of directors unanimously recommends that you vote FOR the Say-on-Pay proposal.

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        We are first sending this Notice of Annual Meeting of Shareholders and Proxy Statement to you on or about April 16, 2012.

        We have fixed the close of business on March 29, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

        The following additional information is being provided as required by rules of the Securities and Exchange Commission ("SEC"):

        The Proxy Statement and Annual Report to Shareholders are available at www.uscellular.com under About Us—Investor Relations—Proxy Vote, or at www.uscellular.com/proxyvote.

        The following items have been posted to this website:

  1.
  Proxy Statement for the 2012 Annual Meeting

  2.
  Annual Report to Shareholders for 2011

  3.
  Form of Proxy Card

        Any control/identification numbers that you need to vote are set forth on your proxy card if you are a record holder, or on your voting instruction card if you hold shares through a broker, dealer or bank.

        The location where the Annual Meeting will be held is the Renaissance Chicago O'Hare Suites Hotel. This hotel is located in Chicago, Illinois at 8500 W. Bryn Mawr Avenue, just south of Interstate 90 and approximately one block west of Cumberland Avenue.

 SUMMARY

        The following is a summary of the actions being taken at the 2012 Annual Meeting and does not include all of the information that may be important to you. You should carefully read this entire Proxy Statement and not rely solely on the following summary.

Proposal 1—Election of Directors

        Under U.S. Cellular's Restated Certificate of Incorporation, as amended, the terms of the Class I directors will expire at the 2012 Annual Meeting.

        Holders of Common Shares are entitled to elect one director. Your board of directors has nominated the following incumbent director for election by the holders of Common Shares: Harry J. Harczak, Jr.

        TDS, as the sole holder of Series A Common Shares, would be entitled to elect three directors at the 2012 Annual Meeting, but will elect only two directors for the reason discussed below. Your board of directors has nominated the following two incumbent directors for election by the holder of Series A Common Shares: Mary N. Dillon and Gregory P. Josefowicz.

        Your board of directors unanimously recommends that you vote "FOR" the above nominees.

        The term of LeRoy T. Carlson, an incumbent director who was previously elected by TDS as the sole holder of Series A Common Shares, expires at the 2012 Annual Meeting on May 15, 2012. Mr. Carlson will not stand for re-election as a director at the 2012 Annual Meeting. Mr. Carlson has been appointed director emeritus of U.S. Cellular effective after he ceases to be a director on May 15, 2012. U.S. Cellular is conducting a search to identify a candidate to fill the directorship currently held by Mr. Carlson, and expects to fill such directorship after the 2012 Annual Meeting.

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2012

        As in prior years, shareholders are being asked to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 3—Advisory Vote on Executive Compensation or "Say-on-Pay"

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), at the 2012 Annual Meeting shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2011 as disclosed in this Proxy Statement.

        Your board of directors unanimously recommends that you vote "FOR" this proposal.

 VOTING INFORMATION

What is the record date for the meeting?

        The close of business on March 29, 2012 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

        A complete list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be made available at the offices of U.S. Cellular, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the Annual Meeting.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes or series of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares; and

  •
  Series A Common Shares.

        The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "USM."

        No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

        On the record date, U.S. Cellular had outstanding 51,568,017 Common Shares, par value $1.00 per share (excluding 3,499,984 Common Shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of the record date, no shares of Preferred Stock, par value $1.00 per share, of U.S. Cellular were outstanding.

        Telephone and Data Systems, Inc., a Delaware corporation (NYSE: TDS), which we refer to as "TDS", is the sole holder of Series A Common Shares and holds 37,782,826 Common Shares, representing approximately 73.3% of the outstanding Common Shares. By reason of such holdings, TDS has the voting power to elect all the directors of U.S. Cellular and has approximately 96.4% of the voting power with respect to matters other than the election of directors. The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust") controls TDS.

What is the voting power of the outstanding shares in the election of directors?

        The following shows information relating to the outstanding shares and voting power of such shares in the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Number of Directors Elected by Class or Series	Number of Directors Eligible for Election by Voting Group at 2012 Annual Meeting	Number of Directors Standing for Election at 2012 Annual Meeting
Series A Common Shares	33,005,877	10	330,058,770	8	3	2
Common Shares	51,568,017	1	51,568,017	3	1	1

Total	N/A	N/A	N/A	11	4	3

        Although TDS, as the sole holder of Series A Common Shares, would be entitled to elect three of the four directors whose terms expire at the 2012 Annual Meeting based on a board size of eleven directors, only two directors will be elected at the 2012 Annual Meeting by TDS as the sole holder of Series A Common Shares. As disclosed above, LeRoy T. Carlson will not stand for re-election at the 2012

Annual Meeting. As a result, the board of directors took action to reduce the size of the board from eleven to ten members effective May 15, 2012, and will take action to restore the size of the board to eleven members at the time that a person is identified and appointed to fill the directorship currently held by Mr. Carlson. U.S. Cellular is conducting a search to identify a candidate to fill the directorship currently held by Mr. Carlson, and expects to fill such directorship after the 2012 Annual Meeting.

What is the voting power of the outstanding shares in matters other than the election of directors?

        The following shows information relating to the outstanding shares and voting power of such shares in matters other than the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	33,005,877	10	330,058,770	86.5%
Common Shares	51,568,017	1	51,568,017	13.5%

Total	N/A		381,626,787	100.0%

How may shareholders vote in the election of directors in Proposal 1?

        Holders of Common Shares may, with respect to the election of the one Class I director to be elected by the holders of Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee.

        TDS, as the sole holder of Series A Common Shares may, with respect to the election of the two Class I directors to be elected by the holder of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees.

        Your board of directors unanimously recommends a vote FOR its nominees.

How may shareholders vote with respect to the ratification of independent registered public accounting firm in Proposal 2?

        Shareholders may, with respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on the proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to the Say-on-Pay proposal in Proposal 3?

        Shareholders may, with respect to the Say-on-Pay proposal:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on this proposal.

        Your board of directors unanimously recommends a vote FOR this proposal.

How does TDS intend to vote?

        TDS is the sole holder of Series A Common Shares and on the record date held 33,005,877 Series A Common Shares. By reason of such holding, TDS has the voting power to elect all of the directors to be elected by the Series A Common Shares. TDS also held 37,782,826 Common Shares on the record date, representing approximately 73.3% of the Common Shares. By reason of such holding,

TDS has approximately 73.3% of the voting power with respect to the election of the director to be elected by the holders of Common Shares. By reason of the foregoing holdings, TDS also has approximately 96.4% of the voting power with respect to matters other than the election of directors.

        TDS has advised us that it intends to vote:

  •
  FOR the board of directors' nominees for election by the holder of Series A Common Shares and the board of directors' nominee for election by the holders of Common Shares,

  •
  FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012, and

  •
  FOR the Say-on-Pay proposal.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of one Class I director, the ratification of independent registered public accountants, and Say-on-Pay. Whether or not you plan to attend the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Proxy Services, c/o Computershare Trust Company, N.A., P.O. Box 43126, Providence, Rhode Island 02940-5138, or vote on the Internet using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

How will proxies be voted?

        All properly executed and unrevoked proxies received in the enclosed form in time for the 2012 Annual Meeting will be voted in the manner directed on the proxies.

        If no direction is made, a proxy by a shareholder will be voted FOR the election of the named director nominee to serve as a Class I director in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

        If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter. However, the shares represented by such a proxy may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

        Because the board of directors has no knowledge of any other proposals that may be properly presented at the 2012 Annual Meeting and because no other proposals were received by U.S. Cellular by the date specified by the advance notice provision in U.S. Cellular's Bylaws, the proxy solicited by the board of directors for the 2012 Annual Meeting confers discretionary authority to the proxies named therein to vote on any matter that may properly come before such meeting or any adjournment, postponement, continuation or rescheduling thereof, in addition to the foregoing proposals, to the extent permitted by applicable law and regulation.

How will my shares be voted if I own shares through a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give specific instructions to the broker or have standing instructions on file with the broker, under Rule 452 of the NYSE, depending on the timing of certain actions, the broker may be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as "broker non-votes"). In addition, whether the broker can or will vote your shares with respect to discretionary items if you have not given instructions to the broker and how such shares may be voted by the broker (i.e., proportionately with voting instructions received by the broker from other shareholders or pursuant to the recommendation of management, etc.) depend on the particular broker's policies. As a result, we cannot advise you whether your broker will or will not vote your shares or how it may vote the shares if it does not receive or have voting instructions from you and, accordingly, recommend that you contact your broker. In general, the ratification of auditors is a discretionary item. On the other hand, matters such as the election of directors (whether contested or not), votes on Say-on-Pay, the approval of an equity compensation plan, and shareholder proposals are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as "broker non-votes" and will not be voted on such matters. Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction card with this Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your voting instruction card to your broker and/or contact your broker to ensure that a proxy card is voted on your behalf.

What constitutes a quorum for the meeting?

        In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or voting group, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. Withheld votes by shares entitled to vote with respect to a director and broker "non-votes" with respect to such director will be treated as present in person or represented by proxy for purposes of establishing a quorum for the election of such director. If shares beneficially owned by TDS are present in person or represented by proxy at the Annual Meeting, such shares will constitute a quorum at the Annual Meeting with respect to the two directors to be elected by the Series A Common Shares and with respect to the director to be elected by the Common Shares.

        The holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to the other proposals, present in person or represented by proxy, will constitute a quorum at the Annual Meeting in connection with such other proposals. Abstentions from voting on such proposals by shares entitled to vote on such proposals and broker "non-votes" with respect to such proposals will be treated as present in person or represented by proxy for purposes of establishing a quorum for such proposals. If shares beneficially owned by TDS are present in person or represented by proxy at the Annual Meeting, such shares will constitute a quorum at the Annual Meeting in connection with such proposals.

What vote is required for the election of directors in Proposal 1?

        The holders of Common Shares will vote separately with respect to the election of one Class I director. TDS as the sole holder of Series A Common Shares will vote separately with respect to the election of two Class I directors.

        Directors will be elected by a plurality of the votes cast in the election of directors by the class of stockholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting. Accordingly, if a quorum of such shares is present at the Annual Meeting, the person receiving a plurality of the votes cast by holders of such shares entitled to vote with respect to the election of such director will be elected to serve as a director. Withheld votes and broker non-votes with respect to the election of such directors will not be counted as votes cast for purposes of determining if a director has received a plurality of the votes.

What vote is required with respect to Proposals 2 and 3?

        The holders of Common Shares and Series A Common Shares will vote together as a single group with respect to Proposals 2 and 3. Each holder of Common Shares is entitled to one vote for each Common Share held in such holder's name. TDS as the sole holder of Series A Common Shares is entitled to ten votes for each Series A Common Share held in TDS' name.

        If a quorum is present at the Annual Meeting, Proposals 2 and 3 will require the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. An abstention from voting on such proposal will not be an affirmative vote and, as a result, will effectively be treated as a vote against such proposal. Although broker non-votes may be included for purposes of determining a quorum, they will not be treated as entitled to vote on this proposal at the Annual Meeting and, therefore, will not be included in the calculation of whether this proposal has received the requisite vote.

 PROPOSAL 1
ELECTION OF DIRECTORS

        The nominees for election as Class I directors are identified in the table below. Each of the nominees has consented to be named in the Proxy Statement and to serve if elected. In the event any such nominee fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee if one is designated by the board of directors.

Nominees

        The following persons, if elected at the 2012 Annual Meeting of shareholders, will serve as Class I directors until the 2015 Annual Meeting of shareholders, or until their successors are elected and qualified:

Class I Directors—Terms Scheduled to Expire in 2012

        The following persons are current Class I directors whose terms expire at the 2012 Annual Meeting of shareholders and who have been nominated for re-election at such meeting:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Harry J. Harczak, Jr.	55	Director of U.S. Cellular, Private Investor, Managing Director of Sawdust Capital, LLC and former Executive Vice President at CDW Corporation	2003

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Mary N. Dillon	50	Director and President and Chief Executive Officer of U.S. Cellular	2010
Gregory P. Josefowicz	59	Director of U.S. Cellular, Private Investor and retired Chairman, Chief Executive Officer and President of Borders Group, Inc.	2009

        Your board of directors unanimously recommends a vote "FOR" the above nominees.

        The following additional information is provided in connection with the election of directors.

Other Directors

Class II Directors—Terms Scheduled to Expire in 2013

        The following persons are current Class II directors whose terms expire at the 2013 Annual Meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Paul-Henri Denuit	77	Director of U.S. Cellular, Private Investor and retired Chief Executive Officer, Managing Director and Chairman of S.A. Coditel	1988

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
James Barr III	72	Director of U.S. Cellular and retired President and Chief Executive Officer of TDS Telecommunications Corporation	2009
Ronald E. Daly	65	Director of U.S. Cellular, Private Investor, former President and Chief Executive Officer of Océ-USA Holding, Inc. and former President of the Printing Solutions division of R.R. Donnelley, Inc.	2004
Kenneth R. Meyers	58	Director and Vice President and Assistant Treasurer of U.S. Cellular and Executive Vice President and Chief Financial Officer of TDS	1999

Class III Directors—Terms Scheduled to Expire in 2014

        The following persons are current Class III directors whose terms expire at the 2014 Annual Meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
J. Samuel Crowley	61	Director of U.S. Cellular, Private Investor and former executive at Gold's Gym International, Inc., Michaels Stores, Inc. and CompUSA, Inc.	1998

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson, Jr.	65	Chairman and Director of U.S. Cellular and President and Chief Executive Officer of TDS	1984
Walter C.D. Carlson	58	Director of U.S. Cellular, non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1989

Background of Board of Directors' Nominees and Continuing Directors

        The following briefly describes the business experience during at least the past five years of each of the nominees and of the directors whose terms will continue after the 2012 Annual Meeting, including each person's principal occupation(s) and employment during at least the past five years; the name and principal business of any corporation or other organization in which such occupation(s) and employment were carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of U.S. Cellular. The following also indicates any other directorships held, including any other directorships held during at least the past five years, by each nominee and each continuing director, in any SEC registered company or any investment company, and the identity of such company.

        In addition, the following also briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director for U.S. Cellular, in light of U.S. Cellular's business and structure, including information about the person's particular areas of expertise or other relevant qualifications. As discussed below under "Director Nomination Process", the U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. The U.S. Cellular board of directors has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular. Also, as discussed below under "Director Nomination Process", U.S. Cellular believes that it is desirable for directors to have diverse backgrounds, experience, skills and other characteristics. In addition, the conclusion of which persons should serve as directors of U.S. Cellular is based in part on the fact that U.S. Cellular is a controlled company with a capital structure in which different classes of stock vote for different directorships. In particular, as discussed under "Director Nomination Process", because TDS owns 100% of the Series A Common Shares, nominations of directors for election by the holder of the Series A Common Shares are based on the recommendation of TDS. In addition, the board of directors may consider the recommendations of large shareholders, including TDS, in nominating persons for election as directors by the holders of Common Shares.

Class I Directors

        Harry J. Harczak, Jr.    Harry J. Harczak, Jr. has been a director of U.S. Cellular since 2003. He also has been a member of, and has served as an "audit committee financial expert" on, U.S. Cellular's Audit Committee since 2003. The following provides information on the background of Mr. Harczak, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Harczak is a private investor and has been a managing director of Sawdust Capital, LLC, a privately-owned investment management company, since 2008.

        Mr. Harczak was an officer of CDW Corporation between 1994 and 2007, where he was successively the chief financial officer and the executive vice president of sales, marketing and business development. CDW is a provider of technology products and services and was a Nasdaq-listed company until it was acquired and became privately-held in 2007 (formerly Nasdaq: CDWC).

        Prior to that, Mr. Harczak was a partner at PricewaterhouseCoopers LLP, an international public accounting firm and, prior to that, was employed by PricewaterhouseCoopers LLP in managing and senior-level auditing capacities.

        Mr. Harczak is a director and member of the audit committee and governance and nominating committee of Tech Data Corporation (Nasdaq: TECD), a distributor of technology products from information technology hardware and software producers.

        Mr. Harczak is a Certified Public Accountant (inactive).

        Mr. Harczak has an undergraduate degree in accounting from DePaul University and an MBA from the University of Chicago.

        Mr. Harczak brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in finance, sales, operations and management as a result of his prior positions at CDW Corporation. In addition, Mr. Harczak brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his service as a director of U.S. Cellular for over five years. In addition, Mr. Harczak has substantial experience, expertise and qualifications in accounting and auditing as a Certified Public Accountant, as a former chief financial officer of CDW Corporation and as a former partner and employee of PricewaterhouseCoopers LLP. As a result, he has been designated as an audit committee financial expert on U.S. Cellular's Audit Committee.

        Mary N. Dillon.    Mary N. Dillon has been a director of U.S. Cellular since appointment as President and Chief Executive Officer of U.S. Cellular effective June 1, 2010. She was appointed as a director pursuant to the terms of a letter agreement dated May 3, 2010 between U.S. Cellular and Ms. Dillon relating to her employment with U.S. Cellular. The following provides information on the background of Ms. Dillon, including the specific factors that led to the conclusion that she should serve as a director of U.S. Cellular.

        Ms. Dillon has been the President and Chief Executive Officer of U.S. Cellular (an executive officer of U.S. Cellular and deemed to be an executive officer of TDS under SEC rules) since June 1, 2010.

        Prior to her appointment as President and Chief Executive Officer of U.S. Cellular, Ms. Dillon served as the executive vice president and global chief marketing officer of McDonald's Corporation, a global restaurant company (NYSE: MCD). Ms. Dillon had been employed by McDonald's Corporation in such capacity since October 2005. In such capacity, she led the company's worldwide marketing efforts and global brand strategy for 32,000 restaurants in 118 countries with $23 billion in revenues.

        Prior to joining McDonald's, Ms. Dillon had been employed by PepsiCo Corporation, a global beverage company (NYSE: PEP), between 2000 and 2005, most recently as president of its Quaker Foods Division from 2004 to 2005.

        Prior to that, Ms. Dillon served as vice president of marketing of Gardenburger, Inc. which, at the time was a publicly-traded food company (formerly Nasdaq: GBUR), between 1996 and 2000.

        Prior to that, Ms. Dillon had been employed by Quaker Oats Company (formerly NYSE: OAT), an international marketer of grain-based foods and beverages, between 1984 and 1996. While at Quaker Oats, Ms. Dillon held several positions of increasing responsibility across several food and beverage categories.

        Ms. Dillon is, and has been since 2007, a director of Target Corporation, which operates general merchandise and food discount stores in the United States (NYSE: TGT). She is a member of its compensation committee and corporate social responsibility committee.

        Ms. Dillon is also a director of NorthShore University HealthSystem, a private integrated healthcare delivery system that serves northern Illinois communities.

        Ms. Dillon has a Bachelor of Science degree in marketing and Asian studies from the University of Illinois at Chicago.

        Ms. Dillon brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in consumer marketing and operating large consumer-oriented businesses. As the President and Chief Executive Officer of U.S. Cellular, the board of directors considers it important that Ms. Dillon serve on the U.S. Cellular board so that the board has the benefit of her knowledge of and insights into day-to-day operations and performance, as well as the longer-term strategic plans, of U.S. Cellular.

        Gregory P. Josefowicz.    Gregory P. Josefowicz has been a director of U.S. Cellular since 2009. Mr. Josefowicz is a member of the U.S. Cellular Audit Committee. The following provides information on the background of Mr. Josefowicz, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Gregory P. Josefowicz is currently a private investor. He previously served as a non-exclusive, senior level consultant to Borders Group, Inc. (NYSE: BGP), a global retailer of books, music and movies, between 2006 and 2008.

        From 1999 until his retirement in 2006, Mr. Josefowicz served as a director and president and chief executive officer, and was named chairman of the board in 2002, of Borders Group which, at the time, had over 14,000 employees worldwide.

        Prior to that time, he was chief executive officer of the Jewel-Osco division of American Stores Company, which operated food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, from 1997 until June 1999 when American Stores merged into Albertson's Inc., a national retail food-drug chain. At that time, Mr. Josefowicz became president of Albertson's Midwest region. Mr. Josefowicz joined Jewel in 1974, and was elected senior vice president of marketing and advertising in 1993.

        In March 2012, Mr. Josefowicz was appointed as a director of Roundy's, Inc. (NYSE: RNDY), a leading grocer in the Midwest.

        Mr. Josefowicz has been a member of the board of directors of True Value Company, a retailer-owned cooperative that operates hardware stores, since 2010.

        Mr. Josefowicz has been a member of the board of directors of Tops Holding Corporation, the parent of Tops Markets, LLC, which operates and franchises supermarkets, since 2008. As a result of its registration with the SEC of 10.125% senior secured notes due 2015, Tops Holding Corporation files periodic reports with the SEC.

        Mr. Josefowicz has been a member of the board of directors of PetSmart, Inc. (Nasdaq: PETM), a leading pet supply and services retailer, since 2004. He is also a member and the chairperson of its nomination and governance committee, a member of its compensation committee and the "lead director" of PetSmart.

        Mr. Josefowicz was also a director of Winn-Dixie Stores, Inc. (Nasdaq: WINN), one of the nation's largest food retailers, between 2006 and March 2012. He was also a member and an "audit committee financial expert" of its audit committee and the "lead director" of Winn-Dixie Stores.

        Mr. Josefowicz was formerly a director of Ryerson Inc. (formerly NYSE: RYI), a leading distributor and processor of metals in North America, between 1999 and 2006, when it was acquired by Rhombus Holding Corp. Mr. Josefowicz had been a member and the chairperson of the audit committee of Ryerson.

        Mr. Josefowicz also was formerly a director of Spartan Stores (Nasdaq: SPTN), a U.S. grocery distributor, between 2001 and 2005. Mr. Josefowicz had been a member of the compensation committee of Spartan Stores.

        Mr. Josefowicz had been a director of TDS between 2007 and May 2009.

        As a result of the settlement of a proxy contest by TDS in 2009, Mr. Josefowicz ceased to be a director of TDS at its 2009 Annual Meeting of shareholders. However, because TDS believed that Mr. Josefowicz was an outstanding director, TDS requested that the U.S. Cellular board of directors consider nominating Mr. Josefowicz to the U.S. Cellular board in 2009 in order to permit U.S. Cellular to benefit from his experience and insights. After consideration of the background and experience of Mr. Josefowicz, the U.S. Cellular board of directors nominated him for election as a director at the 2009 Annual Meeting of U.S. Cellular. At such meeting, Mr. Josefowicz was elected as a director of U.S. Cellular for a term expiring in 2012.

        Mr. Josefowicz has an MBA from Northwestern University's J.L. Kellogg Graduate School of Management.

        Mr. Josefowicz brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in retail marketing and management. He has over 20 years of management experience, including senior management experience leading large retail organizations. Because of the retail nature of the U.S. Cellular business, the U.S. Cellular board believes that it is highly desirable to have a director with significant knowledge and experience in retail marketing and management of retail businesses.

Class II Directors

        Paul-Henri Denuit.    Paul-Henri Denuit has been a director of U.S. Cellular since 1988, before U.S. Cellular became a public company. He is also a member of the U.S. Cellular Audit Committee and a member and the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee. The following provides information on the background of Mr. Denuit, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Denuit is currently a private investor.

        Prior to retiring in 2001, Mr. Denuit had been employed by S.A. Coditel for over 30 years in various capacities, including as its chief executive officer, managing director and chairman of its board of directors. S.A. Coditel provides cable and television service in certain European countries. S.A. Coditel became a shareholder of U.S. Cellular before U.S. Cellular became a public company in 1988 and continued to be a principal shareholder of U.S. Cellular for several years after it became a public company.

        Mr. Denuit was originally appointed as a director of U.S. Cellular pursuant to the terms of a Common Stock Purchase Agreement dated April 24, 1987, between U.S. Cellular and S.A. Coditel. Although the terms of this agreement expired many years ago, the U.S. Cellular board of directors has continued to renominate Mr. Denuit as a director as a result of his background and the board's observations of his performance as a director.

        Mr. Denuit was also previously a member of the management team of Prime Cable, Inc., a U.S. corporation based in Austin, Texas that was involved in the operation of cable television systems in the United States.

        Mr. Denuit was also previously a director and member of the general management committee of S.A. Tractebel, a Belgian holding company with interests in electricity, gas, consulting, engineering, industrial services and communications. He was also previously a director of Société Française du Radiotéléphone (S.F.R.) S.A., a French wireless telephone operator. In addition, he was previously a director of Société Européenne des Satellites, S.A., a Luxembourg-based operator of direct-to-home (DTH) satellite television services.

        Mr. Denuit has been the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee (formerly the Stock Option Compensation Committee) since 1997.

        Mr. Denuit holds a degree in admiralty law and a doctorate of law from the Université Libre de Bruxelles.

        Mr. Denuit brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management and operations as a result of his background as the chief executive officer, managing director and chairman of S.A. Coditel. He also brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director of U.S. Cellular. He also brings substantial experience, expertise and qualifications as a result of his service as the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee (formerly the Stock Option Compensation Committee) since 1997. As a result of his experience with the cable and television industry in Europe, and because he is a foreign national, he also brings diversity of background to the U.S. Cellular board.

        James Barr III.    James Barr III has been a director of U.S. Cellular since 2009. The following provides information on the background of Mr. Barr, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        James Barr III had been the President and Chief Executive Officer of TDS Telecommunications Corporation ("TDS Telecom"), a wholly owned subsidiary of TDS which operates wireline telephone companies, between 1990 when he joined TDS Telecom and his retirement from TDS Telecom in 2007. Mr. Barr stepped down as the President and Chief Executive Officer of TDS Telecom on January 1, 2007 and retired as an employee on March 24, 2007.

        After his retirement, Mr. Barr continued to serve as a consultant to TDS until March 23, 2009.

        Mr. Barr had been a director of TDS between 1990 and May 2009.

        As a result of the settlement of a proxy contest by TDS in 2009, James Barr III ceased to be a director of TDS at its 2009 Annual Meeting of shareholders. However, because TDS believed that Mr. Barr was an outstanding director, TDS requested that the U.S. Cellular board of directors consider nominating Mr. Barr to the U.S. Cellular board in 2009 in order to permit U.S. Cellular to benefit from his experience and insights. After consideration of the background and experience of Mr. Barr, the U.S. Cellular board of directors nominated him for election as a director at the 2009 Annual Meeting of U.S. Cellular. At such meeting, Mr. Barr was elected as a director of U.S. Cellular.

        Prior to his employment with TDS Telecom in 1990, Mr. Barr served as a Sales Vice President for American Telephone and Telegraph Company ("AT&T"), an international telecommunications company (NYSE: T), from 1985 through 1989.

        Mr. Barr was previously a director of former TDS subsidiaries Aerial Communications, Inc. (formerly Nasdaq: AERL), which developed and operated wireless personal communications services, and American Paging, Inc. (formerly AMEX: APP), which operated wireless paging services.

        Mr. Barr has an undergraduate degree in Mechanical Engineering from Iowa State University and an MBA from the University of Chicago.

        Mr. Barr brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to the telecommunications industry as a result of his many years as a director of TDS and as President and Chief Executive Officer of TDS Telecom, and as an executive with AT&T. In addition, Mr. Barr's background in wireline telecommunications brings diversity of experience to the U.S. Cellular board in operating its wireless business.

        Ronald E. Daly.    Ronald E. Daly has been a director of U.S. Cellular since 2004. He is also a member of the U.S. Cellular Long-Term Incentive Compensation Committee. The following provides information on the background of Mr. Daly, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Daly is currently a private investor.

        Previously, Mr. Daly was the president and chief executive officer of Océ-USA Holding, Inc. between 2002 and 2004. Océ-USA Holding is the North American operations of Netherlands based Océ-N.V., a publicly-held global supplier of high-technology, digital document management and delivery solutions.

        Prior to that, Mr. Daly worked for R.R. Donnelley, Inc. (Nasdaq: RRD), a global provider of printing and communications services, for 38 years, most recently as president of R.R. Donnelley Printing Solutions. His career at R.R. Donnelley included seven years as president of its telecom group, the customers of which included major telecommunications companies.

        Mr. Daly also serves as a director and a member of both the compensation committee and governance committee of SuperValu, Inc. (NYSE: SVU), a major distributor, wholesaler and retailer in the food service industry. He also previously served on the finance committee of SuperValu.

        Mr. Daly is on the advisory board for the Graduate School of Business of Loyola University Chicago and served as an Adjunct Professor of Strategy and Leadership thereof between 2004 and 2010. During this period, he taught strategy for MBA students and also taught a course on the subject of guiding transformational change.

        Mr. Daly has an MBA from the Loyola University School of Business.

        Mr. Daly brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management as a result of having been the president and chief executive officer of Océ-USA Holding and president of R.R. Donnelley Printing Solutions. In addition, Mr. Daly has experience and knowledge with respect to the telecommunications industry as a result of his service as a director of U.S. Cellular for over five years and his service as the president of the R.R. Donnelley telecom group for seven years. Mr. Daly also has experience and knowledge with respect to U.S. Cellular as a result of his service as a director of U.S. Cellular for more than five years. Further, his background and attributes bring diversity to the board.

        Kenneth R. Meyers.    Kenneth R. Meyers has been a director of U.S. Cellular since 1999. The following provides information on the background of Mr. Meyers, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Effective January 1, 2007, Kenneth R. Meyers was appointed Executive Vice President and Chief Financial Officer (an executive officer) of TDS and was appointed as a director of TDS and TDS Telecom. Mr. Meyers was appointed Vice President and Assistant Treasurer of U.S. Cellular in 2011. He was Chief Accounting Officer (an executive officer) of U.S. Cellular and Chief Accounting Officer (an executive officer) of TDS Telecom between 2007 and 2011.

        Prior to that, he was the Executive Vice President—Finance, Chief Financial Officer and Treasurer (an executive officer) of U.S. Cellular since 1999. Prior to that time, Mr. Meyers was Senior Vice President—

Finance (Chief Financial Officer) and Treasurer of U.S. Cellular from 1997 to 1999. Prior to that time, he was the Vice President—Finance (Chief Financial Officer) and Treasurer of U.S. Cellular for more than five years. Mr. Meyers had been employed by U.S. Cellular in accounting and financial capacities since 1987.

        Mr. Meyers is a Certified Public Accountant (inactive) and has an MBA from Northwestern University's J. L. Kellogg Graduate School of Management.

        Mr. Meyers brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his background as a director and Executive Vice President and Chief Financial Officer of TDS, and as a result of his many years as a director and Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular and his other prior positions at U.S. Cellular. He also brings substantial experience, expertise and qualifications in management, finance and accounting as a result of such background. Also, because he is a director and officer of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

Class III Directors

        J. Samuel Crowley.    J. Samuel Crowley has been a director of U.S. Cellular since 1998. He also has been a member and chairperson of the U.S. Cellular Audit Committee since 2001 and a member of the U.S. Cellular Long-Term Incentive Compensation Committee since 2001. The following provides information on the background of Mr. Crowley, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Crowley is currently a private investor.

        Between 2005 and 2007, Mr. Crowley was the chief operating officer of Gold's Gym International, Inc., a private company which operates fitness facilities.

        Between 2002 and 2003, Mr. Crowley was senior vice president—new ventures, at Michaels Stores, Inc., a national specialty retail company (formerly NYSE: MIK).

        Between 2000 and 2002, he was a business strategy consultant with Insider Marketing, a high tech marketing consulting firm.

        Prior to that, Mr. Crowley was employed for more than five years by CompUSA, Inc. which, before it was acquired, was a national retailer and reseller of personal computers and had been listed on the NYSE (formerly NYSE: CPU). Mr. Crowley was part of the team that founded CompUSA and took the company public on the NYSE in 1992. He served in several roles as vice president and then was named executive vice president of operations in 1995, a position that he held until the company was acquired in 2000.

        In 2010 and 2011, Mr. Crowley was a director of Vois, Inc., a public (over-the-counter: VOIS.PK) development-stage company that is focused on the development and marketing of an Internet social networking site. His service as a director of Vois ended at the end of 2011.

        Mr. Crowley has an MBA from the University of Texas at Dallas.

        Mr. Crowley brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management and operations as a result of having been the chief operating officer of Gold's Gym International Inc., a senior vice president at Michaels Stores, Inc. and a vice president and the executive vice president of operations at CompUSA, Inc. In addition, Mr. Crowley brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his service as a director of U.S. Cellular for over ten years. He also brings substantial experience, expertise and qualifications as a result of his service as the chairperson of the U.S. Cellular Audit Committee since 2001.

        LeRoy T. Carlson, Jr.    LeRoy T. Carlson, Jr. has been a director of U.S. Cellular since the time that it was founded in 1984. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        LeRoy T. Carlson, Jr. has been the Chairman (an executive officer) of U.S. Cellular since 1989.

        LeRoy T. Carlson, Jr. is also TDS' President and Chief Executive Officer (an executive officer of TDS). He has been TDS' President since 1981 and its Chief Executive Officer since 1986.

        Mr. Carlson has also served on the board of directors of TDS since the time that TDS was founded in 1968.

        He has also been a director of TDS Telecom since 1988 and the Chairman (an executive officer) of TDS Telecom since 1990.

        Mr. Carlson was previously a director of former TDS subsidiaries Aerial Communications, Inc. (formerly Nasdaq: AERL) and American Paging, Inc. (formerly AMEX: APP).

        Mr. Carlson has an MBA from Harvard University.

        Mr. Carlson brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director and President and Chief Executive Officer of TDS, as a director and Chairman of U.S. Cellular and as a director and Chairman of TDS Telecom. As the senior executive officer of U.S. Cellular and of its parent, TDS, the board of directors considers it essential that Mr. Carlson serve on the U.S. Cellular board. Also, because he is a director and officer of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

        LeRoy T. Carlson, Jr. is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson.

        Walter C.D. Carlson.    Walter C.D. Carlson has been a director of U.S. Cellular since 1989. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Walter C.D. Carlson has been a partner of the law firm of Sidley Austin LLP for more than 20 years and is a member of its executive committee. Mr. Carlson is an experienced litigator, and has represented various clients in a variety of types of specialized and general commercial litigation. Mr. Carlson is the head of the Financial and Securities Litigation group in the Chicago office of Sidley Austin LLP. The law firm of Sidley Austin LLP provides legal services to U.S. Cellular, TDS and their subsidiaries on a regular basis. See "Certain Relationships and Related Transactions" below. Mr. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries.

        Mr. Carlson has served on the board of directors of TDS since 1981 and has been TDS' non-executive Chairman of the Board since 2002.

        Mr. Carlson was previously a director of former TDS subsidiary Aerial Communications, Inc. (formerly Nasdaq: AERL).

        Mr. Carlson has a J.D. from Harvard University.

        Mr. Carlson brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director of U.S. Cellular and TDS, and as Chairman of the Board of TDS, and as a result of having represented many corporate clients. Also, because he is a director of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

        Walter C.D. Carlson is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr.

Director whose Term will Expire at 2012 Annual Meeting

        LeRoy T. Carlson.    LeRoy T. Carlson, 95, has been a director of U.S. Cellular since 1987. As disclosed above, Mr. Carlson will not stand for re-election at the 2012 Annual Meeting. Mr. Carlson has been appointed director emeritus of U.S. Cellular effective after he ceases to be a director on May 15, 2012. The following provides information on the background of Mr. Carlson.

        LeRoy T. Carlson founded TDS in 1968, and TDS founded U.S. Cellular in 1984. He was the President of TDS from its founding until 1981, its Chief Executive Officer from its founding until 1986 and its Chairman from 1981 until 2002, when he was appointed Chairman Emeritus (an executive officer) of TDS.

        Mr. Carlson was a director of TDS from its founding until 2008. His term as a member of the TDS board of directors expired at the TDS 2008 Annual Meeting on May 22, 2008, and Mr. Carlson did not stand for re-election as a TDS director. He became a director emeritus of TDS following the TDS 2008 Annual Meeting.

        Mr. Carlson was previously a director of former TDS subsidiary Aerial Communications, Inc. (formerly Nasdaq: AERL).

        Mr. Carlson has an MBA from Harvard University.

        Mr. Carlson is the father of LeRoy T. Carlson, Jr. and Walter C.D. Carlson.

 CORPORATE GOVERNANCE

Board of Directors

        The business and affairs of U.S. Cellular are managed by or under the direction of the board of directors. The board of directors consists of eleven members. Holders of Common Shares elect 25% of the directors rounded up to the nearest whole number, or three directors based on a board size of eleven directors. TDS, as the sole holder of Series A Common Shares, elects the remaining eight directors. As of the record date, TDS had 100% of the voting power in the election of such eight directors, approximately 73.3% of the voting power in the election of the remaining three directors and approximately 96.4% of the voting power in all other matters.

Board Leadership Structure

        Under the leadership structure selected for U.S. Cellular, the same person does not serve as both the chief executive officer and chairman. LeRoy T. Carlson, Jr. serves as Chairman and, in that capacity, sets the agenda and presides over board of directors meetings. Mary N. Dillon serves as President and Chief Executive Officer and is responsible for day-to-day leadership and performance of U.S. Cellular. This leadership structure is set forth in U.S. Cellular's Bylaws. U.S. Cellular has determined that this leadership structure is appropriate given the specific characteristics and circumstances of U.S. Cellular. In particular, U.S. Cellular is a subsidiary of, and controlled by, TDS. As a result, it is considered appropriate that LeRoy T. Carlson, Jr. (who is the President and Chief Executive Officer of TDS), should serve as the Chairman of U.S. Cellular, and that the President and Chief Executive Officer of U.S. Cellular should report to the Chairman. This permits the President and Chief Executive Officer of U.S. Cellular's largest shareholder to provide oversight with respect to the President and Chief Executive Officer who has operating authority over U.S. Cellular. In addition, this leadership structure separates the executive who is primarily responsible for the performance of the company from the person who sets the agenda for and presides over board of directors meetings at which performance of U.S. Cellular is evaluated.

Board Role in Risk Oversight

        The following discloses the extent of the board of directors' role in the risk oversight of U.S. Cellular, including how the board administers its oversight function, and the effect of the board's leadership structure discussed above on risk oversight.

        The U.S. Cellular board of directors is primarily responsible for risk assessment and risk management of U.S. Cellular. Although the U.S. Cellular board of directors can delegate this responsibility to board committees, including the Audit Committee, the U.S. Cellular board of directors has not done so, and continues to have full responsibility relating to risk oversight. Although the U.S. Cellular board of directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of U.S. Cellular and reported to the board of directors.

        As part of its oversight responsibilities, the U.S. Cellular board of directors participates in the Enterprise Risk Management (ERM) program which applies to TDS and all of its business units, including U.S. Cellular. This program was designed with the assistance of an outside consultant and was integrated into TDS' existing management and strategic planning processes, including such processes of U.S. Cellular. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation.

        Although the U.S. Cellular board of directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain U.S. Cellular committees also have certain responsibilities relating to risk.

        Under NYSE listing standards, and as set forth in its charter, the Audit Committee is required to "discuss policies with respect to risk assessment and risk management." NYSE listing standards further provide that, "while it is the job of the CEO and senior management to assess and manage the listed company's exposure to risk, the audit committee must discuss guidelines and policies to govern the process by which this is handled. The audit committee should discuss the listed company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management, but, as stated above, the committee must discuss guidelines and policies to govern the process by which risk assessment and management is undertaken."

        Accordingly, pursuant to the foregoing requirements, the Audit Committee discusses U.S. Cellular's major financial risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.

        In addition, as part of the ERM program, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management is handled. The Audit Committee receives updates and discusses policies with respect to risk assessment and risk management on a regular basis. The Audit Committee is not solely responsible for ERM, but the committee discusses guidelines and policies to govern the process by which ERM is undertaken.

        In addition, the Long-Term Incentive Compensation Committee, which has responsibilities relating to the equity compensation of the executive officers of U.S. Cellular, and the Chairman of U.S. Cellular, who in effect functions as the compensation committee for non-equity compensation for executive officers other than himself, consider risks relating to compensation of executive officers of U.S. Cellular, as discussed below in the Compensation Discussion and Analysis, and risks relating to compensation policies and procedures for all employees, as discussed below under "Risks from Compensation Policies and Practices".

        In addition, U.S. Cellular believes that the leadership structure described above facilitates risk oversight because the role of the President and Chief Executive Officer, who has primary responsibility to assess and manage U.S. Cellular's exposure to risk, is separated from the role of the Chairman, who sets the agenda for and presides over board of directors meetings at which the U.S. Cellular board exercises its oversight function with respect to risk.

Director Independence and New York Stock Exchange Listing Standards

        U.S. Cellular Common Shares are listed on the NYSE. Accordingly, U.S. Cellular is subject to the listing standards applicable to companies that have equity securities listed on the NYSE.

        Under the listing standards of the NYSE, U.S. Cellular is a "controlled company" as such term is defined by the NYSE. U.S. Cellular is a controlled company because over 50% of the voting power for the election of directors of U.S. Cellular is held by TDS (i.e., because TDS holds 100% of the Series A Common Shares and a majority of the Common Shares, it has the voting power to elect all of the directors of U.S. Cellular). Accordingly, U.S. Cellular is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent under the rules of the NYSE, (ii) have a compensation committee composed entirely of directors who qualify as independent under the rules of the NYSE, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent under the rules of the NYSE.

        As a controlled company, U.S. Cellular is required to have at least three directors who qualify as independent to serve on the Audit Committee. The U.S. Cellular Audit Committee has four members: J. Samuel Crowley, Paul-Henri Denuit, Harry J. Harczak, Jr. and Gregory P. Josefowicz. Such directors must qualify as independent under the NYSE Listed Company Manual, including Section 303A.02(a) and Section 303A.02(b), and Section 303A.06, which incorporates the independence requirements of Rule 10A-3 under Section 10A-3 of the Securities Exchange Act of 1934, as amended (collectively, "Section 10A-3"). Except as required by listing standards or SEC rule, U.S. Cellular does not have any categorical standards of independence that must be satisfied.

        Pursuant to the requirements of the NYSE Listed Company Manual, the U.S. Cellular board of directors affirmatively determined that each member of the Audit Committee has no material relationship with U.S. Cellular, either directly or as a partner, shareholder or officer of an organization that has a relationship with U.S. Cellular, and that each of such persons is independent (pursuant to Section 303A.02(a), Section 303A.02(b) and Section 10A-3) considering all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if any.

        Such relevant facts and circumstances included the following: None of such persons is an employee or officer of U.S. Cellular, TDS or any other member of the TDS consolidated group ("TDS Consolidated Group"). None of such persons has any direct or indirect business relationships and/or fee arrangements with the TDS Consolidated Group and none of such persons receives any compensation from the TDS Consolidated Group except compensation for his services as a director and member of board committees of U.S. Cellular. None of such persons has any relationship or arrangement with the TDS Consolidated Group other than in his capacity as a director of U.S. Cellular. Each of such persons qualifies as independent under each of the categorical standards in Section 303A.02(b) of the NYSE Listed Company Manual. Each of such persons qualifies as independent under Section 10A-3 because none of such persons receives any compensatory fee from any member of the TDS Consolidated Group and is an "affiliated person" (as defined by the SEC) with respect to any member of the TDS Consolidated Group. None of such persons is an "immediate family member" (as defined by Section 303A.02(b)) of any person who is not independent under Section 303A.02 of the NYSE Listed Company Manual. The only relationship and/or fee arrangement which such persons have with the TDS Consolidated Group are as directors and members of board committees of U.S. Cellular.

        In addition, James Barr III and Ronald E. Daly would qualify as independent directors under the listing standards of the NYSE. As a result, six of the eleven directors, or 55% of the directors, have been determined to qualify or would qualify as independent under the listing standards of the NYSE.

Meetings of Board of Directors

        Our board of directors held six meetings during 2011. Each incumbent director attended at least 75% of the total number of meetings of the board of directors (held during 2011 at which time such person was a director) and at least 75% of the total number of meetings held by each committee of the board on which such person served (during the period that such person served).

Corporate Governance Guidelines

        Under NYSE listing standards, U.S. Cellular is required to adopt and disclose corporate governance guidelines that address certain specified matters. U.S. Cellular has adopted Corporate Governance Guidelines that address (i) board of directors structure, (ii) director qualification standards, (iii) director responsibilities, orientation and continuing education, (iv) director compensation, (v) board resources and access to management and independent advisors, (vi) annual performance evaluation of the board, (vii) board committees, (viii) management succession and (ix) periodic review of the guidelines. A copy of such guidelines is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Corporate Governance Guidelines.

Audit Committee

        The purpose and primary functions of the Audit Committee are to (a) assist the board of directors of U.S. Cellular in its oversight of (1) the integrity of U.S. Cellular's financial statements, (2) U.S. Cellular's compliance with legal and regulatory requirements, (3) the qualifications and independence of U.S. Cellular's registered public accounting firm, and (4) the performance of U.S. Cellular's internal audit function and registered public accounting firm; (b) prepare an audit committee report as required by the rules of the SEC to be included in U.S. Cellular's annual proxy statement and (c) perform such other functions as set forth in the U.S. Cellular Audit Committee charter, which shall be deemed to include the duties and responsibilities set forth in Section 10A-3. A copy of U.S. Cellular's Audit Committee charter is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Comm Charter.

        The Audit Committee is currently composed of four members who qualify as independent under NYSE listing standards, including Section 10A-3, as discussed above. The current members of the Audit Committee are J. Samuel Crowley (chairperson), Paul-Henri Denuit, Harry J. Harczak, Jr. and Gregory P. Josefowicz. The board of directors has determined that each of the members of the Audit Committee is financially literate and has "accounting or related financial management expertise" pursuant to listing standards of the NYSE.

        The board has made a determination that Harry J. Harczak, Jr. is an "audit committee financial expert" as such term is defined by the SEC.

        In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liability of any member of the audit committee, or the board, not so designated.

        The Audit Committee held eight meetings during 2011.

Pre-Approval Procedures

        The Audit Committee has adopted a policy pursuant to which all audit and non-audit services provided by U.S. Cellular's principal independent registered public accounting firm must be pre-approved by the Audit Committee. Under no circumstances may U.S. Cellular's principal independent registered public accounting firm provide services that are prohibited by the Sarbanes Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax and other services may be provided to U.S. Cellular, subject to such pre-approval process and prohibitions. The Audit Committee has delegated to the chairperson together with one other member of the Audit Committee the authority to pre-approve services by the independent registered public accounting firm. In addition to pre-approval of specific services by the chairperson and one other member of the Audit Committee, specified services have been pre-approved in detail up to specified dollar limits pursuant to the policy. All services are required to be reported to the full Audit Committee at each of its regularly scheduled meetings. The pre-approval policy relates to all services provided by U.S. Cellular's principal independent registered public accounting firm.

Review, Approval or Ratification of Transactions with Related Persons

        The Audit Committee charter provides that the Audit Committee has responsibilities with respect to related-party transactions, as such term is defined by the rules of the NYSE. Related party transactions are addressed in Section 314.00 of the NYSE Listed Company Manual.

        Section 314.00 of the NYSE Listed Company Manual states that "Related party transactions normally include transactions between officers, directors, and principal shareholders and the company." In general, "related party transactions" would include transactions required to be disclosed in U.S. Cellular's Proxy Statement pursuant to Item 404 of Regulation S-K of the SEC. Pursuant to Item 404, U.S. Cellular is required to disclose any transaction, which includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or a series of transactions, that has taken place since the beginning of U.S. Cellular's last fiscal year or any currently proposed transaction in which: (1) U.S. Cellular was or is to be a participant, (2) the amount involved exceeds $120,000 and (3) any "related person" had or will have a direct or indirect material interest in the transaction during any part of the fiscal year. For this purpose, in general, the term "related person" includes any director or executive officer of U.S. Cellular, any nominee for director, any beneficial owner of more than five percent of any class of U.S. Cellular's voting securities and any "immediate family member" of such persons, within the meaning of Item 404.

        Section 314.00 of the NYSE Listed Company Manual provides that "Each related party transaction is to be reviewed and evaluated by an appropriate group within the listed company involved. While the Exchange does not specify who should review related party transactions, the Exchange believes that the Audit Committee or another comparable body might be considered as an appropriate forum for this task. Following the review, the company should determine whether or not a particular relationship serves the best interest of the company and its shareholders and whether the relationship should be continued or eliminated."

        Accordingly, pursuant to such provisions, the U.S. Cellular Audit Committee has responsibilities over transactions that are deemed to be related-party transactions under Section 314.00 of the NYSE Listed Company Manual. Other than the foregoing, U.S. Cellular has no related party policies and procedures relating to (i) the types of transactions that are covered by such policies and procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures.

        See Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation—Certain Relationships and Related Transactions for a discussion of any related party transactions since the beginning of the last fiscal year.

Compensation Committee

        U.S. Cellular does not have a formal standing compensation committee for all executive compensation, except that long-term equity compensation of executive officers is approved by the Long-Term Incentive Compensation Committee, as discussed below. LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Long-Term Incentive Compensation Committee, but does not do so pursuant to a charter. LeRoy T. Carlson, Jr. does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." Mary N. Dillon, President and Chief Executive Officer of U.S. Cellular, makes recommendations with respect to compensation for the named executive officers other than herself. For further information, see "Compensation Discussion and Analysis" below.

        The basis for the view of the board of directors that a formal independent compensation committee for all executive compensation is unnecessary is that U.S. Cellular is controlled by TDS. As a controlled corporation, U.S. Cellular is not required to have an independent compensation committee under listing standards of the NYSE. As a controlled company, except with respect to matters within the authority of the Long-Term Incentive Compensation Committee, U.S. Cellular considers it sufficient and appropriate that its Chairman, LeRoy T. Carlson, Jr., who is a director and president and chief executive officer of TDS, approves compensation decisions for U.S. Cellular. As a result of Mr. Carlson's position with TDS, which is the majority shareholder of U.S. Cellular, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions. In addition, Mr. Carlson is compensated by TDS and does not receive any compensation directly from U.S. Cellular.

Long-Term Incentive Compensation Committee

        Although it is not required to do so under NYSE listing standards, U.S. Cellular has a Long-Term Incentive Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE. In addition, the Long-Term Incentive Compensation Committee comprises at least two non-employee members of the U.S. Cellular board of directors, each of whom is an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

        Under the Dodd-Frank Act, the SEC is required to direct the NYSE to adopt listing standards prohibiting the listing of any equity security of an issuer that does not comply with listing requirements with respect to the independence of members of the compensation committee of the board of directors of such issuer, except that the Dodd-Frank Act expressly provides that this requirement does not apply to an issuer that is a controlled company. Although such listing standards have not yet been issued, when issued, they are not expected to be generally applicable to U.S. Cellular because it is a controlled company. Nevertheless, as indicated above, the Long-Term Incentive Compensation Committee is comprised solely of directors who qualify as independent under the current listing standards of the NYSE.

        A copy of the Long-Term Incentive Compensation Committee charter is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Long-Term Incentive Compensation Committee Charter.

        The members of the Long-Term Incentive Compensation Committee currently are Paul-Henri Denuit (chairperson), J. Samuel Crowley and Ronald E. Daly.

        The Long-Term Incentive Compensation Committee held two meetings during 2011.

        The primary functions of the Long-Term Incentive Compensation Committee are: to discharge the board of directors' responsibilities relating to the long-term equity-based compensation of the executive officers and other key employees of U.S. Cellular; to perform all functions designated to be performed by a committee of the board of directors under U.S. Cellular's long-term incentive plans and programs; to review and recommend to the board of directors the long-term incentive plans and programs for employees of U.S. Cellular (including changes thereto); and to report on long-term equity-based compensation in U.S. Cellular's annual Proxy Statement or otherwise to the extent required under any applicable rules and regulations.

        The charter of the Long-Term Incentive Compensation Committee provides that the committee will interpret and administer U.S. Cellular's long-term incentive plans and programs, including designating which affiliates of U.S. Cellular may have employees eligible to receive grants thereunder, establishing rules and regulations relating thereto, determining if someone is disabled for purposes thereof, approving persons to whom an award may be transferred, selecting employees who will be granted awards, establishing performance measures and restriction periods, and determining the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the exercise price of an option award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award, including, without limitation, the form and terms of the agreement evidencing an award.

        The Long-Term Incentive Compensation Committee may delegate some or all of its responsibilities and duties with respect to U.S. Cellular's long-term incentive plans and programs under the foregoing paragraph to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular as the committee deems appropriate, to the extent permitted by law and applicable listing standards and the applicable long-term incentive plan or program, but not regarding any award to officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

        The officers who are subject to Section 16 requirements are set forth under the caption "Executive Officers" in this Proxy Statement. Except with respect to such persons, U.S. Cellular's long-term incentive plan does not currently restrict the ability of the Long-Term Incentive Compensation Committee to delegate its power and authority. As a result, currently the Long-Term Incentive Compensation Committee may delegate its power and authority to the Chairman or any executive officer of U.S. Cellular except with respect to the long-term equity compensation of the persons identified under the caption "Executive Officers".

        The Long-Term Incentive Compensation Committee has not delegated any authority with respect to the executive officers identified in this Proxy Statement.

        U.S. Cellular's Human Resources Department supports the Chairman and the Long-Term Incentive Compensation Committee in their functions. In connection therewith, U.S. Cellular utilizes the services of a compensation consultant. See Compensation Discussion and Analysis below for information about U.S. Cellular's compensation consultant, which information is incorporated by reference herein.

Director Compensation

        Neither LeRoy T. Carlson, Jr. in his role as the Chairman nor the Long-Term Incentive Compensation Committee approves director compensation. It is the view of the U.S. Cellular board of directors that this should be the responsibility of the full board of directors. In particular, only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the U.S. Cellular board of directors is that all directors should participate in such decisions, rather than only the Chairman or only some or all of the non-employee directors. U.S. Cellular does not have any stock ownership guidelines for directors.

Other Committee

        Pricing Committee.    U.S. Cellular has a Pricing Committee, consisting of LeRoy T. Carlson, Jr. as Chairman, and Mary N. Dillon and Kenneth R. Meyers as members. The Pricing Committee does not have a charter. Pursuant to resolutions of the U.S. Cellular board of directors, the Pricing Committee is authorized to take certain action with respect to financing and capital transactions of U.S. Cellular, such as the issuance, redemption or repurchase of debt or the repurchase of shares of capital stock of U.S. Cellular.

Director Nomination Process

        U.S. Cellular does not have a corporate governance/nominating committee and does not have a corporate governance/nominating committee charter. Under listing standards of the NYSE, U.S. Cellular is exempt from the requirement to have a corporate governance/nominating committee comprised solely of independent directors because it is a controlled company as such term is defined by the NYSE. Instead, the entire board of directors participates in the consideration of director nominees.

        U.S. Cellular may use various sources to identify potential candidates, including an executive search firm. The U.S. Cellular board of directors does not have a formal policy with regard to the consideration of director candidates recommended by shareholders. Because TDS has sole voting power in the election of directors elected by holders of Series A Common Shares and a majority of the voting power in the election of directors elected by holders of Common Shares, nominations of directors for election by the holders of Series A Common Shares and Common Shares are generally based on the recommendation of TDS. With respect to candidates for director to be elected by the holders of Common Shares, the U.S. Cellular board may from time to time informally consider candidates recommended by shareholders that hold a significant number of Common Shares, in addition to the recommendation of TDS. Although the U.S. Cellular board has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director, shareholders that desire to nominate directors must follow the procedures set forth in U.S. Cellular's Bylaws.

        The U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. The U.S. Cellular board of directors has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular.

        The U.S. Cellular board of directors does not have a policy with regard to the consideration of diversity in identifying director nominees. However, as reflected in its Code of Business Conduct, U.S. Cellular values diversity and does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In addition, in considering whether to nominate individuals as director candidates, the U.S. Cellular board of directors takes into account all facts and circumstances, including diversity. For this purpose, diversity broadly means a variety of backgrounds, experience, skills, education, attributes, perspectives and other differentiating characteristics. U.S. Cellular believes that it is desirable for a board to have directors who can bring the benefit of diverse backgrounds, experience, skills and other characteristics to permit the board to have a variety of views and insights. Accordingly, the U.S. Cellular board of directors considers how director candidates can contribute to board diversity as one of the many factors it considers in identifying nominees for director.

        In general, in determining whether to nominate existing directors for re-election, the U.S. Cellular board of directors considers all facts and circumstances, including the board of directors' view of how each director is performing his or her duties. In the event of a vacancy on the board of a director elected by TDS as the sole holder of Series A Common Shares, nominations are based on the recommendation of TDS. In the event of a vacancy on the board of a director elected by holders of Common Shares, U.S. Cellular may use various sources to identify potential candidates, including an executive search firm. In addition, the U.S. Cellular board of directors may consider recommendations by shareholders that hold a significant number of Common Shares, in addition to the recommendation of TDS. Potential candidates are initially screened by the Chairman and by other persons as the Chairman designates. Following this process, when appropriate, information about the candidate is presented to and discussed by the full board of directors.

        Each of the nominees approved by the U.S. Cellular board for election at the 2012 Annual Meeting is an executive officer and/or director who is standing for re-election.

        From time to time, U.S. Cellular may pay a fee to an executive search firm to identify potential candidates for election as directors. U.S. Cellular did not pay a fee in 2011 to any third party or parties to identify or evaluate or assist in identifying or evaluating potential new nominees for election of directors at the 2012 Annual Meeting. U.S. Cellular will pay a fee in 2012 to identify or evaluate or assist in identifying or evaluating a potential new nominee to fill the directorship currently held by LeRoy T. Carlson, who will cease to be a director at the 2012 Annual Meeting.

Non-Management Directors and Shareholder Communication with Directors

        As required by NYSE listing standards, the non-management directors of U.S. Cellular meet at regularly scheduled executive sessions without management. Walter C.D. Carlson, who is a non-management director, presides at all meetings of the non-management directors of U.S. Cellular. In addition, as required by NYSE listing standards, the independent directors of U.S. Cellular meet at least once per year in an executive session without management or directors who are not independent.

        Shareholders or other interested parties may send communications to the U.S. Cellular board of directors, to the non-management directors or to specified individual directors of U.S. Cellular at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Secretary of U.S. Cellular, c/o Telephone and Data Systems, Inc., 30 N. LaSalle St., Chicago IL 60602. Any shareholder communications that are addressed to the board of directors, the non-management directors or specified individual directors will be delivered by the Secretary to such persons or group.

        Information on communicating with directors is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Contact the Board.

U.S. Cellular Policy on Attendance of Directors at Annual Meeting of Shareholders

        All directors are invited and encouraged to attend the Annual Meeting of shareholders, which is normally followed by the Annual Meeting of the board of directors. In general, all directors attend the Annual Meeting of shareholders unless they are unable to do so because of unavoidable commitments or intervening events. All except two of the persons serving as directors at the time attended the 2011 Annual Meeting of shareholders.

Codes of Ethics for Directors

        As required by Section 303A.10 of the NYSE Listed Company Manual, U.S. Cellular has adopted a Code of Business Conduct and Ethics for Officers and Directors, as amended as of September 15, 2008. This code has been posted to U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Business Conduct and Ethics for Officers and Directors.

 EXECUTIVE OFFICERS

        The following executive officers of U.S. Cellular were identified in the above tables regarding the election of directors: LeRoy T. Carlson, Jr., Chairman; Mary N. Dillon, President and Chief Executive Officer; and Kenneth R. Meyers, Vice President and Assistant Treasurer. The following table identifies the other executive officers who are currently serving but are not identified in the above tables regarding the election of directors. The age of the following persons is as of the date of this Proxy Statement.

Name	Age	Position with U.S. Cellular
Steven T. Campbell	60	Executive Vice President—Finance, Chief Financial Officer and Treasurer
Jeffrey J. Childs	55	Executive Vice President and Chief Human Resources Officer
Carter S. Elenz	50	Executive Vice President—Sales and Customer Service
Alan D. Ferber	44	Executive Vice President—Chief Strategy and Brand Officer
Michael S. Irizarry	50	Executive Vice President and Chief Technology Officer—Engineering and Information Services
Douglas D. Shuma	51	Chief Accounting Officer

        Steven T. Campbell.    Steven T. Campbell has been the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular since March 6, 2007. Prior to that time, he was Executive Vice President—Finance, Chief Financial Officer, Treasurer and Controller of U.S. Cellular since January 1, 2007. Prior to that time, he was Vice President and Controller since 2005 when he joined U.S. Cellular. Prior to that time, he was vice president—financial operations at 3Com Corporation, a digital electronics manufacturer (formerly Nasdaq: COMS), from 2003 to 2005. Mr. Campbell is a Certified Public Accountant (inactive).

        Jeffrey J. Childs.    Jeffrey J. Childs was appointed Executive Vice President and Chief Human Resources Officer in May 2010. Prior to that, he was Senior Vice President and Chief Human Resources Officer between 2007 and 2010. He joined U.S. Cellular and was appointed Senior Vice President—Human Resources in 2004.

        Carter S. Elenz.    Carter S. Elenz was appointed Executive Vice President—Sales and Customer Service, effective April 15, 2011. Prior to that, he was: chief executive officer of Sensia Beverage Company, a privately-held beverage company, between 2010 and 2011; chief operating officer of Seventh Generation, a privately-held wholesale distributor of household and personal care products, between 2007 and 2010; and prior to that, senior vice president of sales and customer marketing of Stonyfield Farm, a privately-held organic yogurt company, for more than five years.

        Alan D. Ferber.    Alan D. Ferber was appointed Executive Vice President—Chief Strategy and Brand Officer on May 17, 2011. Prior to that, he was Executive Vice President—Operations since January 1, 2010. Prior to that, Mr. Ferber had been Vice President—Sales Operations and Chief Marketing Officer of U.S. Cellular since 2008. Prior to that, Mr. Ferber was Vice President—Marketing and Sales Operations of U.S. Cellular since 2005. He joined U.S. Cellular as Vice President—Marketing in 2001.

        Michael S. Irizarry.    Michael S. Irizarry was appointed Executive Vice President and Chief Technology Officer—Engineering and Information Services, in May 2011. Prior to that, he was Executive Vice President—Engineering and Chief Technology Officer since 2003. He joined U.S. Cellular as Executive Vice President and Chief Technology Officer in 2002.

        Douglas D. Shuma.    Douglas D. Shuma was appointed Chief Accounting Officer of U.S. Cellular, and also of TDS Telecom, in May 2011. Mr. Shuma is also the Senior Vice President and Controller (chief accounting officer) of TDS, a position he has held since 2007. Prior to that time, Mr. Shuma was a consultant at Douglas Financial Consultants, a private accounting consulting company that he founded, since 2006. Before that time, he was the Vice President and Controller of Baxter International Inc., a global supplier of medical instruments and supplies (NYSE: BAX), for more than five years. Mr. Shuma is a Certified Public Accountant (inactive).

        All of our executive officers devote all their employment time to the affairs of U.S. Cellular, except for LeRoy T. Carlson, Jr., Chairman, Kenneth R. Meyers, Vice President and Assistant Treasurer, and Douglas D. Shuma, Chief Accounting Officer. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer, Kenneth R. Meyers, who is employed by TDS as its Executive Vice President and Chief Financial Officer, and Douglas D. Shuma, who is employed by TDS as its Senior Vice President and Controller, devote a portion of their time to the affairs of U.S. Cellular.

Codes of Business Conduct and Ethics Applicable to Officers

        As required by Section 303A.10 of the NYSE Listed Company Manual, U.S. Cellular has adopted a Code of Business Conduct and Ethics for Officers and Directors that also complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. The foregoing code has been posted to U.S. Cellular's internet website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Business Conduct and Ethics for Officers and Directors.

        In addition, U.S. Cellular has adopted a broad Code of Business Conduct that is applicable to all officers and employees of U.S. Cellular and its subsidiaries. The foregoing code has been posted to U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Conduct.

        U.S. Cellular intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to any of the foregoing codes by posting such information to U.S. Cellular's internet website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by U.S. Cellular's board of directors or an authorized committee thereof, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver. There were no such waivers in 2011.

 PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I being asked to vote on in Proposal 2?

        In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

How does the board of directors recommend that I vote on this proposal?

        Your board of directors unanimously recommends a vote FOR the approval of the ratification of the selection of PricewaterhouseCoopers LLP as U.S. Cellular's independent registered public accounting firm for the fiscal year ending December 31, 2012.

        We anticipate continuing the services of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. Representatives of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the last fiscal year, are expected to be present at the Annual Meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the Annual Meeting or submitted in writing prior thereto.

        This proposal gives our shareholders the opportunity to express their views on U.S. Cellular's independent registered public accounting firm for the current fiscal year.

Is this vote binding on the board of directors?

        This vote is an advisory vote only and, therefore, it will not bind U.S. Cellular or our board of directors. We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm by our Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2012.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 2.

 FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees (including expenses) billed by U.S. Cellular's principal accountants, PricewaterhouseCoopers LLP, for 2011 and 2010:

	2011	2010
Audit Fees(1)	$1,689,951	$1,728,683
Audit Related Fees(2)	244,207	292,032
Tax Fees(3)	—	—
All Other Fees(4)	844,772	—

Total Fees(5)	$2,778,930	$2,020,715

(1)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements included in U.S. Cellular's Form 10-K for each of these years and the reviews of the financial statements included in U.S. Cellular's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, subsidiary audits, attest services, consents, and review of documents filed with the SEC.

(2)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of U.S. Cellular's financial statements that are not reported under Audit Fees, if any. In 2011 and 2010, this amount represents fees billed for audits of subsidiaries.

(3)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice, and tax planning, if any.

(4)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services other than services described in Note (1), (2) or (3), if any. In 2011, this represents Systems Implementation Assessment advisory work relating to U.S. Cellular's new billing and operational support system (B/OSS) project.

(5)
Amounts do not include fees billed by PricewaterhouseCoopers LLP directly to TDS. Although TDS bills U.S. Cellular an overall management fee pursuant to the Intercompany Agreement discussed under "Other Relationships and Related Transactions—Intercompany Agreement" below, TDS does not specifically identify and allocate fees of PricewaterhouseCoopers LLP to U.S. Cellular.

        See "Corporate Governance—Audit Committee—Pre-Approval Procedures" above for a description of the Audit Committee's pre-approval policies and procedures with respect to U.S. Cellular's independent registered public accounting firm.

 AUDIT COMMITTEE REPORT

        This report is submitted by the current members of the Audit Committee of the board of directors of U.S. Cellular identified below. The Audit Committee operates under a written charter adopted by the U.S. Cellular board of directors, a copy of which is available on U.S. Cellular's website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Comm. Charter.

        Management is responsible for U.S. Cellular's internal controls and the financial reporting process. U.S. Cellular utilizes services from the TDS internal audit staff, which performs testing of internal controls and the financial reporting process. U.S. Cellular's independent registered public accounting firm is responsible for performing an independent audit of U.S. Cellular's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee held meetings with management, the TDS internal audit staff and representatives of PricewaterhouseCoopers LLP, U.S. Cellular's independent registered public accounting firm for 2011. In these meetings, the Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2011. Management represented to the Audit Committee that U.S. Cellular's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

        The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, relating to information regarding the scope and results of the audit. The Audit Committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and this information was discussed with PricewaterhouseCoopers LLP.

        Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2011 be included in U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2011.

        By the members of the Audit Committee of the board of directors of U.S. Cellular:

J. Samuel Crowley Chairperson	Paul-Henri Denuit	Harry J. Harczak, Jr.	Gregory P. Josefowicz

 PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I being asked to vote on in Proposal 3?

        In Proposal 3, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to compensation disclosure rules set forth in Item 402 of Regulation S-K of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure). This vote has been required to be submitted to shareholders since 2011 pursuant to SEC rules adopted under provisions in the Dodd-Frank Act codified in Section 14A of the Securities Exchange Act of 1934, as amended. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.

        U.S. Cellular is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. U.S. Cellular held a Say-on-Frequency vote at the 2011 Annual Meeting. At that meeting, shareholders voted by a substantial majority to hold Say-on-Pay votes every year. Based on the results of the Say-on-Frequency vote in 2011, the U.S. Cellular board of directors adopted a policy to hold the Say-on-Pay vote every year, as was previously disclosed in U.S. Cellular's Current Report on Form 8-K dated May 17, 2011. Accordingly, U.S. Cellular is holding a Say-on-Pay vote in 2012 and will continue to hold a Say-on-Pay vote every year going forward unless and until this policy is changed. U.S. Cellular intends to next submit the Say-on-Frequency proposal to shareholders at the 2017 Annual Meeting of shareholders.

How does the board of directors recommend that I vote on this proposal?

        Your board of directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.

        U.S. Cellular believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance.

        U.S. Cellular's compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.

        Consistent with these goals and as disclosed in the Compensation Discussion and Analysis, the Chairman and the Long-Term Incentive Compensation Committee have developed and approved an executive compensation philosophy to provide a framework for U.S. Cellular's executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.

        This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Is this vote binding on the board of directors?

        The Say-on-Pay vote is an advisory vote only, and therefore will not bind U.S. Cellular or our board of directors. However, the board of directors, the Chairman and the Long-Term Incentive Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

        The results of the Say-on-Pay vote will be disclosed on a Form 8-K.

        The next Say-on-Pay vote will occur at the 2013 Annual Meeting of shareholders.

        Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 3.

 EXECUTIVE AND DIRECTOR COMPENSATION

        The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the executive officers identified in the below Summary Compensation Table.

Executive Summary

        At December 31, 2011, U.S. Cellular provided wireless communications services to 5.9 million customers in 26 states.

        U.S. Cellular operates in the highly competitive wireless telecommunications industry.

        Our executive bonus program is appropriately balanced between individual and company performance.

Compensation Philosophy and Objectives

        U.S. Cellular is committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented employees who believe in the company's values and long-term perspective.

        U.S. Cellular's compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.

Highlights of the U.S. Cellular Compensation Programs:

  •
  We have a Long-Term Incentive Compensation Committee, comprised solely of independent directors, that reviews and approves the long-term incentive compensation of executive officers.

  •
  Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS. As a result of Mr. Carlson's position with TDS, which is the majority shareholder of U.S. Cellular, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions.

  •
  We develop our compensation programs to motivate executive officers to act in the best long-term interest of U.S. Cellular.

  •
  We benchmark our executive officer compensation levels using market data supplied by Towers Watson.

  •
  A major compensation goal is to provide compensation and benefit programs that are both attractive and fiscally responsible.

  •
  We provide few perquisites or "perks" to our officers.

  •
  We don't enter into employment contracts as a general practice.

  •
  We endeavor to conform with generally accepted compensation practices as defined by leading proxy advisory firms.

  •
  Our executive bonus program is appropriately balanced between individual and company performance. In 2011, we adjusted the company performance portion of our executive bonus program so that 70% of the target bonus for company performance is based on a quantitative calculation of the company's financial performance, and 30% is based on a qualitative assessment of the company's performance with respect to enhancing its longer term value and success.

  •
  As a general practice, we do not provide substantial pre-defined termination benefits, such as "golden parachutes".

2011 Compensation

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured in such terms as customer additions, customer disconnects, revenues, cash flow and cash cost per customer. Compensation decisions are made considering these performance measures, as well as all other appropriate facts and circumstances.

        Our executive officers' compensation comprises a mix of base salary, annual cash bonuses and equity-based, long-term incentive awards.

  •
  When setting base salaries, we consider the benchmarking analyses performed by our compensation consultant, the executives' personal accomplishments and their overall contribution to the success of the organization. Please refer to a description of each named executive's base salary under "Compensation Discussion and Analysis—Annual Cash Compensation—Base Salary".

  •
  Bonus awards are based, in part, on company performance, individual performance and individual bonus targets. As to company performance, using both quantitative (70%) and qualitative (30%) assessments designed to provide a balanced approach to measuring performance at U.S. Cellular, we determined that the company performance portion of the U.S. Cellular bonus for 2011 would be paid at 88.1% of the targeted amount. Please refer to a description of U.S. Cellular's performance under "Compensation Discussion and Analysis—Company Performance" and a description of each named executive officer's bonus under "Compensation Discussion and Analysis—Annual Cash Compensation—Bonus".

  •
  Long-term compensation awards for executive officers are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. Please refer to the detailed description of those considerations for each named executive officer under "Compensation Discussion and Analysis—Long-Term Equity Compensation".

Corporate Governance

        U.S. Cellular endeavors to follow good corporate governance practices and other best practices. For instance, U.S. Cellular has established a Long-Term Incentive Compensation Committee with authority over long-term incentive compensation, even though it is not required to do so under law, SEC regulations or NYSE listing requirements because it is controlled by TDS. Other executive compensation is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS. As a result of Mr. Carlson's position with TDS, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions. TDS is committed to good corporate governance in its capacity as U.S. Cellular's parent and controlling shareholder. TDS' commitment to good corporate governance has been recognized by Forbes and Governance Metrics International (GMI) who identified TDS as one of only 100 companies to be named Most Trustworthy for 2012. GMI analyzed more than 8,000 companies before selecting the top 100. TDS also made the list in 2009. For 2012, TDS had an accounting and governance risk score of 98 out of 100. Additional information relating to U.S. Cellular's good corporate governance practices and other best practices is set forth below under "Corporate Governance and Best Practices."

Say-on-Pay Vote

        As indicated above, U.S. Cellular first included a Say-on-Pay vote in its Proxy Statement for its 2011 Annual Meeting with respect to 2010 compensation. Beginning in 2012, SEC rules require U.S. Cellular to disclose whether and, if so, how it considered the results of the most recent Say-on-Pay vote in determining compensation policies and decisions and, if so, how that consideration has affected its executive compensation decisions and policies.

        Responsive to the foregoing requirement, the Chairman and the Long-Term Incentive Compensation Committee considered the fact that over 98% of the votes represented at the 2011 Annual Meeting that could be cast were cast FOR the Say-on-Pay proposal at the 2011 Annual Meeting with respect to 2010 compensation. Because of the substantial support from shareholders, the Chairman and the Long-Term Incentive Compensation Committee continued to apply principles that were substantially similar to those in 2010 in determining compensation policies and decisions and did not make any significant changes to U.S. Cellular's executive compensation decisions and policies with respect to 2011 executive compensation as a result of the Say-on-Pay vote in 2011. The Chairman and the Long-Term Incentive Compensation Committee will continue to consider the results of the annual Say-on-Pay votes in their future compensation policies and decisions.

Changes to Compensation Policies in 2011

        Although not related to the Say-on-Pay vote, changes were made to certain executive compensation polices in 2011, as follows. The Executive Bonus Plan was changed to provide that the quantitative calculation of financial performance for 2011 comprises 70% rather than 100% of the company performance portion of the bonus, and that the remaining 30% is based on the overall company performance of U.S. Cellular as determined qualitatively and subjectively by the Chairman and is 100% discretionary, as described below under "Annual Cash Compensation—Bonus." In addition, beginning in 2011 for 2010 performance, multiples of salary utilized to calculate long-term incentive awards are now determined using a different approach than in prior years, as described below under "Benchmarking." A more detailed analysis of U.S. Cellular's executive compensation decisions and policies in 2011 is set forth below.

Overview

        U.S. Cellular's compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the performance of U.S. Cellular, utilizing good governance practices and other best practices, as discussed below.

        U.S. Cellular's policies establish incentive compensation performance goals for executive officers based on factors over which such officers have substantial control and which are important to U.S. Cellular's long-term success. U.S. Cellular believes compensation should be related to the performance of U.S. Cellular and should be sufficient to enable U.S. Cellular to attract and retain individuals possessing the talents required for long-term successful performance. Nevertheless, although performance influences compensation and awards, all elements of compensation are discretionary and officers do not become entitled to any compensation or awards solely as a result of the achievement of performance levels.

        As a controlled corporation, U.S. Cellular is not required to have an independent compensation committee under listing standards of the NYSE or otherwise. Although U.S. Cellular does not have an independent compensation committee for all executive compensation, long-term equity compensation of executive officers is approved by the fully independent Long-Term Incentive Compensation Committee, as discussed below.

        LeRoy T. Carlson, Jr., Chairman and a director of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Long-Term Incentive Compensation Committee, but does not do so pursuant to a charter. Mr. Carlson does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement."

        As a controlled company, except with respect to matters within the authority of the Long-Term Incentive Compensation Committee, U.S. Cellular considers it sufficient and appropriate that LeRoy T. Carlson, Jr. as Chairman of U.S. Cellular, who receives no compensation directly from U.S. Cellular and who is a director and president and chief executive officer of TDS, approves compensation decisions for U.S. Cellular. As a result of Mr. Carlson's position with TDS, the majority shareholder of U.S. Cellular, he represents the interests of all shareholders of U.S. Cellular in his compensation decisions with respect to U.S. Cellular.

        As noted above, although it is not required to do so under NYSE listing standards, U.S. Cellular has a Long-Term Incentive Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE. The members of the Long-Term Incentive Compensation Committee currently are J. Samuel Crowley, Ronald E. Daly and Paul-Henri Denuit. The principal functions of the Long-Term Incentive Compensation Committee are to discharge the board of directors' responsibilities relating to the long-term equity-based compensation of the executive officers and other key employees of U.S. Cellular; to perform all functions designated to be performed by a committee of the board of directors under U.S. Cellular's long-term incentive plan and programs; to review and recommend to the board of directors the long-term incentive plans and programs for employees of U.S. Cellular (including changes thereto); and to report on long-term equity-based compensation in U.S. Cellular's annual Proxy Statement or otherwise to the extent required under any applicable rules and regulations.

        The charter for the Long-Term Incentive Compensation Committee provides that the committee will interpret and administer U.S. Cellular's long-term incentive plans and programs, including selecting employees who will be granted awards, establishing performance measures and restriction periods, and determining the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the exercise price of an option award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award.

        Under its charter, the Long-Term Incentive Compensation Committee may delegate some or all of its responsibilities and duties with respect to U.S. Cellular's long-term incentive plans and programs to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular as the committee deems appropriate, to the extent permitted by law and applicable listing standards and the applicable long-term incentive plan or program, but not regarding any award to officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The Long-Term Incentive Compensation Committee has not delegated any authority with respect to the officers identified in the below Summary Compensation Table or any other executive officers identified in this Proxy Statement. The Long-Term Incentive Compensation Committee has delegated authority to the Chairman or an executive officer of U.S. Cellular only with respect to persons who are not officers.

        As discussed below, the Chairman and Long-Term Incentive Compensation Committee may rely on the services of U.S. Cellular's compensation and employee benefits consultant, Towers Watson.

Corporate Governance and Best Practices

        As noted above, TDS is the parent and controlling shareholder of U.S. Cellular. Executive compensation, other than long-term incentive compensation, is approved by U.S. Cellular's Chairman, LeRoy T. Carlson, Jr., who is also a director and President and Chief Executive Officer of TDS. As a result of Mr. Carlson's position with TDS, Mr. Carlson represents the interests of all shareholders of U.S. Cellular in his compensation decisions. TDS' commitment to good corporate governance has been recognized by Forbes and Governance Metrics International (GMI) who identified TDS as one of only 100 companies to be named Most Trustworthy for 2012. GMI analyzed more than 8,000 companies before selecting the top 100. TDS also made the list in 2009. For 2012, TDS had an accounting and governance risk score of 98 out of 100. GMI states that its quantitative and qualitative analysis looks beyond the raw data on companies' income statements and balance sheets to assess the true quality of corporate accounting and management practices. GMI finds that its 100 Most Trustworthy Companies have consistently demonstrated transparent and conservative accounting practices and solid corporate governance and management. GMI's evaluation identifies companies with good housekeeping practices that do not have unusual or excessive executive compensation, high levels of management turnover, substantial insider trading relative to their corporate peers, or high levels of short-term executive compensation, which encourages management to focus on short-term results.

        Following good corporate governance and best practices is also an important consideration of the Long-Term Incentive Compensation Committee. The following identifies a number of the good governance practices and other best practices adopted and followed by U.S. Cellular, even though it may not be required to do so under law, SEC rules or NYSE listing requirements as a controlled company:

  (a)
  U.S. Cellular's board of directors has a majority of independent directors.

  (b)
  U.S. Cellular has adopted Corporate Governance Guidelines that are intended to reflect good corporate governance and best practices.

  (c)
  The positions of (i) Chairman of the Board and (ii) President and Chief Executive Officer are separated.

  (d)
  The U.S. Cellular Audit Committee, which is comprised entirely of independent directors as required, operates under a formal charter and in a manner that is intended to reflect good corporate governance and best practices, in addition to compliance with all legal, regulatory and NYSE requirements.

  (e)
  As a result of the fact that the U.S. Cellular Chairman is also the President and Chief Executive Officer of TDS, the majority shareholder of U.S. Cellular, the Chairman represents the interests of all shareholders of U.S. Cellular in all compensation matters other than long-term incentive compensation. In addition, the Chairman does not receive any compensation directly from U.S. Cellular.

  (f)
  With respect to long-term incentive compensation, U.S. Cellular has established a Long-Term Incentive Compensation Committee comprised solely of independent directors, as identified and described below.

  (g)
  The Long-Term Incentive Compensation Committee operates under a formal charter and in a manner that is intended to reflect good corporate governance and best practices.

  (h)
  The Long-Term Incentive Compensation Committee uses benchmark information supplied by Towers Watson in making executive officer long-term incentive compensation decisions.

        In addition to being comprised solely of independent directors, the members of the Long-Term Incentive Compensation Committee are highly experienced and eminently qualified: Paul-Henri Denuit (chairperson), formerly chief executive officer and chairman of S.A. Coditel, has substantial experience, expertise and qualifications as the principal executive officer of that company, as a result of his service as a director of U.S. Cellular since 1988, and as a result of his service as the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee or its predecessor since 1997; J. Samuel Crowley, formerly chief operating officer of Gold's Gym International Inc., a senior vice president at Michaels Stores, Inc. and a vice president and the executive vice president of operations at CompUSA, Inc., has substantial experience, expertise and qualifications as a result of his positions at those companies, and as a result of his service as a director of U.S. Cellular since 1998; and Ronald E. Daly, formerly president and chief executive officer of Océ-USA Holding and president of R.R. Donnelley Printing Solutions, has substantial experience, expertise and qualifications as the president of those companies and as a result of his service as a director of U.S. Cellular since 2004.

Objectives and Reward Structure of U.S. Cellular's Compensation Programs

        The above Overview generally describes the objectives and reward structure of U.S. Cellular's compensation programs. This section further discusses, with respect to the officers identified in the Summary Compensation Table, (1) the objectives of U.S. Cellular's compensation programs and (2) what the compensation programs are designed to reward.

        The objectives of U.S. Cellular's compensation programs for its executive officers generally are to:

  •
  support U.S. Cellular's overall business strategy and objectives;

  •
  attract and retain high quality management;

  •
  link individual compensation with attainment of individual performance goals and with attainment of U.S. Cellular objectives; and

  •
  provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular.

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured primarily in such terms as customer additions, customer disconnects, revenues, cash flow and cash cost per customer. U.S. Cellular's compensation policies for executive officers are designed to reward the achievement of such corporate performance goals, as discussed below. Compensation decisions are made subjectively, considering these performance measures, as well as all other appropriate facts and circumstances.

        U.S. Cellular's compensation programs are designed to reward for the performance of U.S. Cellular on both a short-term and long-term basis. With respect to the officers identified in the Summary Compensation Table, the design of compensation programs and performance rewarded is similar but with some differences for (1) the President and Chief Executive Officer ("CEO") and (2) the other executive officers.

        The non-equity compensation of the President and CEO of U.S. Cellular is approved by the Chairman, LeRoy T. Carlson, Jr., functioning as the compensation committee. The Chairman evaluates the performance of the President and CEO of U.S. Cellular in light of the annual and ongoing objectives for U.S. Cellular and the attainment of those objectives, and sets, or, with respect to equity compensation, recommends to the Long-Term Incentive Compensation Committee, the elements of compensation for the President and CEO based on such performance evaluation and compensation principles, as discussed below.

        With respect to the officers identified in the Summary Compensation Table other than the President and CEO, the Chairman reviews the President and CEO's evaluation of the performance of such executive officers and sets the annual base and bonus compensation levels for such executive officers, and recommends long-term compensation to the Long-Term Incentive Compensation Committee, based on such performance evaluations and compensation principles, as discussed below.

Elements of Compensation

        This section discusses, with respect to the officers identified in the Summary Compensation Table, (i) each element of compensation paid to such officers, (ii) why U.S. Cellular chooses to pay each element of compensation, (iii) how U.S. Cellular determines the amount or formula for each element to pay and (iv) how each compensation element and U.S. Cellular's decisions regarding that element fit into U.S. Cellular's overall compensation objectives and affect decisions regarding other elements.

        Each element of compensation paid to officers is as follows:

  •
  Annual Cash Compensation

  o
  Salary

  o
  Bonus

  •
  Long-term Equity Compensation pursuant to Long-Term Incentive Plan

  o
  Stock Awards

      –
      Bonus Stock Unit Match Awards

      –
      Restricted Stock Unit Awards, sometimes referred to as "RSUs"

  o
  Stock Options

  •
  Other Benefits and Plans Available to Identified Officers

  o
  Deferred Compensation

  o
  Supplemental Executive Retirement Plan ("SERP")

  o
  Perquisites

  •
  Other Generally Applicable Benefits and Plans

  o
  Employee Stock Purchase Plan (terminated in 2011)

  o
  Tax-Deferred Savings Plan

  o
  Pension Plan

  o
  Health and Welfare Benefits

        U.S. Cellular chooses to pay or provide these elements of compensation, considering common compensation practices of peers and other companies with similar characteristics, in order to support U.S. Cellular's overall business strategy and objectives. U.S. Cellular recognizes that it must compensate its executive officers in a competitive manner comparable to other similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Executive compensation is intended to provide an appropriate balance between the long-term and short-term performance of U.S. Cellular, and also a balance between U.S. Cellular's financial performance and shareholder return.

        Each element of compensation and total compensation are determined or recommended on the basis of an analysis of multiple factors rather than solely specific measures of performance. U.S. Cellular has not established permanent guidelines or formulae to be used in determining annual executive compensation or the mix of compensation elements. Instead, each year, based on input from its compensation consultant, including compensation survey information, U.S. Cellular develops a compensation program for that year and establishes elements of compensation and determines how they fit together overall in the manner described in the following discussion.

        As noted above, the elements of executive compensation consist of both annual cash and long-term equity compensation. Annual cash compensation consists of base salary and an annual bonus. Annual cash compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President and CEO. Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value and is primarily provided through the grant of stock options and restricted stock units.

        The process of approving or recommending the elements of compensation begins with an evaluation of the appropriate compensation elements for each officer, based on the particular duties and responsibilities of the officer, as well as compensation elements for comparable positions at other companies in the telecommunications industry and other industries. See "Benchmarking" below.

        The Chairman and Long-Term Incentive Compensation Committee also have access to numerous performance measures and financial statistics prepared by U.S. Cellular. This financial information includes the audited financial statements of U.S. Cellular, as well as internal financial reports such as budgets and actual results, operating statistics and other analyses. They also may consider such other factors that they deem appropriate in making their compensation recommendations or decisions. Ultimately, it is the informed judgment of the Chairman and/or the Long-Term Incentive Compensation

Committee, after reviewing the compensation information provided by the Executive Vice President and Chief Human Resources Officer of U.S. Cellular and considering the recommendation of the President and CEO and/or Chairman, that determines the elements of compensation for executive officers.

        Annually, the President and CEO recommends the base salaries for the named executive officers other than the President and CEO, and the Chairman approves such base salaries and determines the base salary of the President and CEO. The 2011 rows under column (c), "Salary," in the below Summary Compensation Table include the dollar value of base salary (cash and non-cash) earned by the identified officers during 2011, whether or not paid in such year.

        In addition, the President and CEO recommends the annual bonuses for the named executive officers other than the President and CEO, and the Chairman approves such bonuses and determines the bonus of the President and CEO, as discussed below. The 2011 rows in the below Summary Compensation Table include the dollar value of bonus (cash and non-cash) earned by the identified officers during 2011, whether or not paid in such year.

        The guidelines and procedures for awarding bonuses to the President and CEO do not include any provisions specifying the amount of bonus that may be payable as a result of any level of company performance. Instead, such guidelines and procedures provide that the entire amount of such bonus is discretionary and based on any factors that the Chairman in the exercise of his judgment and discretion determines relevant. The entire amount of the bonus paid to the President and CEO is included in the "Bonus" column in the below Summary Compensation Table.

        The Long-Term Incentive Compensation Committee also annually determines long-term equity compensation awards to the named executive officers under the U.S. Cellular 2005 Long-Term Incentive Plan, which awards generally have included stock options, restricted stock units and bonus match units.

        The named executive officers received an award of restricted stock units in 2011 based in part on the achievement of certain levels of corporate and individual performance in 2010, as discussed below. The named executive officers may also receive bonus match units, as discussed below. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value of the restricted stock unit awards and bonus match unit awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation ("FASB ASC 718"). The grant date fair value of restricted stock units or bonus match units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the date of grant.

        The named executive officers also received an award of stock options in 2011 based primarily on the achievement of certain levels of individual performance in 2010, as discussed below. Column (f), "Option Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance FASB ASC 718. The grant date fair value of stock options is calculated using the Black-Scholes valuation model.

        Grants of equity awards to the President and CEO and the other executive officers are generally made at the same time each year. U.S. Cellular generally grants equity awards other than bonus match units on the first business day in April each year. U.S. Cellular grants bonus match units on the date that annual bonus amounts are paid each year. U.S. Cellular may also make grants of equity awards during other times of the year as it deems appropriate. U.S. Cellular does not backdate stock options and does not have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information. The exercise price of stock options is based on the closing price of a U.S. Cellular Common Share on the date of grant.

        The Chairman and the Long-Term Incentive Compensation Committee do not consider an officer's outstanding equity awards or stock ownership levels when determining such officer's compensation. The Chairman and Long-Term Incentive Compensation Committee evaluate compensation based on performance for a particular year and other considerations as described herein and do not consider outstanding equity awards and stock ownership to be relevant in connection therewith.

Letter Agreement with Mary N. Dillon

        Mary N. Dillon is a party to a letter agreement dated May 3, 2010 related to her employment with U.S. Cellular effective June 1, 2010. This letter agreement provided for the following: (i) a base salary of $725,000 per year through December 31, 2010, with a performance review following year-end 2010; (ii) a one-time payment of $450,000 on the three month anniversary of Ms. Dillon's date of employment; (iii) a one-time payment of $250,000 on the fifteen month anniversary of her date of employment; (iv) a 2010 bonus of at least $580,000; (v) starting in 2011, Ms. Dillon's target bonus opportunity will be 80% of her base salary for the year; (vi) a grant of 75,000 stock options on her first day of employment at a strike price equal to the closing price of U.S. Cellular's stock on that date, to vest in three equal annual installments, on the first, second and third anniversaries of the date of the grant; (vii) a grant of 20,000 restricted stock units on her first day of employment, to cliff vest on the third anniversary of the date of the award; (viii) in the event that Ms. Dillon terminates without Cause or for Good Reason (as defined in the letter agreement) within two years of her starting date, she will fully vest in the foregoing stock option and restricted stock unit awards and will have one year from the date of such a termination to exercise the options; (ix) in the event that Ms. Dillon terminates without Cause or for Good Reason within two years of her starting date, subject to Ms. Dillon's execution of a release of all claims against U.S. Cellular and TDS, she will receive an amount equal to one year of her then current salary; (x) a grant of an additional 75,000 stock options on her first day of employment at a strike price equal to the closing price of U.S. Cellular's stock on that date, which will cliff vest on the sixth anniversary of the date of the grant; (xi) a grant of an additional 25,000 restricted stock units on her first day of employment, which will cliff vest on the sixth anniversary of the date of the grant; (xii) starting in 2011, annual grants of stock options and restricted stock units; (xiii) the total combined value of her stock option award and restricted stock unit award in each of 2011 and 2012 will be no less than $1,800,000; and (xiv) a seat on the U.S. Cellular board of directors.

Retention Bonuses

        On April 12, 2011, U.S. Cellular delivered a letter ("Retention Bonus Letter") approving a retention bonus ("Retention Bonus") to each of (i) Steven T. Campbell, Executive Vice President—Finance, Chief Financial Officer and Treasurer, (ii) Alan D. Ferber, Executive Vice President—Chief Strategy and Brand Officer, (iii) Michael S. Irizarry, Executive Vice President and Chief Technology Officer—Engineering and Information Services, and (iv) Jeffrey J. Childs, Executive Vice President and Chief Human Resources Officer. Each of the foregoing executives accepted this Retention Bonus Letter on April 12, 2011. The purpose of the Retention Bonus was to ensure that the industry expertise of such executives is preserved for the benefit of U.S. Cellular through at least April 1, 2014. U.S. Cellular will pay each of the foregoing executives a Retention Bonus in the amount of $250,000 if he remains continuously employed by U.S. Cellular through April 1, 2014 and on such date is actively engaged in carrying out his employment responsibilities with U.S. Cellular. The Retention Bonus will be paid in a single cash payment no later than May 1, 2014.

Risks Relating to Compensation to Executive Officers

        U.S. Cellular does not believe that the incentives in compensation arrangements maintained by U.S. Cellular encourage executive officers to take unnecessary, excessive or inappropriate risks that could threaten the value of U.S. Cellular, or that risks arising from U.S. Cellular's compensation policies and practices for executive officers are reasonably likely to have a material adverse effect on U.S. Cellular.

        Also, U.S. Cellular does not believe that risks arising from U.S. Cellular's compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular. See discussion under "Risks from Compensation Policies and Practices" below.

Compensation Consultant

        Towers Watson is U.S. Cellular's primary compensation consultant and is engaged by the U.S. Cellular human resources department. However, Towers Watson assists the Long-Term Incentive

Compensation Committee with respect to long-term incentive compensation, and also assists the Chairman, who in effect functions as the compensation committee, for all other executive compensation.

        In 2011, the role of such compensation consultant in determining or recommending the amount or form of executive officer compensation was to provide external benchmarking data to U.S. Cellular from its executive compensation survey database and to provide recommendations on the type and amount of compensation to be granted to officers.

        The nature and scope of the assignment, and the material elements of the instructions or directions given to such consultant with respect to the performance of its duties under its engagement, were to make recommendations based on external benchmarking data obtained from its executive compensation survey database. See "Benchmarking" in the below Compensation Discussion and Analysis.

        Other than the foregoing role of Towers Watson in providing advice or recommendations on the amount or form of executive compensation, neither Towers Watson nor its affiliates provided additional services to U.S. Cellular in an amount in excess of $120,000 during 2011 (the amount paid by U.S. Cellular to Towers Watson for such additional services in 2011 was approximately $13,000).

        U.S. Cellular management retained Towers Watson for compensation matters. The U.S. Cellular Long-Term Incentive Compensation Committee did not retain Towers Watson, but did obtain advice from Towers Watson. Although the additional services indicated in the preceding paragraph could possibly raise a conflict of interest by providing an incentive to Towers Watson to provide advice that would permit such fees to continue, U.S. Cellular believes that this is not a significant concern. In particular, the dollar amount paid for such additional services is not significant. In addition, U.S. Cellular is controlled by TDS, and the Chairman of U.S. Cellular, who is also the President and CEO of TDS and who does not receive any compensation or benefits directly from U.S. Cellular, represents the interests of U.S. Cellular shareholders in overseeing compensation matters for U.S. Cellular, including the advice from Towers Watson.

        Towers Watson does not provide any advice as to director compensation.

Benchmarking

        U.S. Cellular engages in benchmarking as described below.

        For annual cash compensation for the named executive officers other than the President and CEO, in 2011, Towers Watson completed a job specific market analysis with respect to base pay. Executive officer positions were compared and matched to survey positions based on current role responsibilities. The source of market data was the Towers Watson Executive Compensation Database of over 750 companies. Competitive cash compensation data (base salaries) were from general industry (not industry specific) data, and represent data for stand-alone companies of U.S. Cellular's revenue size. Although no similar analysis was prepared for the President and CEO, the information from this database was also considered in determining the annual cash compensation of the President and CEO.

        U.S. Cellular uses benchmarking data for long-term incentive awards as follows. The multiples used to calculate the long-term incentive awards in 2011 for 2010 performance were determined using a different approach than in prior years. For 2010 awards based on 2009 performance, multiples were determined by using a weighting of 67% of the total based on telecommunications industry data and 33% of the total based on general industry data. The multiples based on information provided by Towers Watson were generally intended to provide awards at the 50th percentile to 60th percentile depending on the officer's performance. For 2011 grants based on 2010 performance, U.S. Cellular changed the market benchmark data utilized to determine multiples to use a weighting of 50% of the total based on data from a peer group of customer focused companies (as identified below) and 50% of the total based on data from general industry companies from the Towers Watson database. For 2011 grants, the multiples based on information provided by Towers Watson were generally intended to provide awards at the 75th percentile. However, the officer's multiple could be increased by 0 - 15% upon recommendation by the President and CEO and approvals by the Chairman and Long-Term Incentive Compensation Committee, after their consideration of individual performance and other relevant factors. The multiples that were approved for the named executive officers based on the foregoing procedures are set forth below under "Long-Term Equity Compensation."

        The change in the percentile was made for the following reason. The 75th percentile better ensures that U.S. Cellular is competitive in attracting and retaining key talent compared to all industries, including areas within telecommunications that are very competitive in their long-term incentive awards. Based on information provided by Towers Watson, U.S. Cellular believes that using the 75th percentile with the revised benchmark approach provides approximately the same result that would be obtained if U.S. Cellular continued using multiples at the 50th percentile and the prior benchmark approach. To successfully recruit key talent, U.S. Cellular competes across all compensation elements: base salary, bonus and long-term incentives. Using the 75th percentile for long-term incentive awards helps enable U.S. Cellular to attract and retain the key talent it requires to be competitive.

        The change in benchmark data was made for two reasons. First, the telecommunications industry continues to consolidate, which has increased long term incentive multiple volatility. By utilizing an equally weighted blend of data from a peer group of customer focused companies and data from general industry, year-to-year volatility is reduced.

        Second, U.S. Cellular believes that long-term incentive awards should be more closely tied to U.S. Cellular's long-term strategies of differentiating itself based on customer experience and generating profitable growth. To do this more effectively, the telecommunications industry comparisons were replaced by a select peer group of customer focused companies. The peer group of customer-focused companies was developed primarily based on information obtained from the American Customer Satisfaction Index. These companies are identified immediately below.

        Peer Group of Customer Focused Companies:    Apple, Hershey, Hertz, Hewlett Packard, Hyatt Hotels, J.C. Penney, Kohls, Marriott International, Microsoft, Nordstrom, PepsiCo, Sony, Southwest Airlines, Starbucks, Starwood Hotels & Resorts, Target, United Parcel Service, Whole Foods and Williams Sonoma.

        With respect to the general industry companies from the Towers Watson database, U.S. Cellular reviews or considers the Towers Watson broad-based third-party survey data only for general purposes, and to obtain a general understanding of current compensation practices. U.S. Cellular, the Chairman and the Long-Term Incentive Compensation Committee rely upon and consider to be material only the aggregated survey data prepared by Towers Watson. The identities of the individual companies included in the survey are not considered in connection with any individual compensation decisions because this information is not considered to be material.

        U.S. Cellular also considers compensation arrangements at the companies in the peer group index included in the "Stock Performance Graph" that is included in the U.S. Cellular Annual Report to Shareholders, as discussed below, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to understand the market for general compensation arrangements for executives, but is not used for benchmarking purposes.

        U.S. Cellular selected the Dow Jones U.S. Telecommunications Index, a published industry index, for purposes of the Stock Performance Graph in 2010 and 2011. As of December 31, 2010, the Dow Jones U.S. Telecommunications Index was composed of the following companies: AboveNet, Inc., American Tower Corp. (Class A), AT&T, CenturyLink (f/k/a CenturyTel), Cincinnati Bell, Crown Castel Communications Corp., Frontier Communications, Leap Wireless International, Leucadia National, Level 3 Communications, MetroPCS Communications, NII Holdings, Qwest Communications International, SBA Communications Corp., Sprint Nextel, Telephone and Data Systems (TDS and TDS.S), tw telecom, U.S. Cellular, Verizon Communications, Virgin Media and Windstream. As of December 31, 2011, Dow Jones deleted the following companies from this index: American Tower Corp. (Class A) and Qwest Communications International.

Company Performance

        The degrees to which performance measures and objectives were achieved are discussed below separately for those that are stated in quantitative terms and separately for those that are stated in non-quantitative terms.

        The achievement levels of objectives and performance measures that are stated in quantitative terms and the assessment of how well U.S. Cellular did as a whole during the year are based primarily on the performance measures used in connection with the Executive Bonus Plan discussed below and, potentially to a lesser degree, other performance measures as well.

        Each year, U.S. Cellular calculates an overall percentage of U.S. Cellular performance based on performance measures set forth in its Executive Bonus Plan. The following shows the level of achievement with respect to 2011.

        The following financial performance measures were considered in evaluating U.S. Cellular performance for purposes of the Executive Bonus Plan with respect to 2011: Consolidated Cash Flow; Consolidated Service Revenue; Postpay Customer Disconnects; Cash Costs Per Average Customer Equivalent; and Customer Addition Equivalents. The financial performance measures are equally weighted. In a change from the prior year, such financial performance measures comprise 70% rather than 100% of the company performance portion of the bonus opportunity under the Executive Bonus Plan. The remaining 30% of the bonus opportunity is based on the overall company performance of U.S. Cellular as determined qualitatively and subjectively by the Chairman and is 100% discretionary.

        The following table shows the calculation of the overall company performance percentage for 2011 based on the 2011 Executive Bonus Plan. The below amounts are based on the performance metrics established specifically for bonus purposes and may not agree with U.S. Cellular's financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. The results of markets that are owned but not managed by U.S. Cellular are not included in the below amounts. The Actual and Target results include only the results of markets that are managed by U.S. Cellular and over which U.S. Cellular officers have influence.

Performance Measures	Actual Results for 2011	Final Target for 2011	Actual as a % of Target	Minimum Threshold Performance (as a % of Target)	Maximum Performance (as a % of Target)	Prorated % of Target Bonus Earned	Weight	Weighted Avg % of Target Bonus
Consolidated Cash Flow	$884.8 million	$902.4 million	98.0%	90%	110%	88.2%	20%	17.6%
Consolidated Service Revenue	$3,881.2 million	$4,012.0 million	96.7%	95%	105%	60.9%	20%	12.2%
Postpay Customer Disconnects*	927,523	925,742	100.2%	110%	90%	98.8%	20%	19.8%
Cash Costs per Average Customer Equivalent*	$47.58	$49.31	96.5%	110%	90%	134.9%	20%	27.0%
Customer Addition Equivalents	846,985	1,076,689	78.7%	92%	108%	0.0%	20%	0.0%

Overall Company Performance							100%	76.6%

*
Lower number is better.

        As shown above, the minimum threshold was achieved for four out of five targets for 2011.

        As shown above, the quantitative financial performance percentage for U.S. Cellular for 2011 was determined to be 76.6%.

        The qualitative company performance percentage as determined in the subjective judgment of the Chairman was 115%. In arriving at this percentage, the Chairman considered a number of accomplishments by U.S. Cellular management, including (i) making right decisions on initiatives relating to U.S. Cellular's future, (ii) maintaining an excellent and highly motivated executive team and adding sales and marketing talent at the executive level, (iii) evolving the U.S. Cellular Dynamic Organization culture to compete more effectively, (iv) undertaking important cost containment initiatives, (v) effectively managing roaming traffic, and (vi) playing an important role in successful legislative and rulemaking efforts.

        As a result, the overall percentage deemed to have been achieved for company performance with respect to 2011 was 88.1%, calculated as follows:

	Percentage of Performance	Weight	Weighted Performance
Quantitative Financial Performance	76.6%	70%	53.6%
Qualitative Company Performance	115.0%	30%	34.5%

			88.1%

Performance Objectives and Accomplishments

        In addition to U.S. Cellular performance, the Chairman, President and CEO and members of the Long-Term Incentive Compensation Committee consider personal objectives and performance in determining executive compensation. The personal objectives considered by such persons in their evaluation of each of the named executive officers other than the President and CEO are almost entirely team objectives of the management group. There was no minimum level of achievement of any of those objectives before salary or other compensation could be increased or provided. The assessment of the achievement of such objectives is not formulaic, objective or quantifiable. Instead, individual performance considerations are factors, among others, that are generally taken into account in the course of making subjective judgments in connection with compensation decisions.

        The following summarizes the U.S. Cellular team objectives and accomplishments in 2011. As discussed above, U.S. Cellular overall company performance was 88.1%. In addition, U.S. Cellular: (i) executed key customer communications offerings designed to achieve goals related to gross additions and revenues; (ii) updated its strategic plan and began implementation of the updated plan; (iii) developed strategy and supporting operational plans to grow penetration in the small and medium business markets; (iv) made significant progress in its multi-year strategic enablement initiatives that include: a new billing and operational support system ("B/OSS") which will include a new point-of-sale system and consolidate billing on one platform, an Electronic Data Warehouse/Customer Relationship Management System to collect and analyze information more efficiently to build and improve customer relationships, and a new Internet/Web platform to enable customers to complete a wide range of transactions and, eventually, to manage their accounts online; (v) made progress in identifying and realizing important cost reduction opportunities; (vi) maintained service levels while controlling costs and positioning U.S. Cellular for the future; (vii) evolved U.S. Cellular's network to maintain and enhance competiveness and improve operating efficiency; (viii) continued to reduce business interruptions from systems outages; (ix) worked with regulators and legislators to maintain or expand programs that benefit U.S. Cellular and its customers, including the wireless universal service fund, automatic data roaming, access to spectrum, and limits on handset exclusivity and industry concentration; and (x) implemented a renewed Dynamic Organization model to compete more effectively.

        Ms. Dillon was the principal executive officer of U.S. Cellular and supervised and guided all of the business and affairs of U.S. Cellular. As a result, Ms. Dillon is primarily responsible for the performance of U.S. Cellular. Each of the executive officers was considered to have made a significant contribution to the aforementioned performance achievements. The portion of the bonus for individual performance is based on an individual performance assessment approved by the Chairman in his subjective judgment which, in the case of officers other than the President and CEO, considers the recommendation of the President and CEO, in her subjective judgment. This individual performance assessment is used in determining the amount of the cash bonus for 2011 performance paid in 2012 and the stock option awards and restricted stock unit awards made in 2012 with respect to 2011 performance.

        The following shows certain considerations relating to compensation paid in 2011:

	Mary N. Dillon	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
Position at U.S. Cellular	Director and President and Chief Executive Officer	Executive Vice President-Finance, Chief Financial Officer and Treasurer	Executive Vice President- Chief Strategy and Brand Officer	Executive Vice President and Chief Technology Officer—Engineering and Information Services	Executive Vice President and Chief Human Resources Officer
Responsibilities at U.S. Cellular	Primary responsibility for operations and performance as CEO	Treasury, accounting, reporting, budget, financial planning and analysis, strategic planning, real estate and site services, supply chain, and regulatory matters	Marketing, sales operations, enterprise program strategic operations, revenue growth and brand strategy	All technological operations including wireless towers, network build-outs, network operations and technological advancements	All human resource related activities including hiring and organizational development
Year Appointed to Current Title	2010	2007	2011	2011	2010
Year First Included as Named Executive Officer	2010	2007	2010	2003	2006
Year Employed at U.S. Cellular	2010	2005	2001	2002	2004

Annual Cash Compensation

        The following discusses annual cash compensation, which consists of base salary and bonus.

  Base Salary

        Annually, the Chairman determines the President and CEO's base salary. With respect to the other executive officers, the President and CEO recommends and the Chairman approves annually each such executive officer's base salary. Base salary is determined based on an evaluation of the performance of U.S. Cellular and each executive officer. In connection with the foregoing, the President and CEO and/or Chairman consider such factors and circumstances as they may deem relevant, as discussed below.

        Significant facts and circumstances that the Chairman considered in approving the base salaries of all of the named executive officers, and that the President and CEO considered in recommending the base salaries of the named executive officers other than the President and CEO, are as follows: the fact that U.S. Cellular is a public company; the fact that U.S. Cellular is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than U.S. Cellular, possess greater resources, possess more extensive coverage areas and more spectrum within some coverage areas, and market other services with their communications services that U.S. Cellular does not offer; U.S. Cellular's performance, as discussed above; the team performance objectives and achievements and the extent to which the officer was considered to have contributed to such achievements, as discussed above; the benchmark information, as discussed above; certain ranges and metrics for the individual officers based on such benchmarks, as discussed below; and the overall views and feedback of U.S. Cellular personnel. In addition, the President and CEO and/or Chairman considered additional facts and circumstances with respect to each of the named executive officers, as discussed below.

        The Chairman considers the above facts and circumstances and makes a determination of appropriate ranges of base salary for each named executive officer, based on the recommendations of the President and CEO with respect to all named executive officers other than the President and CEO. The base salary of each executive officer is set at a level considered to be appropriate in the subjective judgment of the Chairman based on an assessment of the responsibilities and performance of such executive officer, taking into account the facts and circumstances discussed above. No specific performance measures are determinative in the base salary compensation decisions for executive officers. Instead, all facts and circumstances are taken into consideration by the President and CEO and the Chairman in their executive compensation decisions. Ultimately, it is the informed judgment of the Chairman based on the recommendation of the President and CEO that determines an executive officer's base salary based on the total mix of information rather than on any specific measures of performance.

        The following shows certain information relating to base salary in 2011 compared to 2010 for Mary N. Dillon.

	Mary N. Dillon
Hire Date		6/1/10
Annualized 2010 Base Salary		$725,000
2010 Base Salary in Summary Compensation Table ($725,000 × 7/12)		$422,917
2011 Base Salary for Period 1/1/11 - 12/31/11		$752,000
$ Increase of 2011 Base Salary over Annualized 2010 Base Salary		$27,000
% Increase in 2011 Base Salary over Annualized 2010 Base Salary		3.7%
Range per Towers Watson Survey	$ $	645,000 - 960,000
Median of Range		$785,000

        Ms. Dillon's base salary for 2011 was increased to $752,000, which is slightly below the median of the above range, which median represents the 50th percentile of the range considered to be appropriate in the subjective judgment of the Chairman. The population of comparable base salaries was comprised one-half of the base salaries of the chief executive officers of companies and one-half of the base salaries of sector heads of a major segment of a company's operations, similar in size to U.S. Cellular, recognizing the fact that U.S. Cellular is both a public company as well as a subsidiary of a public company. See "Benchmarking" above. The base salary of the President and CEO is believed to be within the range considered to be appropriate in the judgment of the Chairman.

        The following shows certain information relating to base salary in 2011 compared to 2010 for the other named executive officers:

	Steven T. Campbell		Alan D. Ferber		Michael S. Irizarry		Jeffrey J. Childs
2010 Base Salary per Summary Compensation Table for 1/1/10 - 12/31/10		$449,503		$458,583		$521,287		$440,696
Base Salary level prior to 3/1/11		$451,420		$460,300		$523,204		$450,000
Base Salary level 3/1/11 - 2/29/12		$467,220		$471,808		$536,284		$461,250
2011 Base Salary per Summary Compensation Table for 1/1/11 - 12/31/11		$464,587		$469,890		$534,104		$459,375
$ Increase in Base Salary on 3/1/11		$15,800		$11,508		$13,080		$11,250
% Increase in Base Salary on 3/1/11		3.5%		2.5%		2.5%		2.5%
Range considered to be appropriate per 2010 Towers Watson survey	$ $	445,000 to 595,000	$ $	445,000 to 640,000	$ $	390,000 to 585,000	$ $	295,000 to 410,000
Median of range		$520,000		$535,000		$465,000		$345,000

        Mr. Irizarry's base salary is within the range, but is greater than the median. Significant facts and circumstances that the President and CEO and Chairman considered in determining Mr. Irizarry's base salary are as follows: Mr. Irizarry's position and responsibilities as Executive Vice President and Chief Technology Officer—Engineering and Information Services, of U.S. Cellular; the fact that Mr. Irizarry is responsible for Information Systems (IS) in addition to his engineering and network operation responsibilities; the length of time that Mr. Irizarry has held this position and his employment by U.S. Cellular since 2002; and the President and CEO's and Chairman's subjective views regarding Mr. Irizarry's contributions in such capacities to U.S. Cellular during that time.

        Mr. Childs' base salary exceeds the median and the upper end of the range. Significant facts and circumstances that the President and CEO and Chairman considered in determining Jeffrey J. Childs' base salary are as follows: Mr. Childs' position and responsibilities as Executive Vice President and Chief Human Resources Officer on and after May 19, 2010; the fact that Mr. Childs served as Senior Vice President and Chief Human Resources Officer prior to May 19, 2010; the length of time that Mr. Childs has held these positions and his employment by U.S. Cellular since 2004; and the President and CEO's and Chairman's subjective views regarding Mr. Childs' contributions in such capacities to U.S. Cellular during that time.

        The base salaries of the above officers are believed to be within the range considered to be appropriate in the judgment of the Chairman and the President and CEO.

        For disclosure purposes, the base salaries of the named executive officers were increased in 2012 as follows:

	Mary N. Dillon	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
Increased Base Salary in 2012	$788,000	$520,000	$485,962	$555,054	$475,088
Effective Date of Increase	1/1/12	3/1/12	3/1/12	3/1/12	3/1/12

        Increased base salaries for 2012 are being reported above for disclosure purposes and will be reflected in the Summary Compensation Table in next year's Proxy Statement.

  Bonus

        In June 2011, U.S. Cellular's Chairman approved an Executive Bonus Plan for 2011. This bonus plan measured performance with respect to 2011, relating to bonuses paid in 2012. A copy of this plan was filed with the SEC on a Form 8-K dated June 22, 2011.

        The purposes of the Executive Bonus Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts toward achieving superior results in relation to key business measures; to reward U.S. Cellular's executive officers in relation to their success in meeting and exceeding the performance targets; and to help U.S. Cellular attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the Executive Bonus Plan are executive vice presidents of U.S. Cellular. The President and CEO does not participate in the Executive Bonus Plan. Each participant's target incentive is expressed as a percentage of base salary.

        The Executive Bonus Plan is based on company performance and individual performance. The Executive Bonus Plan provides that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year. Such plan also provides that it is discretionary in nature.

        The following quantitative financial performance measures, using weights and definitions as approved by the Chairman, were considered in evaluating the achievements of the executive officer team for the purposes of the Executive Bonus Plan: Consolidated Cash Flow; Consolidated Service Revenue; Postpay Customer Disconnects; Customer Addition Equivalents; and Cash Costs per Average Customer Equivalent.

        The Executive Bonus Plan for 2011 reflects a change from the executive bonus plans in prior years. In prior years, the financial performance measures represented 100% of the company performance portion of the bonus, and the overall level of financial performance could be adjusted in the discretion of the Chairman. Beginning with the bonus based on 2011 performance, the overall level of financial performance is determined quantitatively as described under "Company Performance" above and comprises 70% rather than 100% of the company performance portion of the bonus. The targets used to determine quantitative financial performance could be adjusted to reflect unanticipated events. The remaining 30% of the company performance portion of the bonus is based on the overall performance of U.S. Cellular as determined qualitatively and subjectively by the Chairman.

        U.S. Cellular sets target levels for the quantitative financial performance measures at levels that it believes are achievable with above average performance. U.S. Cellular believes it would require outstanding performance to achieve 200% of the target levels, which is the maximum for each factor and the plan. Nevertheless, although such financial performance measures may impact the amount of bonus an officer receives, all officer bonuses are discretionary, and individual performance and other factors contribute to the amount of bonus an officer receives. The President and CEO may consider the performance factors and any other information deemed relevant in determining the bonus. Bonuses and payouts are not vested until a bonus has been approved and paid to an officer. As a result, the quantitative financial performance measures are one category of the factors used in determining the bonus, but do not entitle the officer to any bonus. A bonus can be awarded based on judgment even if the quantitative financial performance measures are not met. Although performance measures influence the decision of the amount of the bonus, the entire amount of the bonus is discretionary and cannot be calculated in advance of approval and payment to the officer. Also, as noted above, the Executive Bonus Plan provides that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

        The President and CEO determines the actual payout that each officer will receive, and is not bound to adhere to any guideline, including any of the identified quantitative financial performance measures. However, the sum of all participants' actual payouts may not deviate from the total amount of the officer pool by more than 18%. In addition, the Chairman approves all officer bonuses prior to payout.

  Summary of Bonus Payments

        The following shows the calculation of bonuses with respect to 2011 performance:

        As noted above under "Company Performance," the overall percentage achieved with respect to company performance under the Executive Bonus Plan with respect to 2011 was determined to be 88.1%, comprised of weighted quantitative financial performance of 53.6% and weighted overall qualitative company performance of 34.5%.

        The following shows information with respect to each named executive officer other than the President and CEO relating to the bonus for 2011 performance (paid in 2012) showing the amount of bonus awarded as a result of the achievement of the above quantitative financial performance measures and the amount awarded based on a qualitative assessment of overall company performance or on individual performance:

		Formula	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
a	2011 base salary (as of 3/1/11)		$467,220	$471,808	$536,284	$461,250
b	Target bonus percentage based on company performance		50%	60%	45%	45%

c	Target bonus for company performance	a × b	$233,610	$283,085	$241,328	$207,563

d	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on weighted quantitative financial performance in 2011 of 53.6%	c × 53.6%	$125,215	$151,734	$129,352	$111,254

	Calculation of amount reported under "Bonus" column:
e	Portion of bonus based on weighted overall qualitative company performance in 2011 as determined by Chairman of 34.5%	c × 34.5%	$80,595	$97,664	$83,258	$71,609
f	Amount of discretionary bonus based on individual performance		$54,190	$39,602	$44,390	$37,137

g	Subtotal of amount reported under "Bonus" column	e + f	$134,785	$137,266	$127,648	$108,746

	Total bonus for 2011 paid in 2012 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column)	d + g	$260,000	$289,000	$257,000	$220,000

h	Total bonus related to company performance(1)	d + e	$205,810	$249,398	$212,610	$182,863

	Total bonus related to company performance as a percentage of target	h / c	88.1%	88.1%	88.1%	88.1%

i	70% of target bonus for company performance relating to quantitative financial performance (for this table, the "Quantitative Target Amount")(1)	c × 70%	$163,527	$198,160	$168,930	$145,294

	"Non-Equity Incentive Plan Compensation" as a percentage of Quantitative Target Amount(1)	d / i	76.6%	76.6%	76.6%	76.6%

(1)
See Note 1 under the "Grants of Plan-Based Awards" table below.

        In addition, the Chairman determined Mary N. Dillon's bonus for 2011 as follows.

        U.S. Cellular established performance guidelines and procedures for awarding bonuses to the President and CEO. These guidelines and procedures were filed by U.S. Cellular as Exhibit 10.2 to U.S. Cellular's Form 8-K dated November 18, 2009. These guidelines and procedures provide that the Chairman in his sole discretion determines whether an annual bonus will be payable to the President and CEO for a performance year and, if so, the amount of such bonus, and describe factors that may be considered by the Chairman in making such determination, including any factors that the Chairman in the exercise of his judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year. The guidelines also provide that any bonus awarded with respect to a performance year will be paid during the period commencing on the January 1 immediately following the performance year and ending on the March 15 immediately following the performance year.

        Ms. Dillon's informal target bonus was 80% of her base salary of $752,000 in 2011, or $601,600. The Chairman approved a bonus to Ms. Dillon of $650,000 with respect to 2011 performance that was paid in March 2012. This was approximately 108% of the informal target bonus amount reflecting U.S. Cellular's overall company performance of 88.1% and the Chairman's subjective views regarding Ms. Dillon's contributions to such performance and achievements in 2011.

        Unlike the bonus guidelines for the executive officers other than Ms. Dillon, which provide that a specified percentage of an officer's bonus will be determined based on quantitative financial performance (as described above) and that the remaining percentage will be discretionary based on overall company performance and individual performance, the bonus guidelines for the President and CEO do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for Ms. Dillon is reported under the "Bonus" column of the Summary Compensation Table.

Long-Term Equity Compensation

        The Chairman recommends and the Long-Term Incentive Compensation Committee approves long-term equity compensation awards to the named executive officers under the U.S. Cellular 2005 Long-Term Incentive Plan, which awards generally have included stock options, restricted stock units and bonus match units.

        Long-term compensation awards for executive officers are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period.

        The Long-Term Incentive Compensation Committee may establish performance measures and restriction periods, and determine the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award.

        Although the Long-Term Incentive Compensation Committee has the discretion to grant various types of awards, it generally only grants service-based restricted stock units and service-based stock options. In addition, officers may receive employer stock match awards in connection with deferred bonus as described below under "Information Regarding Nonqualified Deferred Compensation." The restricted stock units generally vest in full (cliff vesting) on the third anniversary of the date of grant, subject to continued employment. Stock options granted after 2007 generally become exercisable with respect to 33 1/3% of the shares underlying the stock option each year over a three year period. Stock options are exercisable until the tenth anniversary of the date of grant, subject to continued employment.

        Officers receive an award of restricted stock units in the current year primarily based on the achievement of certain levels of corporate and individual performance in the immediately preceding year and an award of stock options in the current year primarily based on individual performance in the immediately preceding year. However, all stock option and restricted stock unit awards are expensed over the applicable vesting periods.

        The Long-Term Incentive Compensation Committee determined the number of restricted stock units and stock options to award to the named executive officers in 2011 as follows. The following first discusses the general approach used for the named executive officers other than the President and CEO. Following that is a discussion of how this approach was modified with respect to the President and CEO.

        The target allocation of long-term compensation awards in 2011 was 60% in stock options and 40% in restricted stock units. This allocation was based on information from U.S. Cellular's compensation consultant, Towers Watson. See "Benchmarking" above.

        Although the target allocation was based on benchmark data, the stock option grant was adjusted by an officer performance multiple and the restricted stock unit award was adjusted by an officer performance multiple as well as a U.S. Cellular performance factor, as discussed below.

        Based on information from Towers Watson, the formula for determining the number of stock options to award to the executive officers other than Mary N. Dillon was (a) 60% × the officer's March 1, 2011 base salary × the officer performance multiple for 2010, divided by (b) the product of (i) a vesting discount factor to account for forfeitures and (ii) the Black Scholes value of an option on U.S. Cellular's stock based on the closing stock price on the grant date. This result was rounded as indicated below.

        Based on information from Towers Watson, the formula for determining the number of restricted stock units to award to the executive officers other than Mary N. Dillon was (a) 40% × the officer's March 1, 2011 base salary × the officer performance multiple for 2010 × the U.S. Cellular performance percentage for 2010, divided by (b) the product of (i) the value of a U.S. Cellular Common Share based on the closing stock price on the grant date and (ii) a vesting discount factor to account for forfeitures. The adjusted company performance percentage for 2010 was 70.0%.

        The officer performance multiple for 2010 (utilized for 2011 awards) represents a number based on information from Towers Watson derived from benchmarking data as discussed under "Benchmarking" above. The amount of this multiple relates to the officer's relative position at U.S. Cellular and reflects the Chairman's and President and CEO's assessment of the officer's individual performance. Based on the foregoing, the named executive officers other than the President and CEO were assigned the multiples disclosed below.

        As a result of the foregoing formulas and individual performance factors, the following stock options and restricted stock units were granted to the named executive officers other than Ms. Dillon in 2011:

		Formula	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
a	March 1, 2011 Base Salary		$467,220	$471,808	$536,284	$461,250
b	Performance Multiple		1.73	2.15	2.15	1.61
c	Long Term Incentive Target Value	a × b	$808,291	$1,014,387	$1,153,011	$742,613
d	Option Value	c × 60%	$484,975	$608,632	$691,807	$445,568
e	Closing Stock Price on April 1, 2011		$51.99	$51.99	$51.99	$51.99
f	Closing Price × Black-Scholes Ratio	e × 39.68%	$20.63	$20.63	$20.63	$20.63
g	Adj. Price × Option Vesting Discount Factor	f × 90.77%	$18.73	$18.73	$18.73	$18.73
h	Options Granted (rounded)	d / g	25,900	32,500	36,950	23,800
i	RSU Value	c × 40%	$323,316	$405,755	$461,204	$297,045
j	Company Performance %		70.0%	70.0%	70.0%	70.0%
k	Adjusted RSU Value	i × j	$226,321	$284,028	$322,843	$207,932
l	Price × RSU Vesting Discount Factor	e × 86.38%	$44.91	$44.91	$44.91	$44.91
	RSUs Granted	k / l	5,040	6,325	7,189	4,630

        Pursuant to the letter agreement between U.S. Cellular and Mary N. Dillon dated May 3, 2010, as discussed above, the total combined value of stock option and restricted stock unit awards in each of 2011 and 2012 to Ms. Dillon is required to be no less than $1,800,000.

        Also, the letter agreement provides that annual stock option and restricted stock unit awards would be based on a competitive (50th percentile) long term incentive award value (expected value) for Ms. Dillon's position and salary level (based on the above-referenced Towers Watson report), and that the expected value is planned to be allocated to nonqualified stock options (60%) and restricted stock units (40%). The following stock option and restricted stock unit awards were granted to Ms. Dillon in 2011:

		Formula	Mary N. Dillon
a	Long Term Incentive Target Value from Towers Watson		$2,530,000
b	Discretionary increase in Long Term Incentive Target Value		$70,000
c	Adjusted Long Term Incentive Target Value		$2,600,000
d	Option Value	c × 60%	$1,560,000
e	Closing Stock Price on April 1, 2011		$51.99
f	Closing Price × Black-Scholes Ratio	e × 39.68%	$20.63
g	Adj. Price × Option Vesting Discount Factor	f × 90.77%	$18.73
h	Options Granted (rounded)	d / g	83,300
i	RSU Value	c × 40%	$1,040,000
j	Company Performance %—N/A—based on letter agreement		—
k	Adjusted RSU Value		$1,040,000
l	Price × RSU Vesting Discount Factor	e × 86.38%	$44.91
	RSUs Granted	k / l	23,158

        The Chairman recommended, and the Long-Term Incentive Compensation Committee approved, a Long Term Incentive Target Value greater than the value based on Towers Watson benchmark data due to their subjective assessment of Ms. Dillon's performance since she assumed her duties at U.S. Cellular.

        As with the annual salary and bonus, executive officers do not become entitled to any stock options or restricted stock units as a result of the achievement of any corporate or individual performance levels. An award of stock options and restricted stock units is entirely discretionary and executive officers have no right to any stock option or restricted stock unit awards unless and until they are awarded. Pursuant to SEC rules, awards granted in 2011 are included in the Summary Compensation Table below with respect to compensation earned in 2011.

        For disclosure purposes, the stock option and restricted stock unit awards granted on April 2, 2012 with respect to 2011 performance are as follows:

Name	Number of Shares Underlying Stock Options	Number of Shares Underlying Restricted Stock Units
Mary N. Dillon	74,975	33,751
Steven T. Campbell	31,750	12,594
Alan D. Ferber	28,500	11,297
Michael S. Irizarry	39,200	15,544
Jeffrey J. Childs	25,650	10,171

        For the 2012 awards relating to 2011 performance, the target allocation of long-term compensation awards was 50% in stock options and 50% in restricted stock units. This will be reported next year in the 2013 Proxy Statement.

        The foregoing information is provided only for disclosure purposes. The above awards were not earned until granted in 2012 and will be reflected in next year's Summary Compensation Table with respect to 2012.

Analysis of Compensation

        The following table identifies the percentage of each element of total compensation of each of the named executive officers based on the Summary Compensation Table for 2011:

	Mary N. Dillon	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
Salary	16.5%	30.2%	26.5%	27.5%	32.1%
Bonus	14.3%	8.8%	7.7%	6.6%	7.6%
Stock Awards	26.4%	17.0%	18.5%	19.3%	16.8%
Stock Options	35.7%	32.9%	35.8%	37.3%	32.5%
Non-Equity Incentive Plan Compensation	0%	8.1%	8.6%	6.7%	7.8%
Other	7.1%	3.0%	2.9%	2.6%	3.2%

	100.0%	100.0%	100.0%	100.0%	100.0%

        As indicated below in the Summary Compensation Table, Ms. Dillon's total compensation for 2011 was $4,559,564 and the total compensation for 2011 for the other named executive officers ranged from a high of $1,938,779 to a low of $1,429,828. Accordingly, Ms. Dillon's total compensation for 2011 is approximately 2.35 times the total compensation of the next highest compensated named executive officer with respect to 2011.

        Part of the reason for the differential is the fact that Ms. Dillon received a payment of $250,000 in 2011 pursuant to the terms of her letter agreement with U.S. Cellular dated May 3, 2010.

        Also, as noted herein, U.S. Cellular's overall compensation objectives are to (i) support U.S. Cellular's overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of business unit and U.S. Cellular objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular. Also, as noted herein, U.S. Cellular determines the amount of compensation to pay or provide to each named executive officer considering compensation practices of peers and other companies with similar characteristics, in order to support U.S. Cellular's overall business strategy and objectives. As noted herein, U.S. Cellular recognizes that it must compensate its executive officers in a competitive manner comparable to similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Considering the foregoing, U.S. Cellular recognizes that it needs to and believes that it should compensate the President and CEO at a level that considers the compensation of presidents and chief executive officers of similar companies, which compensation is higher than the compensation of other named executive officers of such companies. U.S. Cellular believes that this is necessary to attract and retain a highly qualified person to serve as President and CEO and to compete successfully against other companies. A level of compensation similar to that paid to the President and CEO is not necessary to attract and retain and is not appropriate for the other named executive officers. However, U.S. Cellular recognizes that it needs to and believes that it should compensate the other named executive officers at levels that reflect the compensation of similarly situated positions at similar companies in order to attract and retain high quality persons for such positions at U.S. Cellular.

        The Chairman and the Long-Term Incentive Compensation Committee believe that the elements of compensation and total compensation of the named executive officers have been set at appropriate levels considering the foregoing principles.

Other Benefits and Plans Available to Identified Officers

        The identified executive officers participate in certain benefits and plans, as described below.

        As noted above, U.S. Cellular's overall compensation objectives for executive officers are to (i) support U.S. Cellular's overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of U.S. Cellular objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular.

        To achieve these objectives, the Chairman and the Long-Term Incentive Compensation Committee believe that the named executive officers must be offered a competitive compensation package, including benefits and plans. U.S. Cellular's compensation packages are designed to compete with other companies for talented employees. U.S. Cellular's benefits and plans are part of this package and enable U.S. Cellular to attract and retain eligible employees, including the named executive officers. Thus, the benefits and plans fit into U.S. Cellular's overall compensation objectives primarily by helping U.S. Cellular achieve the second objective of U.S. Cellular's overall compensation objectives, which is to attract and retain high quality management. Benefits and plans are an important part of the mix of compensation used to attract and retain management, but do not significantly affect decisions relating to other elements of annual or long-term compensation, which are provided consistent with the above compensation objectives.

Deferred Salary and Bonus

        Deferred Salary and/or Bonus.    The named executive officers are permitted to defer salary and/or bonus pursuant to a deferred compensation plan. The entire amount of the salary earned is reported in the Summary Compensation Table in column (c) under "Salary," whether or not deferred. The entire amount of the bonus earned is reported in the Summary Compensation Table, whether or not deferred. Pursuant to the plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) in the Summary Compensation Table includes the portion of any interest that exceeded the rate specified by the Internal Revenue Service that is 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code) (such specified rate, the "AFR"), at the time each monthly interest rate was set. The deferred compensation account of an officer is paid at the time and in the form elected by the officer, subject to any payment delay required by section 409A of the Internal Revenue Code.

        The executive is always 100% vested in all salary and bonus amounts that have been deferred and any interest credited with respect thereto. Accordingly, the executive is entitled to 100% of the amount deferred and all earnings thereon upon any termination. Any such amounts are reported in the Nonqualified Deferred Compensation table below and, because there would not be any increased benefit or accelerated vesting in the event of any termination or Change in Control, are not included in the below table of Potential Payments upon Termination or Change in Control.

        Deferred Bonus under the Long-Term Incentive Plan.    The named executive officers are also permitted to defer their bonuses pursuant to deferred bonus compensation agreements under the 2005 Long-Term Incentive Plan, as discussed below. The entire amount of the bonus earned is reported in the Summary Compensation Table, whether or not deferred. Deferred bonus will be deemed invested in phantom U.S. Cellular Common Shares. The named executive officers receive a distribution of the deferred bonus account at the date elected by the officer, subject to any payment delay required by section 409A of the Internal Revenue Code.

        The executive is always 100% vested in all bonus amounts that have been deferred under a deferred bonus compensation arrangement under the 2005 Long-Term Incentive Plan. Such amounts are reported in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or Change in Control, are not included in the below table of Potential Payments upon Termination or Change in Control.

U.S. Cellular 2005 Long-Term Incentive Plan

        Long-term compensation awards under the U.S. Cellular 2005 Long-Term Incentive Plan were discussed above in this Compensation Discussion and Analysis. The following provides certain additional information relating to deferred bonus stock unit match awards, restricted stock units and stock options.

        Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, each officer may elect to defer all or a portion of his or her annual bonus. U.S. Cellular will allocate a stock unit match award to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. The stock unit match awards will be deemed invested in phantom U.S. Cellular Common Shares and will vest ratably at a rate of one-third per year over three years. Column (e), "Stock Awards," of the below Summary Compensation Table includes the aggregate grant date fair value of the stock unit match awards computed in accordance with FASB ASC 718.

        Restricted stock units may be granted under the U.S. Cellular 2005 Long-Term Incentive Plan. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718.

        Stock options may be granted under the U.S. Cellular 2005 Long-Term Incentive Plan. Column (f), "Option Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718.

        The phantom stock units (representing both deferred bonus amounts and deferred bonus stock unit match awards), restricted stock units and stock options are not credited with any dividends. U.S. Cellular does not currently pay dividends.

        The U.S. Cellular 2005 Long-Term Incentive Plan and related stock option, restricted stock unit and deferred bonus stock unit match award agreements provide various rights upon termination and/or Change in Control, as summarized below.

        Stock Options.    The U.S. Cellular stock option agreements with named executive officers (other than an agreement with Ms. Dillon pursuant to which she was granted on June 1, 2010 an option for 75,000 Common Shares, as further described in Note (1) to the Table of Potential Payments upon Termination or Change in Control below) provide as follows:

        Disability.    If the officer's employment terminates by reason of disability (a total physical disability which, in the Long-Term Incentive Compensation Committee's judgment, prevents the officer from performing substantially such officer's employment duties and responsibilities for a continuous period of at least six months), then the stock option will be exercisable only to the extent it is exercisable on the effective date of the officer's termination of employment and after such date may be exercised by the holder (or the holder's legal representative) for a period of 12 months after the effective date of the officer's termination of employment, or until the stock option's expiration date, whichever period is shorter.

        Special Retirement.    If the officer's employment terminates by reason of Special Retirement (termination of employment on or after the later of (i) the officer's attainment of age 62 and (ii) the officer's early retirement date or normal retirement date under the TDS Pension Plan), then the stock option immediately will become exercisable in full and after such date may be exercised by the holder (or the holder's legal representative) for a period of 12 months after the effective date of the Special Retirement, or until the stock option's expiration date, whichever period is shorter. However, effective for stock options granted in and after April 2008, the option will become 100% exercisable only if at the time of termination, the officer has attained age 66 and the termination occurs subsequent to the year of grant.

        Retirement.    If the officer's employment terminates by reason of Retirement (termination of employment on or after the officer's attainment of age 65 that does not satisfy the definition of "Special Retirement," as set forth above), then the stock option immediately will become exercisable in full and after such date may be exercised by the holder (or the holder's legal representative) for a period of 90 days after the effective date of the Retirement, or until the stock option's expiration date, whichever period is shorter. However, effective for stock options granted in and after April 2008, the option will become 100% exercisable only if at the time of termination, the officer has attained age 66 and the termination occurs subsequent to the year of grant.

        Resignation with Prior Consent of the Board.    If the officer's employment terminates by reason of the officer's resignation of employment with the prior consent of the U.S. Cellular board of directors, then the stock option will be exercisable only to the extent it is exercisable on the effective date of the officer's resignation and after such date may be exercised by the holder (or the holder's legal representative) for a period of 90 days after the effective date of the officer's resignation, or until the stock option's expiration date, whichever period is shorter.

        Death.    If the officer's employment terminates by reason of death, then the stock option will be exercisable only to the extent it is exercisable on the date of the officer's death and after such date may be exercised by the beneficiary or beneficiaries designated by the officer for a period of 180 days after the date of death, or until the stock option's expiration date, whichever period is shorter. However, effective for stock options granted in and after April 2008, the stock option will be exercisable by the beneficiary or beneficiaries for a period of 180 days after the date of death.

        Other Termination of Employment.    If the officer's employment terminates for any reason other than Disability, Special Retirement, Retirement, resignation of employment with the prior consent of the U.S. Cellular board of directors or death, then the stock option will be exercisable only to the extent it is exercisable on the effective date of the officer's termination of employment and after such date may be exercised by the holder (or the holder's legal representative) for a period of 30 days after the effective date of the officer's termination of employment, or until the stock option's expiration date, whichever period is shorter.

        Extension of Option Exercise Period.    The stock option exercise period may be extended 30 days beyond a blackout period or legally-required plan suspension in the event that the stock option would otherwise expire during a blackout period or legally-required plan suspension.

        See Note (1) to the Table of Potential Payments upon Termination or Change in Control below for a discussion of the special exercisability provisions applicable to the stock option granted to Ms. Dillon on June 1, 2010 for 75,000 Common Shares in the event of Ms. Dillon's termination on or prior to June 1, 2012 without cause or for good reason.

        Restricted Stock Unit Awards.    The U.S. Cellular restricted stock unit agreements with named executive officers (other than agreements with Ms. Dillon pursuant to which she was granted on June 1, 2010 certain restricted stock unit awards, as further described in Note (1) to the Table of Potential Payments upon Termination or Change in Control below) provide as follows:

        Retirement.    If the officer separates from service prior to the third anniversary of the date of grant (i.e., the date that the award otherwise would have vested) by reason of retirement, the restricted stock unit award will vest upon such separation if at the time of separation, the officer has attained age 66 and the separation occurs subsequent to the year of grant. The shares subject to the restricted stock unit award will be issued within sixty days following the officer's separation from service unless the award is subject to section 409A of the Internal Revenue Code. If the award is subject to section 409A of the Internal Revenue Code, the shares subject to the award will be issued in the seventh calendar month following the calendar month during which the officer separates from service. If the officer separates from service prior to the third anniversary of the date of grant by reason of a retirement that does not meet the conditions described herein, the restricted stock unit award will be forfeited.

        Disability or Death.    If the officer separates from service prior to the third anniversary of the date of grant by reason of Disability or death, the restricted stock unit award will fully vest upon such separation from service. The shares subject to the restricted stock unit award generally will be issued within sixty days following the officer's separation from service. However, if the officer separates from service by reason of Disability, and if the award is subject to section 409A of the Internal Revenue Code, then the shares subject to the award will be issued in the seventh calendar month following the calendar month during which the officer separates from service.

        Other Separation from Service.    If the officer separates from service prior to the third anniversary of the date of grant for any reason other than retirement, disability or death, the restricted stock unit award will be forfeited.

        See Note (1) to the Table of Potential Payments upon Termination or Change in Control below for a discussion of the special vesting provisions applicable to the restricted stock unit awards granted to Ms. Dillon on June 1, 2010.

        Deferred Compensation Accounts and Company Match Awards.    An officer will be fully vested in the deferred bonus amounts credited to his or her deferred compensation account under the U.S. Cellular 2005 Long-Term Incentive Plan. One-third of the company match award credited to the officer's deferred compensation account will become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of U.S. Cellular or an affiliate on such date and the related deferred bonus amount has not been withdrawn or distributed before such date. The company match award immediately shall become fully vested in the event of the officer's permanent disability or separation from service on account of his or her retirement or death. Amounts credited to an officer's deferred compensation account will be deemed to be invested in phantom Common Shares at the time the amounts are credited to the deferred compensation account.

        Payment of deferred compensation generally will be in accordance with the officer's distribution date elections, provided that if an officer is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code, and is entitled to payment by reason of a separation from service for a reason other than death, no portion of his or her deferred compensation account subject to Section 409A of the Internal Revenue Code shall be paid before the date which is six months after the date of the separation from service (or if earlier, the date of the officer's death).

        All payments of deferred compensation will be made in whole Common Shares and cash equal to the fair market value of any fractional share.

        Forfeiture of Award Upon Competition with or Misappropriation of Confidential Information of U.S. Cellular or its Affiliates.    If a recipient of an award enters into competition with, or misappropriates confidential information of, U.S. Cellular or any affiliate thereof, including TDS and its affiliates, then all awards granted shall terminate and be forfeited.

  Change in Control

        The following summarizes the Change in Control provisions of the U.S. Cellular 2005 Long-Term Incentive Plan:

        Notwithstanding any provision in the U.S. Cellular 2005 Long-Term Incentive Plan or any agreement, in the event of a Change in Control, the board of directors may, but will not be required to, make such adjustments to outstanding awards under the U.S. Cellular 2005 Long-Term Incentive Plan as it deems appropriate, including, without limitation:

  •
  causing all outstanding stock options and stock appreciation rights to immediately become exercisable in full;

  •
  causing the restriction period applicable to any outstanding restricted stock award, and to the extent permissible under section 409A of the Internal Revenue Code, any restricted stock unit award, to lapse;

  •
  to the extent permissible under section 409A of the Internal Revenue Code, causing the performance period applicable to any outstanding performance award to lapse;

  •
  causing any restricted stock unit award or performance award to vest;

  •
  causing the performance measures applicable to any outstanding award (if any) to be deemed to be satisfied at the minimum, target or maximum level;

  •
  causing the amount in a deferred compensation account attributable to a company match to vest;

  •
  causing each outstanding award to be converted into a substitute award; or

  •
  electing that each outstanding award will be surrendered to U.S. Cellular and immediately canceled by U.S. Cellular, and that the holder will receive, within sixty days following the occurrence of the Change in Control (or at such later time required by section 409A of the Internal Revenue Code), a cash payment from U.S. Cellular.

        The foregoing outlines the potential effect of a Change in Control relating to all awards available under the U.S. Cellular 2005 Long-Term Incentive Plan. However, U.S. Cellular currently only has outstanding restricted stock units, options and phantom stock units related to deferred compensation accounts.

        For the definition of Change in Control, see U.S. Cellular's 2005 Long-Term Incentive Plan, attached as Exhibit C to U.S. Cellular's 2009 Proxy Statement.

        Because certain termination events and/or a Change in Control would or may result in the acceleration of vesting of stock options, restricted stock units and bonus match units, the effects of such accelerated vesting in such event are included in the below table of Potential Payments upon Termination or Change in Control.

SERP

        Each of the identified executive officers participates in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan. The SERP is unfunded. The amount of the SERP contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. Participants are credited with interest on balances of the SERP. Pursuant to SEC rules, column (h) of the Summary Compensation Table includes any portion of interest earned under the SERP to the extent the rate exceeds the AFR at the time the rate is set.

        A participant is entitled to distribution of his or her entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her vested account balance in one of the following forms as elected by the participant prior to the first day of the plan year for which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20 or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or Change in Control and, accordingly, no amount attributable to the SERP is included in the below table of Potential Payments upon Termination or Change in Control. The balance of the SERP as of December 31, 2011 for each named executive officer is set forth in the "Nonqualified Deferred Compensation" table below.

Perquisites

        U.S. Cellular does not provide any significant perquisites to its executive officers. See note (i) under "Explanation of Columns" under the Summary Compensation Table below for information about perquisites provided to the named executive officers. In addition, U.S. Cellular has no formal plan, policy or procedure pursuant to which executive officers are entitled to any perquisites following termination or Change in Control. However, in connection with any termination, U.S. Cellular may enter into a retirement, severance or similar agreement that may provide for perquisites.

        Perquisites and personal benefits represent a relatively insignificant portion of the named executive officers' total compensation. Accordingly, they do not materially influence the Chairman's or Long-Term Incentive Compensation Committee's consideration in setting compensation.

Other Generally Applicable Benefits and Plans

Employee Stock Purchase Plans

        TDS previously sponsored an Employee Stock Purchase Plan that permitted eligible employees of TDS and its subsidiaries, including U.S. Cellular, to purchase a limited number of TDS Special Common Shares on a quarterly basis. The per share cost to each participant was 85% of the market value of a TDS Special Common Share as of the quarterly purchase date. Pursuant to SEC rules, the Summary Compensation Table does not include the discount amount because such discount was available generally to all employees of TDS and U.S. Cellular and their subsidiaries. This plan was terminated following the purchase of shares for the quarter ended September 30, 2011.

        U.S. Cellular also previously sponsored an Employee Stock Purchase Plan that permitted eligible employees of U.S. Cellular and its subsidiaries to purchase a limited number of U.S. Cellular Common Shares on a quarterly basis. The per share cost to each participant was 85% of the market value of a U.S. Cellular Common Share as of the quarterly purchase date. Pursuant to SEC rules, the Summary Compensation Table does not include the discount amount because such discount was available generally to all employees of U.S. Cellular and its subsidiaries. This plan was terminated following the purchase of shares for the quarter ended September 30, 2011.

        Under the TDS and U.S. Cellular Employee Stock Purchase Plans, all shares purchased were distributed quarterly and no shares were retained for distribution upon retirement or otherwise. These plans did not discriminate in scope, terms, or operation in favor of executive officers and were available generally to all employees of TDS or U.S. Cellular, as applicable, and benefits were not enhanced upon any termination or Change in Control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Tax-Deferred Savings Plan

        TDS sponsors the Tax-Deferred Savings Plan, a qualified defined contribution plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. This plan is available to employees of TDS and its subsidiaries, including U.S. Cellular. Employees contribute amounts from their compensation and U.S. Cellular makes matching contributions in part. U.S. Cellular makes matching contributions to the plan in cash equal to 100% of an employee's contributions up to the first 3% of such employee's compensation, and 40% of an employee's contributions up to the next 2% of such employee's compensation. Employees have the option of investing their contributions and U.S. Cellular's contributions in a TDS Common Share fund, a U.S. Cellular Common Share fund and certain unaffiliated funds. The amount of the matching contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Under the TDS Tax-Deferred Savings Plan, employees are always fully vested in their employee contributions, but are subject to a two year graduated vesting schedule (34% vesting at one year of service and 100% vesting at two years of service) for employer matching contributions. Vesting in employer matching contributions is not accelerated upon a Change in Control or termination event, except a termination by reason of death, total and permanent disability, or after an employee attains age 65. The vested portion of an employee's account becomes payable following the employee's termination of employment (a) as a lump sum or (b) in a series of annual or more frequent installments. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination (other than a termination by reason of death, total and permanent disability or after an employee attains age 65) or Change in Control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control

Pension Plan

        TDS sponsors a qualified noncontributory defined contribution Pension Plan for the employees of TDS and its participating subsidiaries, including U.S. Cellular. Under this plan, pension costs are calculated separately for each participant and are funded annually. The TDS Pension Plan is designed to provide retirement benefits for eligible employees of TDS and participating subsidiaries which have adopted the Pension Plan. TDS and its participating subsidiaries make annual employer contributions for each eligible participant based on the applicable pension formula. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Benefits under the TDS Pension Plan are subject to a five year graduated vesting schedule (20% vesting at two years of service, 40% vesting at three years of service, 60% vesting at four years of service and 100% vesting at five years of service). Vesting is not accelerated upon a Change in Control or termination event, except in the event of a termination of employment due to a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date as defined in the plan. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) an annuity or (b) a lump sum payment. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination (except due to a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date) or Change in Control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Health and Welfare Benefits

        TDS also provides customary health and welfare and similar plans for the employees of TDS and its subsidiaries, including U.S. Cellular. These group life, health, hospitalization, disability, medical reimbursement and/or similar plans do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all employees, and benefits are not enhanced upon any termination or Change in Control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Impact of Accounting and Tax Treatments of Particular Forms of Compensation

        The Chairman and the Long-Term Incentive Compensation Committee consider the accounting and tax treatments of particular forms of compensation. Accounting treatments do not significantly impact the determinations of the appropriate compensation. The Chairman and the Long-Term Incentive Compensation Committee consider the accounting treatments primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting that will be required with respect to compensation.

        U.S. Cellular places more significance on the tax treatments of particular forms of compensation, because these may involve actual cash expense to the company or the executive. One objective of U.S. Cellular is to maximize tax benefits to the company and executives to the extent feasible within the overall goals of the compensation policy discussed above. In particular, one consideration is the effect of Section 162(m) of the Internal Revenue Code.

        Subject to certain exceptions, Section 162(m) of the Internal Revenue Code provides a one million dollar annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's principal executive officer and the corporation's other three most highly compensated officers, exclusive of the principal executive officer and principal financial officer. U.S. Cellular does not believe that the one million dollar deduction limitation currently has or should have in the near future a material adverse effect on U.S. Cellular's financial condition, results of operations or cash flows. If the one million dollar deduction limitation is expected to have a material adverse effect on U.S. Cellular in the future, U.S. Cellular will consider ways to maximize the deductibility of executive compensation, while retaining the discretion U.S. Cellular deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

        U.S. Cellular does not have any arrangements with its executive officers pursuant to which it has agreed to "gross-up" payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain perquisites as discussed below.

Clawback

        Depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant U.S. Cellular performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the Dodd-Frank Act, U.S. Cellular will be required to adopt a formal clawback policy that satisfies SEC and NYSE requirements. This will be done in 2012 or later after the SEC and NYSE issue rules relating to this requirement.

Policy on Stock Ownership by Executive Officers

        U.S. Cellular does not have a formal policy relating to stock ownership by executive officers. TDS' Policy Regarding Insider Trading and Confidentiality, which is applicable to U.S. Cellular, provides that persons subject to such policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or U.S. Cellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities. The Dodd-Frank Act instructs the SEC to adopt rules requiring public companies to include a proxy statement disclosure of their policies regarding hedging of company equity securities by directors or employees. U.S. Cellular will review such rules after they are finalized to determine if it will make any changes to its policies.

Forward Looking Statements

        The foregoing discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. We assume no obligation to update the forward-looking statements.

Compensation Committee Report

        The Chairman and the members of the Long-Term Incentive Compensation Committee oversee U.S. Cellular's compensation programs on behalf of the board of directors. In fulfilling their oversight responsibilities, the foregoing persons reviewed and discussed with management the Compensation Discussion and Analysis set forth above in this Proxy Statement.

        In reliance on the review and discussions referred to above, the persons whose names are listed below recommended to the full board of directors that the above Compensation Discussion and Analysis be included in U.S. Cellular's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and U.S. Cellular's Proxy Statement related to the 2012 Annual Meeting of shareholders.

        The above Compensation Committee Report is submitted by LeRoy T. Carlson, Jr., who functions as the compensation committee, except with respect to long-term compensation, and by Paul-Henri Denuit, J. Samuel Crowley and Ronald E. Daly, the members of the Long-Term Incentive Compensation Committee, which has responsibility with respect to long-term compensation.

        Because U.S. Cellular does not have a formal independent compensation committee, the foregoing Compensation Committee Report is also submitted by each of the members of the board of directors: LeRoy T. Carlson, Jr., Mary N. Dillon, Kenneth R. Meyers, James Barr III, LeRoy T. Carlson, Walter C.D. Carlson, J. Samuel Crowley, Ronald E. Daly, Paul-Henri Denuit, Harry J. Harczak, Jr. and Gregory P. Josefowicz.

Risks from Compensation Policies and Practices

        U.S. Cellular does not believe that risks arising from U.S. Cellular's compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular. The following describes the process undertaken to reach the conclusion, and the basis for the conclusion, that U.S. Cellular's compensation policies and practices are not reasonably likely to have a material adverse effect on U.S. Cellular.

        With respect to compensation in 2011, representatives of U.S. Cellular took the following steps: Various elements of compensation (including plans and arrangements) provided to executive officers, non-executive officers and all other employees were identified and cataloged. The potential risks associated with each element of compensation were identified and evaluated for materiality and likelihood. Controls and potential mitigating factors were then identified and evaluated. Based on this process, documentation was prepared which maps and identifies U.S. Cellular's various compensation elements, describes their characteristics and purposes, identifies potential risks associated with each compensation element, and then describes controls and mitigating factors. This documentation was used to evaluate the potential risks of the various elements of compensation, which are briefly summarized below.

        In addition, U.S. Cellular considered the following processes and matters. U.S. Cellular has internal controls in place and has processes to identify deficiencies, including significant deficiencies and material weaknesses. These processes have not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on U.S. Cellular. U.S. Cellular also has an Enterprise Risk Management process (as described above under Corporate Governance—Board Role in Risk Oversight) that has not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on U.S. Cellular. In addition, in connection with its process to review and identify risks for its Annual Report on Form 10-K, U.S. Cellular did not identify any compensation policies or practices that are reasonably likely to have a material adverse effect on U.S. Cellular. Furthermore, U.S. Cellular has not had any incident in which its compensation policies and practices have resulted in a material adverse effect on U.S. Cellular. Although U.S. Cellular's compensation policies and practices have evolved over time, their risk characteristics have not changed in any material respect for several years. U.S. Cellular does not believe that its compensation policies and practices are unusual in any significant respect and believes that they are comparable in many respects with those of many other commercial public companies. U.S. Cellular's compensation policies and practices have been developed over time with the assistance of its nationally-recognized compensation consultant, Towers Watson.

        U.S. Cellular believes that its policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, involve less risk than its compensation policies and practices relating to executive officers, as discussed in the above Compensation Discussion and Analysis. For the reasons discussed therein, U.S. Cellular does not believe that its compensation policies and practices relating to executive officers are reasonably likely to have a material adverse effect on U.S. Cellular. To an even greater extent, U.S. Cellular does not believe that its compensation policies and practices relating to its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular, for the reasons discussed below.

        As a telecommunications company, U.S. Cellular faces general business risks similar to many other businesses and certain other risks specific to a telecommunications business (as disclosed in U.S. Cellular's most recent Annual Report on Form 10-K). However, U.S. Cellular does not have any business units unrelated to its wireless business (such as business units involved in finance, securities, investing, speculation or similar activities, that might have different risk profiles, or where compensation expense is a significant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of U.S. Cellular). As a result, U.S. Cellular's risks relate only to its wireless business.

        The general design philosophy of the compensation policies and practices for employees, including non-executive officers, of U.S. Cellular is similar to the design philosophy discussed with respect to executive officers in the Compensation Discussion and Analysis above. In addition to such executive officers, the employees whose behavior would be most affected by incentives established by such policies and practices are the non-executive officers and director-level employees of U.S. Cellular.

        Similar to compensation of executive officers, non-executive officers and director-level employees are compensated using a mix of short and long-term compensation. Each such employee receives a substantial portion of compensation in the form of a fixed salary, which does not encourage any risk taking, and may receive a portion of compensation as long-term incentive compensation, which discourages short-term risk taking.

        A portion of the long-term incentive compensation of such employees may include restricted stock units, which retain value even if the stock price declines to some degree. As a result, as long as the stock continues to have some value, such awards will not expire without value and, as a result, do not encourage risk taking to attempt to avoid having awards expire without value, as could occur with stock options. Although such employees may also receive stock options, multi-year vesting and an exercise period that is generally ten years reduce the potential for excessive risk taking and, in any event, options are only one of several elements of compensation.

        Although employees, including non-executive officers, may be entitled to an annual bonus that relates to annual company performance, such bonuses are limited and represent only a portion of compensation. Also, such compensation is not designed to compensate non-executive employees for results that might be achieved by taking significant risks because non-executive employees do not have the authority to take significant risks, as compared to executive officers. In particular, non-executive employees have specified and limited authority compared to executive officers. In addition, U.S. Cellular is subject to an authorization policy that requires various levels of approvals for employees to take action depending on the dollar amount involved, and internal controls, procedures and processes to monitor and review such actions. Under such policy, actions that could have a material effect on U.S. Cellular would need to be approved by the board of directors and/or one or more executive officers of U.S. Cellular. U.S. Cellular's compensation policies and practices relating to non-executive employees are not designed to provide incentives to such employees to take action which they have no authority to take. In addition, there is a significant amount of discretion in awarding bonuses as well as other compensation and, as a result, such compensation could be reduced, or not awarded or not increased, if an employee undertook unauthorized risk. Also, depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

        As a result, considering the foregoing, U.S. Cellular does not believe that its compensation policies and practices for employees, including non-executive officers, provide incentives to such employees to undertake risks that are reasonably likely to have a material adverse effect on U.S. Cellular.

 Compensation Tables

Summary of Compensation

        The following table summarizes the compensation paid by U.S. Cellular to the identified officers for 2011, 2010 and 2009.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary $ (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Mary N. Dillon(1)(6)	2011	$752,000	$650,000	$1,203,984	$1,628,123	$—	$1,241	$324,216	$4,559,564
President and Chief	2010	$422,917	$580,000	$1,836,450	$2,647,736	$—	$284	$469,467	$5,956,854
Executive Officer
Steven T. Campbell(2)(6)	2011	$464,587	$134,785	$262,030	$506,223	$125,215	$987	$44,855	$1,538,682
Executive Vice	2010	$449,503	$43,788	$266,408	$473,176	$137,909	$875	$45,340	$1,416,999
President—Finance, Chief Financial Officer and Treasurer	2009	$437,100	$211,196	$157,985	$324,243	$137,475	$1,090	$40,944	$1,310,033
Alan D. Ferber(3)(6)	2011	$469,890	$137,266	$328,837	$635,222	$151,734	$3,594	$47,619	$1,774,162
Executive Vice	2010	$458,583	$53,579	$343,755	$610,409	$168,746	$3,744	$40,255	$1,679,071
President—Chief
Strategy and Brand
Officer
Michael S. Irizarry(4)(6)	2011	$534,104	$127,648	$373,756	$722,199	$129,352	$2,219	$49,501	$1,938,779
Executive Vice	2010	$521,287	$45,676	$390,746	$693,701	$143,855	$2,294	$50,101	$1,847,660
President and Chief Technology Officer—Engineering and Information Services	2009	$509,220	$220,401	$254,147	$521,595	$143,917	$3,526	$45,760	$1,698,566
Jeffrey J. Childs(5)(6)	2011	$459,375	$108,746	$240,714	$465,178	$111,254	$1,132	$43,429	$1,429,828
Executive Vice	2010	$440,696	$40,521	$231,830	$411,699	$122,492	$1,093	$41,910	$1,290,241
President and Chief Human Resources Officer	2009	$418,200	$163,507	$150,927	$309,624	$105,060	$1,555	$37,873	$1,186,746

Explanation of Columns:

(a)
Includes the following "named executive officers": all individuals serving as U.S. Cellular's principal executive officer or acting in a similar capacity at any time during the last completed fiscal year; all individuals serving as the principal financial officer or acting in a similar capacity at any time during the last completed fiscal year; and the three most highly compensated executive officers other than the foregoing who were serving as executive officers at the end of the last completed fiscal year, including executive officers of subsidiaries. The determination as to which executive officers are most highly compensated is made by reference to total compensation for the last completed fiscal year as set forth in column (j), reduced by any amount in column (h).

LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, and Kenneth R. Meyers, Vice President and Assistant Treasurer of U.S. Cellular, receive no compensation directly from U.S. Cellular. LeRoy T. Carlson, Jr. and Kenneth R. Meyers are compensated by TDS in connection with their services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of their compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons are not reported in the above table. However, for purposes of disclosure, approximately 78% of the compensation expense incurred by TDS in 2011 with respect to LeRoy T. Carlson, Jr. and Kenneth R. Meyers is included by TDS in the total management fee to U.S. Cellular.

  Information with respect to compensation from TDS to LeRoy T. Carlson, Jr. and Kenneth R. Meyers is included in TDS' proxy statement related to its 2012 Annual Meeting of shareholders.

(b)
For additional details relating to 2010, see the U.S. Cellular Proxy Statement filed with the SEC on Schedule 14A on April 14, 2011. For additional details relating to 2009, see the U.S. Cellular Proxy Statement filed with the SEC on Schedule 14A on April 16, 2010.

(c)
Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year. Only Mary N. Dillon and Alan D. Ferber deferred a portion of their salary in 2011. See "Information Regarding Nonqualified Deferred Compensation" below.

(d)
Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year. See Note (6) below. Only Mary N. Dillon deferred a portion of her bonuses paid in 2011 and 2012.

Mary N. Dillon deferred 50% of the portion of her 2010 bonus paid in 2011 that was eligible for deferral, or $170,027, in an interest-bearing deferral account. Only approximately 7/12 of Mary N. Dillon's bonus for 2010 paid in 2011 was eligible for deferral because she was first employed with U.S. Cellular on June 1, 2010 and accordingly employed only seven out of the twelve months of 2010. For the bonus paid in 2012 for 2011 performance, Ms. Dillon deferred 25% of the bonus pursuant to the phantom stock deferral arrangement. The bonus deferral and related employer match awarded to Ms. Dillon will be reported in the 2013 proxy statement.

Does not include retention bonuses payable under Retention Bonus Letters (as described below) entered into in 2011, because these retention bonuses will not be earned or paid except as described in this paragraph. On April 12, 2011, U.S. Cellular delivered a letter ("Retention Bonus Letter") approving a retention bonus ("Retention Bonus") to each of (i) Steven T. Campbell, Executive Vice President—Finance, Chief Financial Officer and Treasurer, (ii) Alan D. Ferber, Executive Vice President—Chief Strategy and Brand Officer, (iii) Michael S. Irizarry, Executive Vice President and Chief Technology Officer—Engineering and Information Services, and (iv) Jeffrey J. Childs, Executive Vice President and Chief Human Resources Officer. Each of the foregoing executives accepted this Retention Bonus Letter on April 12, 2011. The purpose of the Retention Bonus was to ensure that the industry expertise of such executives is preserved for the benefit of U.S. Cellular through at least April 1, 2014. U.S. Cellular will pay each of the foregoing executives a Retention Bonus in the amount of $250,000 if he remains continuously employed by U.S. Cellular through April 1, 2014 and on such date is actively engaged in carrying out his employment responsibilities with U.S. Cellular. The Retention Bonus will be paid in a single cash payment no later than May 1, 2014.

(e)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." Assumptions made in the valuation of stock awards in this column are incorporated by reference to Note 16—Stock-Based Compensation, in U.S. Cellular's financial statements for the year ended December 31, 2011 included in its Form 10-K for the year ended December 31, 2011.

Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to restricted stock units granted under the U.S. Cellular 2005 Long-Term Incentive Plan.

Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to phantom stock match units in U.S. Cellular Common Shares awarded to such officer with respect to deferred bonus, if any bonus is elected to be deferred as phantom stock. In such case, the deferred bonus and the related match are deemed invested in phantom U.S. Cellular Common Shares. U.S. Cellular does not currently pay dividends.

The dates on which the stock awards become vested are set forth below under "Grants of Plan-Based Awards."

(f)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." The dates on which the stock options granted in 2011 become exercisable and expire are set forth below under "Grants of Plan-Based Awards." Assumptions made in the valuation of the stock option awards in this column are incorporated by reference from Note 16—Stock-Based Compensation, in U.S. Cellular's financial statements for the year ended December 31, 2011 included in its Form 10-K for the year ended December 31, 2011.

Stock options become exercisable with respect to 33 1/3% of the shares underlying the stock option each year over a three year period.

(g)
Represents the portion of the bonus that represents non-equity incentive plan compensation pursuant to SEC rules. See Note (6) below. Also, see the discussion under "Bonus" in the above Compensation Discussion and Analysis.

(h)
As required by SEC rules, column (h) includes the portion of interest that exceeded the AFR at the time each annual interest rate was set. Each of the identified officers participates in a supplemental executive retirement plan or SERP. The interest rate under the SERP for 2011 was set as of the last trading date of 2010 at 5.3% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 4.24% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2011 includes the portion of such interest that exceeded the AFR at the time the interest rate was set. In addition, column (h) includes interest that exceeded the AFR that the named executive officers received on deferred salary or bonus under interest-bearing deferral arrangements. Only Mary N. Dillon and Alan D. Ferber have deferred a portion of their salary and bonus. The other officers do not have any deferred salaries or bonus under interest-bearing deferral arrangements. Interest on deferred salary or bonus is compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points.

	Mary N. Dillon	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
Excess Earnings SERP	$—	$987	$1,467	$2,219	$1,132
Deferred Salary or Bonus	1,241	—	2,127	—	—

Total Excess Earnings	$1,241	$987	$3,594	$2,219	$1,132

  Column (h) does not include any changes in pension values because U.S. Cellular does not have any defined benefit pension plans or pension plans (including supplemental plans) where the retirement benefit is actuarially determined that cover executive officers. The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan which, under SEC rules, are not required to be reflected in column (h). Both the TDS Tax-Deferred Savings Plan (TDSP) and the TDS Pension Plan are qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan.

(i)
In 2011, includes a one-time payment of $250,000 to Mary N. Dillon on the fifteen month anniversary of her date of employment pursuant to the terms of the letter agreement dated May 3, 2010 between U.S. Cellular and Ms. Dillon relating to her employment.

In 2010, includes a one-time payment of $450,000 to Mary N. Dillon on the three month anniversary of her date of employment pursuant to the terms of the letter agreement dated May 3, 2010 between U.S. Cellular and Ms. Dillon relating to her employment.

Does not include any discount amount under the TDS or U.S. Cellular employee stock purchase plans because such discounts were available generally to all employees of U.S. Cellular. The per share cost to each participant was 85% of the market value of the TDS Special Common Shares or U.S. Cellular Common Shares, as applicable, as of the issuance date.

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more.

Column (i) includes the following in 2011: (1) if applicable, the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer, in each case, valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to U.S. Cellular, including any related tax gross up (if the total amount is less than $10,000, the following indicates "N/A"), and (2) contributions by U.S. Cellular for the benefit of the named executive officer under (a) the TDS Tax-Deferred Savings Plan which is referred to as the TDSP, (b) the TDS Pension Plan, and (c) the TDS supplemental executive retirement plan, which is referred to as the SERP:

	Mary N. Dillon	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
Perquisites:
Corporate automobile allowance and other personal travel and related expenses	$12,247	N/A	N/A	N/A	N/A
Tax gross up relating to corporate automobile allowance	5,619	N/A	N/A	N/A	N/A

Total Perquisites if $10,000 or more	$17,866	N/A	N/A	N/A	N/A
Payment per Letter Agreement	$250,000	N/A	N/A	N/A	N/A
Contributions to Benefit Plans
TDSP	$7,350	$9,310	$9,310	$9,310	$9,310
TDS Pension Plan	11,496	11,496	11,496	11,496	11,496
SERP	37,504	24,049	26,813	28,695	22,623

Total, including perquisites if $10,000 or more	$324,216	$44,855	$47,619	$49,501	$43,429

  U.S. Cellular does not provide any significant perquisites to its officers. In 2011, perquisites primarily included an automobile allowance and/or reimbursed travel and similar expenses. This benefit is valued based on the actual cost to U.S. Cellular. Also, U.S. Cellular reimbursed the officer's additional taxes related to the automobile allowance.

  U.S. Cellular and its parent, TDS, purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the named executive officers, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to U.S. Cellular if a named executive officer uses a ticket for personal purposes.

The TDSP is a tax-qualified defined contribution retirement plan that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees. Employees contribute amounts to the plan and U.S. Cellular and its subsidiaries make matching contributions in part.

The TDS Pension Plan is a tax-qualified defined contribution retirement plan that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees. U.S. Cellular and its subsidiaries make annual employer contributions for each participant.

The SERP is a non-qualified defined contribution retirement plan that is available only to board-approved officers. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. U.S. Cellular and its subsidiaries make annual employer contributions for each participant.

(j)
Represents the dollar value of total compensation for the fiscal year based on the sum of all amounts reported in columns (c) through (i). See the above Compensation Discussion and Analysis for a discussion of the proportions of each of the compensation elements to total compensation.

Footnotes:

(1)
Mary N. Dillon, as President and CEO, is included above as U.S. Cellular's principal executive officer. U.S. Cellular and Mary N. Dillon entered into a letter agreement dated May 3, 2010 relating to her employment with U.S. Cellular, as described below in Note 1 to the table of Potential Payments upon Termination or Change in Control. Compensation for Ms. Dillon for 2009 is not reported because she was not a named executive officer or employee prior to 2010.

(2)
Steven T. Campbell, Executive Vice President—Finance, Chief Financial Officer and Treasurer, is included above as U.S. Cellular's principal financial officer. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Campbell that is executory, except for the Retention Bonus Letter described above.

(3)
Alan D. Ferber, Executive Vice President—Chief Strategy and Brand Officer, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. Mr. Ferber's 2009 compensation is not reported because he was not a named executive officer prior to 2010. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Ferber, except for the Retention Bonus Letter described above.

(4)
Michael S. Irizarry, Executive Vice President and Chief Technology Officer—Engineering and Information Services, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Irizarry, except for the Retention Bonus Letter described above.

(5)
Jeffrey J. Childs, Executive Vice President and Chief Human Resources Officer, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Childs, except for the Retention Bonus Letter described above.

(6)
Effective January 1, 2009, U.S. Cellular amended its guidelines and procedures for awarding bonuses to the President and CEO and amended its Executive Bonus Plan, which covers executive officers other than the President and CEO. Prior to such amendments, both such guidelines and bonus plan provided that bonuses were not earned until the date the bonus was paid. Effective for 2009 and subsequent years, the foregoing guidelines and bonus plan provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

As a result of such amendments, with respect to the 2009 bonus, the above Summary Compensation Table includes both the bonus relating to 2008 performance that was paid in 2009 pursuant to the prior guidelines and bonus plan, and the bonus relating to 2009 performance that was paid in 2010 pursuant to the amended guidelines and bonus plan. The 2010 bonus as reported in this Proxy Statement includes only the bonus paid in 2011 relating to 2010 performance. The 2011 bonus includes only the bonus paid in 2012 relating to 2011 performance.

In addition to the foregoing change, the above Summary Compensation Table also includes certain changes in the columns in which bonus is reported as required by SEC rules. With respect to the bonus relating to 2008 paid in 2009, because the bonus amount was entirely discretionary and not deemed to be earned unless and until paid, the entire amount of the bonus is reported under the "Bonus" column. However, for bonus relating to 2009 and subsequent years, certain amounts of the bonus for officers other than the President and CEO are required to be included under the "Non-Equity Incentive Plan Compensation" column. The portion of the bonus that is included in the column captioned "Non-Equity Incentive Plan Compensation" is the amount of the bonus calculated based on quantitative financial performance measures. See the discussion under "Bonus" in the above Compensation Discussion and Analysis for how this is calculated with respect to the bonus relating to performance in 2011 that was paid in 2012. The bonus amounts that are not included in the "Non-Equity Incentive Plan Compensation" column are included in the "Bonus" column.

The following summarizes the bonus amounts in the 2009 row in the Summary Compensation Table (the following does not include Mary N. Dillon or Alan D. Ferber because they were not named executive officers prior to 2010):

	Steven T. Campbell	Michael S. Irizarry	Jeffrey J. Childs
Bonus paid in 2009 for 2008 Performance	$143,976	$152,068	$111,567
Bonus paid in 2010 for 2009 Performance	204,695	212,250	157,000

Subtotal	$348,671	$364,318	$268,567
Less amount reported as Non-Equity Incentive Plan Compensation for 2009	(137,475)	(143,917)	(105,060)

Total Amount reported as Bonus for 2009	$211,196	$220,401	$163,507

  The following summarizes the bonus amounts in the 2010 row in the Summary Compensation Table:

	Mary N. Dillon	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
Bonus paid in 2011 for 2010 Performance	$580,000	$181,697	$222,325	$189,531	$163,013
Less amount reported as Non-Equity Incentive Plan Compensation for 2010	—	(137,909)	(168,746)	(143,855)	(122,492)

Total Amount reported as Bonus for 2010	$580,000	$43,788	$53,579	$45,676	$40,521

  The following summarizes the bonus amounts in the 2011 row in the Summary Compensation Table:

	Mary N. Dillon	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
Bonus paid in 2012 for 2011 Performance	$650,000	$260,000	$289,000	$257,000	$220,000
Less amount reported as Non-Equity Incentive Plan Compensation for 2011	—	(125,215)	(151,734)	(129,352)	(111,254)

Total Amount reported as Bonus for 2011	$650,000	$134,785	$137,266	$127,648	$108,746

  Unlike the bonus guidelines for executive officers other than Mary N. Dillon, which provide that a specified percentage of an officer's bonus will be determined based on quantitative financial performance measures and that the remaining percentage will be discretionary based on overall company performance and individual performance, the bonus guidelines for Mary N. Dillon do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for Mary N. Dillon is reported under the "Bonus" column of the Summary Compensation Table.

Information Regarding Plan-Based Awards Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2011.

Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)
Mary N. Dillon
Non-Equity Incentive Plan Awards(1)	—	—	—	—
Awards in Common Shares(2)(3):
Restricted Stock Units	4/1/11				23,158			$1,203,984
Stock Options	4/1/11					83,300	$51.99	$1,628,123

Aggregate Grant Date Fair Value								$2,832,107

Steven T. Campbell
Non-Equity Incentive Plan Awards(1)	1/1/11	$13,082	$163,527	$327,054
Awards in Common Shares(2)(3):
Restricted Stock Units	4/1/11				5,040			$262,030
Stock Options	4/1/11					25,900	$51.99	$506,223

Aggregate Grant Date Fair Value								$768,253

Alan D. Ferber
Non-Equity Incentive Plan Awards(1)	1/1/11	$15,853	$198,160	$396,320
Awards in Common Shares(2)(3):
Restricted Stock Units	4/1/11				6,325			$328,837
Stock Options	4/1/11					32,500	$51.99	$635,222

Aggregate Grant Date Fair Value								$964,059

Michael S. Irizarry
Non-Equity Incentive Plan Awards(1)	1/1/11	$13,514	$168,930	$337,860
Awards in Common Shares(2)(3):
Restricted Stock Units	4/1/11				7,189			$373,756
Stock Options	4/1/11					36,950	$51.99	$722,199

Aggregate Grant Date Fair Value								$1,095,955

Jeffrey J. Childs
Non-Equity Incentive Plan Awards(1)	1/1/11	$11,624	$145,294	$290,588
Awards in Common Shares(2)(3):
Restricted Stock Units	4/1/11				4,630			$240,714
Stock Options	4/1/11					23,800	$51.99	$465,178

Aggregate Grant Date Fair Value								$705,892

Explanation of Columns:

(a)	Includes the persons identified in the Summary Compensation Table.
(b)
Represents (i) in the case of restricted stock units and options, the date on which the Long-Term Incentive Compensation Committee took or was deemed to take action to grant the awards, (ii) in the case of the phantom stock bonus match units, the date that such units were awarded to the officer pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan and (iii) in the case of non-equity incentive plan awards, the date that the Executive Bonus Plan with respect to 2011 performance became effective.
(c) - (e)	These columns relate to non-equity incentive plan awards, as defined by SEC rules. See Note (1) below.
(f) - (h)
Columns (f) - (h) as set forth in SEC rules are not applicable because the identified officers did not receive any equity incentive plan awards, as defined by SEC rules. Accordingly, such columns are not included above.
(i)
Includes the number of U.S. Cellular Common Shares underlying restricted stock units awarded pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. Such restricted stock units become vested on April 1, 2014.

Also includes the number of phantom stock match units in U.S. Cellular Common Shares awarded to officers who deferred their 2010 bonus paid in 2011, if any. Deferred compensation is deemed invested in phantom U.S. Cellular Common Shares. The phantom stock units are not credited with dividends because U.S. Cellular does not currently pay dividends. The officer makes an election as to when to receive a distribution of the deferred compensation account. If an officer elects to defer all or a portion of his annual bonus, U.S. Cellular will allocate a match award to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. The entire amount of the bonus is included in the Summary Compensation Table, whether or not deferred. The aggregate grant date fair value computed in accordance with FASB ASC 718 is reported in the Summary Compensation Table in column (e) under "Stock Awards." One-third of the U.S. Cellular phantom stock match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable if the officer is an employee of U.S. Cellular or an affiliate on such date.
(j)
Represents the number of U.S. Cellular Common Shares underlying stock options awarded during the fiscal year pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. The stock options were granted on April 1, 2011 at an exercise price of $51.99 per share, which was the closing price of a U.S. Cellular Common Share on April 1, 2011. Such stock options become exercisable with respect to one third of the shares underlying the stock option on April 1, 2012, 2013 and 2014 and are exercisable until April 1, 2021.
(k)	Represents the per-share exercise price of the stock options granted in column (j). Such exercise price is not less than the closing market price of the underlying security on the date of the grant.
(l)
Represents the grant date fair value of each equity award computed in accordance with FASB ASC 718 or, in the case of any adjustment or amendment of the exercise or base price of stock options, SARs or similar option-like instruments previously awarded to a named executive officer, whether through amendment, cancellation or replacement grants, or any other means ("repriced"), or other material modification of such awards, represents the incremental fair value, computed as of the repricing or modification date in accordance with FASB ASC 718, with respect to that repriced or modified award. No stock options were repriced or materially modified in the last fiscal year with respect to the identified executive officers.
Footnotes:
(1)
Represents certain amounts payable under the 2011 Executive Bonus Plan with respect to the executive officers other than the President and CEO. The President and CEO does not participate in the Executive Bonus Plan. Instead, her bonus is awarded pursuant to guidelines that do not provide for any Threshold, Target or Maximum bonus based on specified performance measures. The above amounts relate to the quantitative financial performance portion of the bonus with respect to 2011 performance that was paid in 2012. The Threshold amount represents the minimum bonus for quantitative financial performance that would have been paid in 2012 if only one financial performance measure (with a weight of 20%) equaled or exceeded the minimum achievement of the target for such measure in 2011 (in which case the prorated payout of the target with respect to such measure would be 40%, which is the minimum payout level). The Target amount represents the bonus for quantitative financial performance that would have been paid in 2012 if the target performance for the payment of a bonus was achieved for each financial performance measure in 2011. The Maximum amount represents the maximum bonus for quantitative financial performance that would have been paid in 2012 if each financial performance measure in 2011 equaled or exceeded 200% of its target in 2011. The following shows the calculation of the actual amount of non-equity incentive plan compensation in 2011 for reference for comparison to the Threshold, Target and Maximum above, representing 76.6% of the Target applicable to the portion of the bonus based on quantitative financial performance (70%). See Compensation Discussion and Analysis.

		Formula	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
a	2011 base salary (as of 3/1/11)		$467,220	$471,808	$536,284	$461,250
b	Target bonus percentage based on company performance		50%	60%	45%	45%

c	Target bonus for company performance	a × b	$233,610	$283,085	$241,328	$207,563

d	Amount of target bonus applicable to quantitative financial performance in 2011 of 70%	c × 70%	$163,527	$198,160	$168,930	$145,294

e	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on weighted quantitative financial performance in 2011 of 76.6% (amounts not exact due to rounding)	d × 76.6%	$125,215	$151,734	$129,352	$111,254

(2)	Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, on April 1, 2011, such executive officer was granted restricted stock units and stock options to purchase U.S. Cellular Common Shares as indicated above. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the restricted stock unit awards is reported in the Summary Compensation Table in column (e) and the aggregate grant date fair value computed in accordance with FASB ASC 718 of the stock option awards is reported in the Summary Compensation Table in column (f).
(3)
Includes the number of phantom stock match units in U.S. Cellular Common Shares awarded to such officer with respect to deferred bonus compensation, if any. None of the named executive officers deferred bonus into phantom stock for 2010 performance paid in 2011. To the extent deferred, the aggregate grant date fair value computed in accordance with FASB ASC 718 of the company match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

Information Regarding Outstanding Equity Awards at Year End Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Mary N. Dillon
Options:
2011 Options(1)		83,300		$51.99	4/1/21
Initial CEO Options (with accelerated vesting)(2)	25,000	50,000		$40.81	6/1/20
Initial CEO Options (without accelerated vesting)(2)		75,000		$40.81	6/1/20
Stock Awards:
2011 Restricted Stock Units(11)						23,158	$1,010,384
Initial CEO Restricted Stock Units (with accelerated vesting)(3)						20,000	$872,600
Initial CEO Restricted Stock Units (without accelerated vesting)(3)						25,000	$1,090,750

Total	25,000	208,300				68,158	$2,973,734

Steven T. Campbell
Options:
2011 Options(1)		25,900		$51.99	4/1/21
2010 Options(4)	9,942	19,883		$42.22	4/1/20
2009 Options(5)	18,483	9,242		$34.10	4/1/19
2008 Options(6)	27,175			$57.19	4/1/18
2007 Options(7)	17,200			$73.84	4/2/17
2006 Options(8)	5,682			$59.43	4/3/16
2005 Options(9)	1,282			$47.76	6/1/15
Stock Awards:
2011 Restricted Stock Units(11)						5,040	$219,895
2010 Restricted Stock Units(12)						6,310	$275,305
2009 Restricted Stock Units(13)						4,633	$202,138

Total	79,764	55,025				15,983	$697,338

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Alan D. Ferber
Options:
2011 Options(1)		32,500		$51.99	4/1/21
2010 Options(4)		25,650		$42.22	4/1/20
2009 Options(5)		4,633		$34.10	4/1/19
2008 Options(6)	14,775			$57.19	4/1/18
2007 Options(7)	9,025			$73.84	4/2/17
2006 Options(8)	7,482			$59.43	4/3/16
2005 Options(9)	4,713			$45.63	3/31/15
Stock Awards:
2011 Restricted Stock Units(11)						6,325	$275,960
2010 Restricted Stock Units(12)						8,142	$355,235
2009 Restricted Stock Units(13)						2,323	$101,352

Total	35,995	62,783				16,790	$732,547

Michael S. Irizarry
Options:
2011 Options(1)		36,950		$51.99	4/1/21
2010 Options(4)	14,575	29,150		$42.22	4/1/20
2009 Options(5)		14,867		$34.10	4/1/19
2008 Options(6)	44,150			$57.19	4/1/18
2007 Options(7)	28,825			$73.84	4/2/17
2006 Options(8)	17,738			$59.43	4/3/16
Stock Awards:
2011 Restricted Stock Units(11)						7,189	$313,656
2010 Restricted Stock Units(12)						9,255	$403,796
2009 Restricted Stock Units(13)						7,453	$325,174

Total	105,288	80,967				23,897	$1,042,626

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Jeffrey J. Childs
Options:
2011 Options(1)		23,800		$51.99	4/1/21
2010 Options(4)	8,650	17,300		$42.22	4/1/20
2009 Options(5)	9,650	8,825		$34.10	4/1/19
2008 Options(6)	26,225			$57.19	4/1/18
2007 Options(7)	17,200			$73.84	4/2/17
2006 Options(8)	20,900			$59.43	4/3/16
2005 Options(9)	10,750			$45.63	3/31/15
2004 Initial Options(10)	3,425			$43.20	2/17/14
Stock Awards:
2011 Restricted Stock Units(11)						4,630	$202,007
2010 Restricted Stock Units(12)						5,491	$239,572
2009 Restricted Stock Units(13)						4,426	$193,106

Total	96,800	49,925				14,547	$634,685

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Includes, on an award-by-award basis, the number of securities underlying unexercised stock options, including awards that have been transferred other than for value, that are exercisable as of December 31, 2011. No awards have been transferred.

(c)
Includes, on an award-by-award basis, the number of securities underlying unexercised stock options, including awards that have been transferred other than for value, that are unexercisable as of December 31, 2011. No awards have been transferred.

(d)
This column is not applicable because the identified officers do not have any stock options that are equity incentive plan awards, as defined by SEC rules.

(e)
Represents the exercise prices of the awards identified in columns (b) and (c).

(f)
Represents the expiration dates of the awards identified in columns (b) and (c).

(g)
Represents the total number of shares underlying stock awards that have not vested as of December 31, 2011.

(h)
Represents the aggregate market value of shares underlying stock awards that have not vested as of December 31, 2011, calculated using the closing price of U.S. Cellular Common Shares of $43.63 on December 30, 2011, the last trading day of 2011.

(i)
This column is not applicable because the identified officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

(j)
This column is not applicable because the identified officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

Footnotes:

(1)
The 2011 Options were granted on April 1, 2011 and are scheduled to become exercisable in annual increments of one third on April 1 of each year beginning in 2012 and ending in 2014, and are exercisable until April 1, 2021 at an exercise price of $51.99 per share.

(2)
The Initial CEO Options (with accelerated vesting, as discussed in Note 1 under the table of Potential Payments upon Termination or Change in Control below) were granted on June 1, 2010, become exercisable with respect to one-third of such options on each of June 1, 2011, June 1, 2012 and June 1, 2013, and are exercisable until June 1, 2020 at an exercise price of $40.81 per share. The Initial CEO Options (without accelerated vesting) were granted on June 1, 2010, become exercisable on June 1, 2016 and are exercisable until June 1, 2020 at an exercise price of $40.81 per share.

(3)
The Initial CEO RSUs (with accelerated vesting, as discussed in Note 1 under the table of Potential Payments upon Termination or Change in Control below) were granted on June 1, 2010 and become vested on June 1, 2013. The Initial CEO RSUs (without accelerating vesting) were granted on June 1, 2010 and become vested on June 1, 2016.

(4)
The 2010 Options were granted on April 1, 2010 and are scheduled to become exercisable in annual increments of one third on April 1 of each year beginning in 2011 and ending in 2013, and are exercisable until April 1, 2020 at an exercise price of $42.22 per share.

(5)
The 2009 Options were granted on April 1, 2009 and are scheduled to become exercisable in annual increments of one third on April 1 of each year beginning in 2010 and ending in 2012, and are exercisable until April 1, 2019 at an exercise price of $34.10 per share.

(6)
The 2008 Options were granted on April 1, 2008 and became exercisable in annual increments of one third on April 1 of each year beginning in 2009 and ending in 2011, and are exercisable until April 1, 2018 at an exercise price of $57.19 per share.

(7)
The 2007 Options were granted on April 2, 2007 and became exercisable in annual increments of 25% on April 2 of each year beginning in 2008 and ending in 2011, and are exercisable until April 2, 2017 at an exercise price of $73.84 per share.

(8)
The 2006 Options were granted on April 3, 2006 and became exercisable in annual increments of 25% on April 3 of each year beginning in 2007 and ending in 2010, and are exercisable until April 3, 2016 at an exercise price of $59.43 per share.

(9)
The 2005 Options were granted on March 31, 2005 and became exercisable in annual increments of 25% on March 31 of each year beginning in 2006 and ending in 2009, and are exercisable until March 31, 2015 at an exercise price of $45.63 per share, except that the 2005 Options granted to Mr. Campbell became exercisable in annual increments of 25% on June 1 of each year beginning in 2006 and ending in 2009, and are exercisable until June 1, 2015 at an exercise price of $47.76 per share.

(10)
The 2004 Initial Options were granted on February 17, 2004 and became exercisable in annual increments of 25% on January 19 of each year beginning in 2005 and ending in 2008, and are exercisable until February 17, 2014 at an exercise price of $43.20 per share.

(11)
Such restricted stock units were granted on April 1, 2011 and become vested on April 1, 2014.

(12)
Such restricted stock units were granted on April 1, 2010 and become vested on April 1, 2013.

(13)
Such restricted stock units were granted on April 1, 2009 and become vested on April 1, 2012.

Information Regarding Option Exercises and Stock Vested Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2011.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Mary N. Dillon
Option Exercises (Date of Exercise):	—	—
Stock Awards Vested(2)(3):			—	—

Total	—	$—	—	$—

Steven T. Campbell(1)
Option Exercises (Date of Exercise):	—	—
Stock Awards Vested(2)(3):
2008 Restricted Stock Units			6,120	$318,179

Total	—	$—	6,120	$318,179

Alan D. Ferber(1)
Option Exercises (Date of Exercise):
2009 Options (5/5/11)(4)	4,634	$66,730
2010 Options (5/5/11)(5)	12,825	$80,541
Stock Awards Vested(2)(3):
2008 Restricted Stock Units			3,330	$173,127

Total	17,459	$147,271	3,330	$173,127

Michael S. Irizarry(1)
Option Exercises (Date of Exercise):
2005 Options (3/8/11)(6)	5,444	$18,020
2009 Options (4/1/11)(7)	14,866	$265,953
Stock Awards Vested(2)(3):
2008 Restricted Stock Units			9,943	$516,937

Total	20,310	$283,973	9,943	$516,937

Jeffrey J. Childs(1)
Option Exercises (Date of Exercise):
2009 Options (3/14/11)(8)	8,000	$115,040
Stock Awards Vested(2)(3):
2008 Restricted Stock Units			5,903	$306,897

Total	8,000	$115,040	5,903	$306,897

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the number of securities for which the stock options were exercised.

(c)
Represents the aggregate dollar value realized upon exercise of stock options, based on the difference between the market value (closing price) of the underlying securities at exercise and the exercise or base price of the stock options.

(d)
Represents the number of shares of stock that have vested. This includes restricted stock units and bonus plan phantom stock match units.

(e)
Represents the aggregate dollar value realized upon vesting of stock, calculated by multiplying the number of units by the market value (closing price) of the underlying securities on the vesting date.

Footnotes:

(1)
Taxes were paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the tax withholding amount and in the case of stock options, the exercise price of such options was paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the aggregate exercise price.

(2)
Includes restricted stock units that became vested during 2011, if any. The 2008 restricted stock units became vested on April 1, 2011. The stock price used to calculate the value realized on vesting was the closing price of U.S. Cellular Common Shares of $51.99 on April 1, 2011.

(3)
Includes bonus plan phantom stock match units that became vested during 2011, if any. Pursuant to U.S. Cellular's 2005 Long-Term Incentive Plan, the bonus plan phantom stock match units generally vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable. No bonus plan phantom stock match units became vested during 2011.

(4)
Alan D. Ferber exercised stock options with respect to 4,634 Common Shares on May 5, 2011. The exercise price for such options was $34.10 per share and the closing price of Common Shares on such date was $48.50 per share, resulting in a value of $66,730 realized upon exercise.

(5)
Mr. Ferber exercised stock options with respect to 12,825 Common Shares on May 5, 2011. The exercise price for such options was $42.22 per share and the closing price of Common Shares on such date was $48.50 per share, resulting in a value of $80,541 realized upon exercise.

(6)
Michael S. Irizarry exercised stock options with respect to 5,444 Common Shares on March 8, 2011. The exercise price for such options was $45.63 per share and the closing price of Common Shares on such date was $48.94 per share, resulting in a value of $18,020 realized upon exercise.

(7)
Mr. Irizarry exercised stock options with respect to 14,866 Common Shares on April 1, 2011. The exercise price for such options was $34.10 per share and the closing price of Common Shares on such date was $51.99 per share, resulting in a value of $265,953 realized upon exercise.

(8)
Jeffrey J. Childs exercised stock options with respect to 8,000 Common Shares on March 14, 2011. The exercise price for such options was $34.10 per share and the closing price of Common Shares on such date was $48.48 per share, resulting in a value of $115,040 realized upon exercise.

        From time to time, U.S. Cellular authorizes its executive officers to enter into plans under Section 10b5-1 of the Securities Exchange Act of 1934, as amended. These plans may include specific instructions for the broker to exercise stock options and/or sell stock on behalf of the executive based on a pre-determined schedule or formula. The purpose of such plans is to enable executive officers to recognize the value of their compensation and sell their holdings of U.S. Cellular Common Shares during periods in which the officer would otherwise be unable to buy or sell such stock because important information about U.S. Cellular had not been publicly released.

Information Regarding Pension Benefits

        U.S. Cellular executive officers are covered by a "defined contribution" tax-deferred savings plan, a "defined contribution" pension plan and a related "defined contribution" supplemental plan, as discussed above. The company contributions for each of the named executive officers under these plans are disclosed in column (i), "All Other Compensation," of the Summary Compensation Table. U.S. Cellular does not have any "defined benefit" pension plans (including supplemental plans). The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Both the TDS Tax-Deferred Savings Plan (TDSP) and the TDS Pension Plan are qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan. Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.

Information Regarding Nonqualified Deferred Compensation

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation for the year ended December 31, 2011.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Mary N. Dillon
SERP(1)
Company contribution		$37,504
Balance at year end					$37,504
Salary and Bonus Deferral into Interest Account(2)
Salary Deferred	$151,526
Bonus Deferred	$170,027
Interest up to AFR			$12,969
Interest above AFR			$1,241

Total Interest			$14,210
Balance at year end					$434,564

Aggregate Total(4)	$321,553	$37,504	$14,210	—	$472,068

Steven T. Campbell
SERP(1)
Company contribution		$24,049
Interest up to AFR			$3,993
Interest above AFR			$987

Total Interest			$4,980
Balance at year end					$123,218

Aggregate Total(4)	—	$24,049	$4,980	—	$123,218

Alan D. Ferber
SERP(1)
Company contribution		$26,813
Interest up to AFR			$5,937
Interest above AFR			$1,467

Total Interest			$7,404
Balance at year end					$174,237
Salary Deferral into Interest Account(2)
Salary Deferred	$67,777
Interest up to AFR			$20,638
Interest above AFR			$2,127

Total Interest			$22,765
Balance at year end					$519,150
Bonus Deferral and Company Match(3)
Changes in Value in 2011			$(957)
Distribution in 2011—2,225 Common Shares(5)				$(110,160)
Balance at year end (-0- shares)					$—

Aggregate Total(4)	$67,777	$26,813	$29,212	$(110,160)	$693,387

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Michael S. Irizarry
SERP(1)
Company contribution		$28,695
Interest up to AFR			$8,980
Interest above AFR			$2,219

Total Interest			$11,199
Balance at year end					$251,685

Aggregate Total(4)	—	$28,695	$11,199	—	$251,685

Jeffrey J. Childs
SERP(1)
Company contribution		$22,623
Interest up to AFR			$4,581
Interest above AFR			$1,132

Total Interest			$5,713
Balance at year end					$136,392

Aggregate Total(4)	—	$22,623	$5,713	—	$136,392

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the dollar amount of aggregate executive contributions during the last fiscal year. The entire amount of the salary earned in 2011 is included in column (c) of the Summary Compensation Table, whether or not deferred. With respect to any deferred bonus, includes the actual dollar amount of bonus deferred, which amount is also included in the Summary Compensation Table. The named executive officers receive a distribution of the deferred compensation account at the date elected by the officer (either the officer's separation from service, subject to any six-month delay required by section 409A of the Internal Revenue Code, or a date specified by the officer).

(c)
Represents the dollar amount of aggregate contributions by U.S. Cellular during the last fiscal year. With respect to the SERP, represents the actual dollar amount contributed with respect to 2011 for the officer. This is the same as the amount included in column (i) of the Summary Compensation Table. With respect to any company match amount, represents the value of the shares underlying the phantom stock units on the date the bonus match units were awarded with respect to the officer. This is the same as the amount included in column (e) of the Summary Compensation Table.

(d)
Includes the dollar amount of aggregate interest or other earnings accrued during the last fiscal year. With respect to the SERP, represents the actual dollar amount earned in 2011 by the officer, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to any deferred salary or bonus, represents the amount of interest credited to the deferred account for 2011, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. The amount up to the AFR (as previously defined) is not deemed to be above-market or preferential. The amount above the AFR is deemed to be above-market or preferential and, therefore, is included in the Summary Compensation Table.

Also includes the changes in value of the bonus deferral units and company match units in 2011. This amount is not included in the Summary Compensation Table.

(e)
Represents the aggregate dollar amount of any withdrawals by or distributions to the executive during the last fiscal year. Any such amounts represent withdrawals or distributions of company and/or employee contributions and/or earnings. Withdrawals or distributions do not represent a component of compensation in the Summary Compensation Table.

(f)
Represents the dollar amount of the total balance of the executive's account as of the end of the last fiscal year. With respect to the SERP, represents the actual dollar amount in the executive's account as of December 31, 2011. With respect to any deferred salary, represents the actual dollar amount in the executive's account as of

  December 31, 2011. With respect to bonus deferral and company match, if any, represents the dollar value of the number of phantom stock units held in the executive's account as of December 31, 2011 based on the closing price of the underlying shares of $43.63 on December 30, 2011, the last trading day of the year.

  Footnotes:

(1)
Each of the identified officers participates in the SERP. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. Such officers are credited with interest on their balances in the SERP. The interest rate for 2011 was set as of the last trading date of 2010 at 5.3% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 4.24% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR.

See "Compensation Discussion and Analysis" for information relating to vesting and distribution of amounts under the SERP.

(2)
Represents deferred salary accounts pursuant to deferred compensation agreements. All of the annual salary earned is reported in column (c) of the Summary Compensation Table, whether or not deferred. Only Mary N. Dillon and Alan D. Ferber deferred a portion of their salary in 2011. Pursuant to the deferred compensation agreements, the deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR.

(3)
The amounts in column (b) represent deferrals of bonus, if any. All of the annual bonus is reported in the Summary Compensation Table, whether or not deferred. Such amounts can be deferred into an interest account or phantom stock. Only Ms. Dillon deferred a portion of her bonus in 2010 and 2011. For the bonus paid in 2011 based on 2010 performance Ms. Dillon deferred 50% of the amount eligible to be deferred, or $170,027, into an interest account. For the bonus paid in 2012 based on 2011 performance, Ms. Dillon deferred 25% of this amount into a phantom stock account.

To the extent of any deferral to an interest account, the deferred account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR.

To the extent of any deferral into a phantom stock account, the officer receives a company match award. In such case, one-third of the phantom stock match units vest with respect to a particular year's deferred bonus on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of U.S. Cellular or an affiliate on such date and the related deferred bonus has not been distributed. If an executive officer continues as an employee during the entire vesting period, the executive will receive a total bonus match equal to the sum of (i) 25% of amounts deferred up to 50% of such year's bonus and (ii) 33 1/3% of amounts deferred that exceed 50% of such year's bonus. The vesting of unvested phantom stock match units may accelerate under certain circumstances and the effects of such acceleration are disclosed in the "Potential Payments Upon Termination or Change in Control" table below. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the phantom stock match units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

The executive officer will receive in shares an amount equal to his or her vested phantom stock account balance at the date elected by the executive (either the executive's separation from service, subject to any six-month delay required by Section 409A of the Internal Revenue Code, or a date specified by the executive). See the Compensation Discussion and Analysis for additional information relating to vesting and distribution of deferred bonus and company match balances.

(4)
Information relating to deferred compensation amounts included in the above Summary Compensation Table for 2011 is discussed in the above notes. As required by SEC rules, the following is a summary of the amount of the total deferred compensation balances reported as compensation in the Summary Compensation Table in years prior to 2011, beginning with deferred compensation in 2006, which is the first year in which deferred compensation was reported pursuant to the above table. The below amounts do not include previously reported deferred compensation that has been distributed.

	Mary N. Dillon	Steven T. Campbell	Alan D. Ferber	Michael S. Irizarry	Jeffrey J. Childs
SERP Company Contribution	$—	$85,801	$20,202	$132,442	$92,842
Salary Deferral	97,596	—	—	—	—
Excess Interest	284	2,027	3,744	6,272	2,805
Bonus Deferral	—	—	—	—	—
Company Match	—	—	—	—	—

Total	$97,880	$87,828	$23,946	$138,714	$95,647

(5)
Represents a distribution of the balance of Mr. Ferber's account on January 14, 2011. The distribution represented 2,225 gross U.S. Cellular Common Shares, having a value of $110,160, based on the closing price at January 14, 2011 of $49.51 per share. The distribution represents shares underlying phantom stock units related to deferred bonus and the company match. After deduction of shares for taxes, Mr. Ferber received a net of 1,602 U.S. Cellular Common Shares, plus cash for a fractional share.

Potential Payments Upon Termination or Change In Control

        This section discusses, with respect to the executives identified in the Summary Compensation Table, each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to such executive at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or a Change in Control of U.S. Cellular or a change in the executive officer's responsibilities.

        Except as disclosed below, U.S. Cellular does not have any agreements with any of the named executive officers or any plans or policies that provide for severance or other compensation or benefits to the named executive officers upon termination or a Change in Control other than the acceleration of vesting of equity awards upon certain events as discussed herein and as set forth in the Table of Potential Payments upon Termination or Change in Control and under "Compensation Discussion and Analysis—Other Benefits and Plans Available to Identified Officers." The acceleration of vesting of awards is considered to be appropriate under certain qualified termination events or a Change in Control as discussed therein, but U.S. Cellular does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. U.S. Cellular considers the fact that, unlike most of its peer companies, which are generally widely held, U.S. Cellular is controlled by TDS, which is controlled by the TDS Voting Trust. As a result, U.S. Cellular does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a Change in Control as a standard practice. Instead, potential payments upon termination or a Change in Control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of vesting of awards under certain circumstances is intended to motivate executive officers to act in the best long-term interests of U.S. Cellular.

        Notwithstanding the foregoing, U.S. Cellular may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with such officer in connection with the employment or termination of employment of an officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to the particular employment relationship. For example, see the agreement entered into with Mary N. Dillon as discussed below.

        The foregoing approach to termination payments is consistent with U.S. Cellular's overall compensation objectives, as discussed above. These objectives assume that officers will be compensated primarily based on performance during their continued employment with U.S. Cellular and are designed to motivate executive officers to act in the best long-term interest of U.S. Cellular, recognizing that U.S. Cellular is a controlled company. As a result, these objectives do not contemplate providing significant benefits with respect to qualified termination events or a Change in Control or providing any benefits upon non-qualified termination events. Accordingly, the limited amounts of termination and Change in Control payments provided as discussed herein are taken into account with all other facts and circumstances, but otherwise do not significantly affect decisions relating to other elements of compensation, which are provided consistent with the foregoing compensation objectives assuming continued employment until normal retirement.

Table of Potential Payments upon Termination or Change in Control

        The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or a Change in Control or a change in the named executive officer's responsibilities. However, in accordance with SEC regulations, the following does not report any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all employees. Also, the following table does not repeat information disclosed above under the Nonqualified Deferred Compensation table or the Outstanding Equity Awards at Fiscal Year-End table, except to the extent that the amount payable to the named executive officer would be enhanced or accelerated by the termination event or Change in Control.

        The following table provides quantitative disclosure, assuming that the triggering event took place on December 30, 2011, the last business day of 2011 and, if applicable, that the price per share of the registrant's securities was $43.63, the closing market price as of December 30, 2011.

        The following represent additional payments that may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following triggering events: (i) a qualified disability (for restricted stock units and bonus match units but not stock options), (ii) a qualified retirement, (iii) a Change in Control (as defined above, and upon approval by the board of directors); (iv) death (for restricted stock units and bonus match units but not stock options); and (v) a termination without cause or for good reason (for certain restricted stock units and stock options granted to Mary N. Dillon, provided that such termination occurs on or before June 1, 2012 (collectively, "Triggering Events"). In addition, the below table identifies other payments that have been, will be or could be made pursuant to agreements, if any, to the extent described in the footnotes to the below table.

Table of Potential Payments upon Termination or Change in Control

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Restricted Stock Units ($) (c)	Early Vesting of Bonus Stock Match Units ($) (d)	Other ($) (e)	Total ($) (f)
Mary N. Dillon(1)
One Year of Current Salary				$752,000	$752,000
Awards with Accelerated Vesting upon Termination without Cause or for Good Reason:
Initial CEO Options for 50,000 USM Shares(2)	$141,000				$141,000
Initial CEO RSUs (20,000 USM Shares)(3)		$872,600			$872,600

Subtotal of amounts that may be paid upon Termination without Cause or for Good Reason	$141,000	$872,600	—	$752,000	$1,765,600
Awards without Accelerated Vesting upon Termination without Cause or for Good Reason:
2011 Options for 83,300 USM Shares(2)	$—				$—
Initial CEO Options for 75,000 USM Shares(2)	$211,500				$211,500
2011 RSUs (23,158 USM Shares)(3)		$1,010,384			$1,010,384
Initial CEO RSUs (25,000 USM Shares)(3)		$1,090,750			$1,090,750

Aggregate Totals	$352,500	$2,973,734	—	$752,000	$4,078,234

Steven T. Campbell
Stock Options for 55,025 Common Shares(2)	$116,111				$116,111
Restricted Stock Units for 15,983 Common Shares(3)		$697,338			$697,338

Aggregate Totals	$116,111	$697,338	—	—	$813,449

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Restricted Stock Units ($) (c)	Early Vesting of Bonus Stock Match Units ($) (d)	Other ($) (e)	Total ($) (f)
Alan D. Ferber
Stock Options for 62,783 Common Shares(2)	$80,320				$80,320
Restricted Stock Units for 16,790 Common Shares(3)		$732,547			$732,547

Aggregate Totals	$80,320	$732,547	—	—	$812,867

Michael S. Irizarry
Stock Options for 80,967 Common Shares(2)	$182,784				$182,784
Restricted Stock Units for 23,897 Common Shares(3)		$1,042,626			$1,042,626

Aggregate Totals	$182,784	$1,042,626	—	—	$1,225,410

Jeffrey J. Childs
Stock Options for 49,925 Common Shares(2)	$108,495				$108,495
Restricted Stock Units for 14,547 Common Shares(3)		$634,685			$634,685

Aggregate Totals	$108,495	$634,685	—	—	$743,180

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the maximum potential value of accelerated stock options assuming that a Triggering Event took place on December 31, 2011 and that the price per share of the registrant's securities was $43.63, the closing market price of U.S. Cellular Common Shares as of December 30, 2011, the last trading day in 2011. Includes only the aggregate difference between the exercise price of such stock options and such year end stock price.

(c)
Represents the maximum potential value of accelerated restricted stock units assuming that a Triggering Event took place on December 31, 2011 and that the price per share of the registrant's securities was $43.63, the closing market price of U.S. Cellular Common Shares as of December 30, 2011, the last trading day in 2011.

(d)
Represents the maximum potential value of accelerated bonus match units assuming that a Triggering Event took place on December 31, 2011 and that the price per share of the registrant's securities was $43.63, the closing market price of U.S. Cellular Common Shares as of December 30, 2011, the last trading day in 2011.

(e)
Represent other potential payments as of December 31, 2011, if any. Except as disclosed for Mary N. Dillon, there were no other potential payments upon a termination or Change in Control as of December 31, 2011.

(f)
Represents the total of columns (b) through (e).

Although U.S. Cellular has attempted to make a reasonable estimate (or a reasonable estimated range of amounts) applicable to the payment or benefit based on the disclosed material assumptions, the calculation of the foregoing represents forward-looking statements that involve risks, uncertainties and other factors that may cause actual results to be significantly different from the amounts expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include those set forth under "Risk Factors" in U.S. Cellular's Form 10-K for the year ended December 31, 2011.

  U.S. Cellular has no current obligations to pay any perquisites or other personal benefits to any of the named executive officers upon termination or Change in Control.

  No information is provided with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers of U.S. Cellular and that are available generally to all employees.

  The above does not include the Retention Bonuses described above because these will not be paid upon a termination or Change in Control. They will only be paid if the officer remains continuously employed by U.S. Cellular through April 1, 2014 and on such date is actively engaged in carrying out his employment responsibilities with U.S. Cellular.

Footnotes:

(1)
U.S. Cellular has an agreement with Mary N. Dillon dated May 3, 2010 relating to her employment with U.S. Cellular on June 1, 2010. This letter agreement provides for the following: (i) a base salary of $725,000 per year through December 31, 2010, with a performance review following year-end 2010; (ii) a one-time payment of $450,000 on the three month anniversary of Ms. Dillon's date of employment; (iii) a one-time payment of $250,000 on the fifteen month anniversary of her date of employment; (iv) a 2010 bonus of at least $580,000; (v) starting in 2011, Ms. Dillon's target bonus opportunity will be 80% of her base salary for the year; (vi) a grant of 75,000 stock options on her first day of employment at a strike price equal to the closing price of U.S. Cellular's stock on that date, to vest in 3 equal annual installments, on the first, second and third anniversaries of the date of the grant; (vii) a grant of 20,000 restricted stock units on her first day of employment, to cliff vest on the third anniversary of the date of the grant; (viii) in the event that Ms. Dillon terminates without Cause or for Good Reason (as defined in the letter agreement) within two years of her starting date, she will fully vest in the foregoing stock option and restricted stock unit awards and will have one year from the date of such a termination to exercise the options; (ix) in the event that Ms. Dillon terminates without Cause or for Good Reason within two years of her starting date, subject to Ms. Dillon's execution of a release of all claims against U.S. Cellular and TDS, she will receive an amount equal to one year of her then current salary (which was $752,000 as of December 31, 2011); (x) a grant of an additional 75,000 stock options on her first day of employment at a strike price equal to the closing price of U.S. Cellular's stock on that date, which will cliff vest on the sixth anniversary of the date of the grant; (xi) a grant of an additional 25,000 restricted stock units on her first day of employment, which will cliff vest on the sixth anniversary of the date of the grant; (xii) starting in 2011, annual grants of U.S. Cellular stock options and restricted stock units; (xiii) the total combined value of her stock option award and restricted stock unit award in each of 2011 and 2012 will be no less than $1,800,000; and (xiv) a seat on the U.S. Cellular board of directors. Reference is made to U.S. Cellular's Form 8-K dated May 6, 2010 for further information.

As a result of the foregoing severance payment and accelerated vesting provisions with respect to Ms. Dillon, the above table shows a subtotal of the one year of salary that would be paid and the awards that would be accelerated if Ms. Dillon terminated without Cause or for Good Reason as of December 31, 2011.

(2)
The following table shows the calculation of the difference between the exercise price of such stock options and the closing price of the U.S. Cellular shares on December 30, 2011, the last trading date of 2011, of $43.63 per share. No dollar amount due upon acceleration is reflected in the table for options with an exercise price that exceeded $43.63 per share.

Option (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unexercisable at 12/31/11	Value at 12/31/11 based on $43.63 per share	Less Aggregate Exercise Price	Difference (if Positive)
Mary N. Dillon
2011 Options ($51.99)	83,300	$3,634,379	$4,330,767	$—
Initial CEO Options (with accelerated vesting) ($40.81)	50,000	$2,181,500	$2,040,500	$141,000
Initial CEO Options (without accelerated vesting) ($40.81)	75,000	$3,272,250	$3,060,750	$211,500

Total	208,300			$352,500

Steven T. Campbell
2011 Options ($51.99)	25,900	$1,130,017	$1,346,541	$—
2010 Options ($42.22)	19,883	$867,495	$839,460	$28,035
2009 Options ($34.10)	9,242	$403,228	$315,152	$88,076

Total	55,025			$116,111

Alan D. Ferber
2011 Options ($51.99)	32,500	$1,417,975	$1,689,675	$—
2010 Options ($42.22)	25,650	$1,119,110	$1,082,943	$36,167
2009 Options ($34.10)	4,633	$202,138	$157,985	$44,153

Total	62,783			$80,320

Michael S. Irizarry
2011 Options ($51.99)	36,950	$1,612,129	$1,921,031	$—
2010 Options ($42.22)	29,150	$1,271,815	$1,230,713	$41,102
2009 Options ($34.10)	14,867	$648,647	$506,965	$141,682

Total	80,967			$182,784

Jeffrey J. Childs
2011 Options ($51.99)	23,800	$1,038,394	$1,237,362	$—
2010 Options ($42.22)	17,300	$754,799	$730,406	$24,393
2009 Options ($34.10)	8,825	$385,035	$300,933	$84,102

Total	49,925			$108,495

(3)
See the "Outstanding Equity Awards at Fiscal Year-End" table for detail of restricted stock units.

Compensation of Directors

        The following table shows, as to directors who are not executive officers of U.S. Cellular or TDS, certain information regarding director compensation paid for the fiscal year ended December 31, 2011.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
James Barr III	$65,500	$55,000	—	—	—	—	$120,500
Walter C.D. Carlson	$65,500	$55,000	—	—	—	—	$120,500
J. Samuel Crowley	$112,000	$55,000	—	—	—	—	$167,000
Ronald E. Daly	$74,250	$55,000	—	—	—	—	$129,250
Paul-Henri Denuit(1)	$163,000	$—	—	—	—	—	$163,000
Harry J. Harczak, Jr.	$90,500	$55,000	—	—	—	—	$145,500
Gregory P. Josefowicz	$90,500	$55,000	—	—	—	—	$145,500

Explanation of Columns:

(a)
Includes each director unless such director is an executive officer whose compensation, including any compensation for service as a director, is fully reflected in the Summary Compensation Table, except for directors who do not receive any compensation directly from U.S. Cellular as discussed in the next paragraph. Accordingly, the above includes only non-employee directors. Directors who are employees of TDS or its subsidiaries do not receive directors fees or any compensation directly from U.S. Cellular.

LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers receive no compensation directly from U.S. Cellular. Such persons are compensated by TDS in connection with their services as officers of TDS and TDS subsidiaries, including U.S. Cellular. A portion of such persons' compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons are not reported in the above table. However, for purposes of disclosure, approximately 78% of the compensation expense incurred by TDS in 2011 relating to LeRoy T. Carlson, Jr., Kenneth R. Meyers and LeRoy T. Carlson is included by TDS in the total management fee to U.S. Cellular. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr., Kenneth R. Meyers and LeRoy T. Carlson is included in TDS' Proxy Statement related to its 2012 Annual Meeting of shareholders.

(b)
Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2011, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(c)
The above amounts represent the aggregate grant date fair value computed in accordance with FASB ASC 718. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, as amended (see "Narrative Disclosure to Director Compensation Table" below), represents the 2011 annual stock award of $55,000 (including cash paid in lieu of fractional shares). Based on the closing price of $49.98 of the U.S. Cellular Common Shares on February 28, 2011, the last trading day in February 2011, 1,100 shares were issued. The following table discloses certain additional information with respect to stock awards to non-employee directors:

Name	Aggregate Number of awards of U.S. Cellular Common Shares outstanding at December 31, 2011	Aggregate Number of U.S. Cellular Common Shares underlying Stock Awards Granted in 2011	Aggregate Grant Date Fair Value of Stock Awards in 2011
James Barr III	—	1,100	$55,000
Walter C.D. Carlson	—	1,100	$55,000
J. Samuel Crowley	—	1,100	$55,000
Ronald E. Daly	—	1,100	$55,000
Paul-Henri Denuit(1)	—	—	—
Harry J. Harczak, Jr.	—	1,100	$55,000
Gregory P. Josefowicz	—	1,100	$55,000

(d)
This column is not applicable because non-employee directors do not receive stock options.

(e)
This column is not applicable because non-employee directors do not participate in any non-equity incentive plans, as defined by SEC rules.

(f)
This column is not applicable because non-employee directors do not participate in any defined benefit pension plans or pension plans (including supplemental plans) where the retirement benefit is actuarially determined or receive any earnings on deferred compensation.

(g)
This column is not applicable because there is no other compensation.

(h)
Represents the sum of all amounts reported in columns (b) through (g).

Footnotes:

(1)
Paul-Henri Denuit did not receive a stock award in 2011 because he is not a citizen of the United States and pursuant to the terms of the Non-Employee Directors' Plan (as described below), has elected to receive the annual stock award ($55,000 in 2011) in the form of cash. This cash amount is included in the Director Compensation table above in column (b), Fees Earned or Paid in Cash.

Narrative Disclosure to Director Compensation Table

        The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.

        Non-employee directors of U.S. Cellular participate in a compensation plan for non-employee directors (the "Non-Employee Directors' Plan"). A non-employee director is a director who is not an employee of U.S. Cellular, TDS, TDS Telecom or any other subsidiary of TDS. The purpose of the Non-Employee Directors' Plan is to provide appropriate compensation to non-employee directors in connection with their services to U.S. Cellular and to ensure that qualified persons serve as non-employee members of our board of directors. The following describes the plan.

        Prior to the amendment described below, non-employee directors received an annual director's retainer fee of $55,000 paid in cash.

        Prior to the amendment described below, non-employee directors also received an annual stock award of $55,000 paid in the form of U.S. Cellular Common Shares.

        The annual stock award is distributed in March on or prior to March 15 of each year, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares is determined on the basis of the closing price of U.S. Cellular Common Shares for the last trading day in the month of February of each year. Notwithstanding the foregoing, a non-employee director who is not a citizen of the United States may, at his or her discretion, receive the annual stock award in the form of cash.

        Each non-employee director who serves on the Audit Committee, other than the Chairperson, will receive an annual committee retainer fee of $11,000, and the Chairperson will receive an annual committee retainer fee of $22,000.

        Each non-employee director who serves on the Long-Term Incentive Compensation Committee, other than the Chairperson, will receive an annual committee retainer fee of $7,000, and the Chairperson will receive an annual committee retainer fee of $14,000.

        Non-employee directors also will receive a meeting fee of $1,750 for each board or committee meeting attended.

        Under the Non-Employee Directors' Plan, annual retainers will be paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings will be paid in cash on a quarterly basis, as of the last day of each quarter.

        Directors have the authority without further shareholder approval to amend the Non-Employee Directors' Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the plan may not exceed the amount previously approved by shareholders.

        The board of directors reserved 60,000 Common Shares for issuance pursuant to the Non-Employee Directors' Plan, of which 24,657 Common Shares have not been issued and are available for issuance as of March 31, 2012.

        On March 6, 2012, the U.S. Cellular board of directors approved an amendment of the Non-Employee Directors' Plan to increase the amount of the director's annual cash retainer fee from $55,000 to $80,000 and the amount of the director's annual stock award from $55,000 to $80,000. This amendment became effective as of March 1, 2012. This increase was based on a review of director compensation paid by other comparable companies and other relevant considerations and was intended to more closely align the compensation paid to non-employee directors with compensation paid by such comparable companies.

        Directors are also reimbursed for travel and expenses incurred in attending board and committee meetings, director education and other board or company related matters pursuant to U.S. Cellular's travel and expense reimbursement policy.

        None of the non-employee directors had stock awards or stock option awards outstanding at December 31, 2011.

Compensation Committee Interlocks and Insider Participation

        LeRoy T. Carlson, Jr. is a member of the board of directors of TDS and U.S. Cellular. Mr. Carlson is also the Chairman of U.S. Cellular and, as such, functions as the compensation committee of U.S. Cellular with respect to compensation other than long-term incentive compensation. He is compensated by TDS for his services to TDS and all of its subsidiaries. However, as discussed above, a portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular as part of the management fee under the Intercompany Agreement described below. Mary N. Dillon, the President and CEO of U.S. Cellular, participates in executive compensation decisions for U.S. Cellular, other than with respect to the compensation of the President and CEO of U.S. Cellular.

        Long-term incentive compensation for executive officers is approved by our Long-Term Incentive Compensation Committee, which currently consists of Paul-Henri Denuit, J. Samuel Crowley and Ronald E. Daly. Our Long-Term Incentive Compensation Committee is comprised of members of our board of directors who are independent, as discussed above. None of such persons was, during 2011, an officer or employee of U.S. Cellular or its affiliates, was formerly an officer of U.S. Cellular or had any relationship requiring disclosure by U.S. Cellular under any paragraph of Item 404 of SEC Regulation S-K.

        LeRoy T. Carlson, Jr. and Walter C.D. Carlson, directors of U.S. Cellular, are trustees and beneficiaries of the voting trust which controls TDS, which controls U.S. Cellular, and LeRoy T. Carlson, a director of U.S. Cellular, is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management" below.

        Walter C.D. Carlson is a director and non-executive Chairman of the Board of TDS and a director of U.S. Cellular.

        In addition, LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers, executive officers and/or directors of U.S. Cellular, are directors and/or executive officers of TDS. Each of such persons is a director of U.S. Cellular and LeRoy T. Carlson, Jr. is the Chairman of U.S. Cellular and Kenneth R. Meyers is Vice President and Assistant Treasurer of U.S. Cellular. In addition, LeRoy T. Carlson, Jr. is a director and President and CEO of TDS, LeRoy T. Carlson is a director emeritus and Chairman Emeritus of TDS and Kenneth R. Meyers is a director and Executive Vice President and Chief Financial Officer of TDS. None of LeRoy T. Carlson, Jr., LeRoy T. Carlson or Kenneth R. Meyers received any compensation directly from U.S. Cellular in their capacities as directors and/or executive officers of U.S. Cellular in 2011. Such persons are compensated by TDS in connection with their services as officers of TDS and TDS subsidiaries, including U.S. Cellular. A portion of such persons' compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Approximately 78% of the compensation expense incurred by TDS in 2011 with respect to LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers was included by TDS in the total management fee to U.S. Cellular for 2011. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers is included in TDS' proxy statement related to its 2012 Annual Meeting of shareholders.

Other Relationships and Related Transactions

        U.S. Cellular has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to our initial public offering when TDS owned more than 90% of our outstanding capital stock and were not the result of arm's length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to us or will continue to provide us with the same level of support for our financing and other needs as TDS has provided in the past. The principal arrangements that exist between U.S. Cellular and TDS are summarized below.

Exchange Agreement

        U.S. Cellular and TDS are parties to an Exchange Agreement dated July 1, 1987, as amended as of April 7, 1988.

        Common Share Purchase Rights; Potential Dilution.    The Exchange Agreement granted TDS the right to purchase additional Common Shares of U.S. Cellular sold after our initial public offering, to the extent necessary for TDS to maintain its proportionate interest in our Common Shares. For purposes of calculating TDS' proportionate interest in our Common Shares, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to U.S. Cellular, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be reduced.

        If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by us, unless otherwise agreed. In the case of sales by us of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers. In the case of sales for consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by our board of directors. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by us pursuant thereto could have a dilutive effect on our other shareholders. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under our Restated Certificate of Incorporation, as amended.

        Funding of License Costs.    Through the date of our initial public offering, TDS had funded or made provisions to fund all the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses. Pursuant to the Exchange Agreement, as amended, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional costs associated with the acquisition of the additional cellular interests that we had a right to acquire at the time of the initial public offering. Through December 31, 2011, TDS had funded costs totaling approximately $67.2 million. TDS is obligated under the Exchange Agreement to make additional capital contributions to us under certain circumstances. Currently, TDS has no obligations with respect to additional capital contributions.

        RSA Rights.    Under the Exchange Agreement: (a) TDS retained all its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas ("RSAs"); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which we have an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas ("MSAs") or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which we indicated we did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to us for appropriate consideration.

        Right of Negotiation.    For certain interests, if TDS desires to sell its interest in any RSA, TDS is required to give us the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If we desire to purchase any interest so offered, TDS is required to negotiate with us concerning the terms and conditions of the transaction, including the price and the method of payment. If we are unable to agree with TDS on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to us, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than our highest written offer during the negotiation period. In such case, we would have the right to purchase the interest at that price.

        Corporate Opportunity Arrangements.    Our Restated Certificate of Incorporation, as amended, provides that, so long as at least 500,000 U.S. Cellular Series A Common Shares are outstanding, we may not, without the written consent of TDS, engage in any non-cellular activities. We have been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that we resell any non-cellular interest to TDS or that we give TDS the right of first refusal with respect to such sale.

        Our Restated Certificate of Incorporation, as amended, also restricts the circumstances under which we are entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be deemed to be a "corporate opportunity" of U.S. Cellular. In general, so long as at least 500,000 U.S. Cellular Series A Common Shares are outstanding, we will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. Our Restated Certificate of Incorporation, as amended, allows us to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States. The foregoing provisions are also included in the Exchange Agreement.

Tax Allocation Agreement

        We have entered into a Tax Allocation Agreement with TDS under which we have agreed to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. Pursuant to such agreement, TDS files Federal income tax returns and pays Federal income taxes for all members of the TDS consolidated group, including U.S. Cellular and its subsidiaries. U.S. Cellular and its subsidiaries pay TDS for Federal taxes based on the amount they would pay if they were filing a separate return as their own affiliated group and were not included in the TDS affiliated group. These payments are based on the average tax rate (excluding the effect of tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the IRS for any consolidated return year that involves income, deductions or credits of U.S. Cellular or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at our expense. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of U.S. Cellular, such deficiency or refund will be payable by or to us. Under the Tax Allocation Agreement, U.S. Cellular received $56.0 million from TDS, net of payments to TDS, for federal income taxes in 2011.

        If we cease to be a member of the TDS affiliated group, and for a subsequent year U.S. Cellular and its subsidiaries are required to pay a greater amount of Federal income tax than they would have paid if they had not been members of the TDS affiliated group after June 30, 1987, TDS will reimburse us for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by us or our subsidiaries after we leave the TDS affiliated group will be disregarded. No reimbursement will be required if at any time in the future U.S. Cellular becomes a member of another affiliated group in which U.S. Cellular is not the common parent or fewer than 500,000 U.S. Cellular Series A Common Shares are outstanding. In addition, reimbursement will not be required on account of the income of any subsidiary of U.S. Cellular if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS.

        Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and U.S. Cellular and their subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Under such rules, U.S. Cellular received $0.2 million, net of payments, from TDS for such taxes in 2011.

Cash Management Agreement

        From time to time we deposit our excess cash with TDS for investment under TDS' cash management program pursuant to the terms of a Cash Management Agreement. Such deposits are available to us on demand and bear interest each month at the 30-day commercial paper rate reported in The Wall Street Journal on the last business day of the preceding month plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. We may elect to place funds with TDS for a longer period than on demand, in which event such funds will bear interest at the commercial paper rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

Intercompany Agreement

        In order to provide for certain transactions and relationships between the parties, U.S. Cellular and TDS have entered into an Intercompany Agreement, providing among other things, as follows:

        Services.    U.S. Cellular and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS' non-telephone company subsidiaries. Payments by us to TDS for such services totaled $84.6 million in 2011. For services provided to TDS, we receive payment for the salaries of our employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to us for such services were nominal in 2011.

        Equipment and Materials.    We purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by us from TDS affiliates totaled $13.4 million in 2011.

        Accountants and Legal Counsel.    We have agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing our financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services. We have also agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If we use the same counsel as TDS, each of us and TDS is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

        Indemnification.    We have agreed to indemnify TDS against certain losses, claims, damages or liabilities, including those arising out of: (1) the conduct of our business (except where the loss, claim, damage or liability arises principally from TDS' gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify us with respect to: (1) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from U.S. Cellular's gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement.

        Disposal of Company Securities.    TDS will not dispose of any of our securities held by it if such disposition would result in the loss of any license or other authorization held by us and such loss would have a material adverse effect on us.

        Transfer of Assets.    Without the prior written consent of TDS, we may not transfer (by sale, merger or otherwise) more than 15% of our consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

Registration Rights Agreement; Other Sales of Common Shares

        Under a Registration Rights Agreement, we have agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any of our debt or equity securities that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that we will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by U.S. Cellular in connection therewith. TDS has the right to select the counsel we retain to assist it to fulfill any of its obligations under the Registration Rights Agreement.

        There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that we will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. We have also granted TDS the right to include our securities owned by TDS in certain registration statements covering offerings by us and will pay all costs of such offerings other than incremental costs attributable to the inclusion of our securities owned by TDS in such registration statements.

        We will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the Registration Rights Agreement. We have the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any of our securities owned by TDS in any registration statement filed by us which, in the judgment of the managing underwriters, would materially adversely affect any offering by us. The rights of TDS under the Registration Rights Agreement are transferable to non-affiliates of TDS.

Insurance Cost Sharing Agreement

        Pursuant to an Insurance Cost Sharing Agreement, we and our officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to us on the same basis as premiums were allocated before the Insurance Cost Sharing Agreement was entered into, if the policies are the same as or similar to the policies in effect before the Insurance Cost Sharing Agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with us before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. We believe that the amounts payable by us under the Insurance Cost Sharing Agreement are generally more favorable than the premiums we would pay if we were to obtain coverage under separate policies. Payments made by U.S. Cellular to TDS under the Insurance Cost Sharing Agreement totaled $6.1 million in 2011.

Employee Benefit Plans Agreement

        Under an Employee Benefit Plans Agreement, our employees participate in certain TDS-sponsored employee benefit plans. We reimburse TDS for the costs associated with such participation. Payments made by U.S. Cellular to TDS under the Employee Benefit Plans Agreement totaled $0.7 million in 2011.

Certain Relationships and Related Transactions

        The following persons are partners of Sidley Austin LLP, the principal law firm of U.S. Cellular, TDS and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of the voting trust that controls TDS, which controls U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries. U.S. Cellular and its subsidiaries incurred legal costs from Sidley Austin LLP of $9.2 million in 2011, $9.8 million in 2010 and $8.6 million in 2009.

        The Audit Committee of the board of directors is responsible for the review and evaluation of all related party transactions, as such term is defined by the rules of the NYSE.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2011 regarding U.S. Cellular Common Shares that may be issued under equity compensation plans currently maintained by U.S. Cellular.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,285,196	$50.10	2,583,467
Equity compensation plans not approved by security holders	—	—	—

TOTAL	3,285,196	$50.10	2,583,467

Explanation of Columns:

(a)
Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units and vested and unvested phantom stock units.

(b)
Represents the weighted-average exercise price of all outstanding options. Restricted stock units and phantom stock units do not have an exercise price.

(c)
Represents the number of securities remaining available for future issuance under the plan, other than securities to be issued upon the exercise of the outstanding options or pursuant to restricted stock units and phantom stock units disclosed in column (a).

Footnotes:

(1)
This includes the following plans that have been approved by U.S. Cellular shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
Non-Employee Director Compensation Plan	—	32,301	32,301
2005 Long-Term Incentive Plan	3,285,196	2,551,166	5,836,362

TOTAL	3,285,196	2,583,467	5,868,663

  See Note 16—Stock-Based Compensation, in the notes to the consolidated financial statements included in our 2011 Annual Report to Shareholders for certain information about these plans, which is incorporated by reference herein.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 29, 2012, restricted stock units that become vested within 60 days after February 29, 2012 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

U.S. Cellular

        On February 29, 2012, there were outstanding 51,560,591 Common Shares, par value $1.00 per share (excluding 3,507,628 Common Shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share, representing a total of 84,566,468 shares of common stock. As of February 29, 2012, no shares of our Preferred Stock, par value $1.00 per share, were outstanding. Holders of outstanding Common Shares are entitled to elect 25% of the directors (rounded up to the nearest whole number) and are entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the Annual Meeting. The holder of Series A Common Shares is entitled to elect 75% of the directors (rounded down to the nearest whole number) and is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote. Accordingly, the voting power of the Series A Common Shares with respect to matters other than the election of directors was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 381,619,361 as of February 29, 2012.

Security Ownership of U.S. Cellular by Certain Beneficial Owners

        The following table sets forth, as of February 29, 2012, or the latest practicable date, information regarding the person(s) who beneficially own more than 5% of any class of our voting securities.

Shareholder's Name and Address	U.S. Cellular Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602	Common Shares	37,782,826	73.3%	44.7%	9.9%
	Series A Common Shares(3)	33,005,877	100.0%	39.0%	86.5%

	Total	70,788,703	N/A	83.7%	96.4%

GAMCO Investors, Inc.(4) One Corporate Center Rye, New York 10580	Common Shares	4,346,874	8.4%	5.1%	1.1%

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The Series A Common Shares are convertible on a share-for-share basis into Common Shares. The above numbers of shares and percentages do not assume conversion because TDS has advised U.S. Cellular that it has no present intention of converting its Series A Common Shares.

(4)
Based on the most recent Schedule 13D (Amendment No. 6) filed with the SEC, GAMCO Investors, Inc. and its affiliates report sole voting authority with respect to an aggregate of 4,143,674 Common Shares and sole investment authority with respect to an aggregate of 4,346,874 Common Shares.

Security Ownership of U.S. Cellular by Management

        The following executive officers and directors and all executive officers and directors as a group beneficially owned the following number of our Common Shares as of February 29, 2012 or the latest practicable date.

Name of Individual or Number of Persons in Group	U.S. Cellular Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson	Common Shares	1,243	*	*	*
LeRoy T. Carlson, Jr.	Common Shares	—	—	—	—
Mary N. Dillon(3)	Common Shares	52,766	*	*	*
Walter C.D. Carlson	Common Shares	9,779	*	*	*
Kenneth R. Meyers(4)	Common Shares	87,000	*	*	*
James Barr III	Common Shares	3,875	*	*	*
J. Samuel Crowley	Common Shares	5,183	*	*	*
Ronald E. Daly	Common Shares	3,525	*	*	*
Paul-Henri Denuit	Common Shares	—	—	—	—
Harry J. Harczak, Jr.	Common Shares	5,721	*	*	*
Gregory P. Josefowicz	Common Shares	3,875	*	*	*
Steven T. Campbell (5)	Common Shares	116,408	*	*	*
Jeffrey J. Childs(6)	Common Shares	132,904	*	*	*
Carter S. Elenz(7)	Common Shares	6,883	*	*	*
Alan D. Ferber(8)	Common Shares	66,609	*	*	*
Michael S. Irizarry(9)	Common Shares	154,500	*	*	*
Douglas D. Shuma	Common Shares	—	—	—	—
All directors and executive officers as a group (17 persons)(10)(11)	Common Shares	650,271	1.2%	*	*

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified. Except with respect to customary brokerage agreement terms pursuant to which shares in a brokerage account are pledged as collateral security for the repayment of debit balances, none of the above shares is pledged as security, unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
Includes 52,766 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(4)
Includes 48,826 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days. Also includes 1,000 Common Shares that are held by a trust for which Mr. Meyers is a trustee.

(5)
Includes 107,579 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and restricted stock units with respect to 4,633 Common Shares that are subject to vesting within 60 days.

(6)
Includes 122,208 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and restricted stock units with respect to 4,426 Common Shares that are subject to vesting within 60 days.

(7)
Includes 6,883 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days.

(8)
Includes 64,286 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and restricted stock units with respect to 2,323 Common Shares that are subject to vesting within 60 days.

(9)
Includes 147,046 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and restricted stock units with respect to 7,453 Common Shares that are subject to vesting within 60 days.

(10)
Includes shares as to which voting and/or investment power is shared and/or shares held by spouse and/or children.

(11)
Includes 549,594 Common Shares subject to stock options that are currently exercisable or exercisable within 60 days and/or restricted stock units that are subject to vesting within 60 days by all directors and executive officers as a group. As of February 29, 2012, there were no Common Shares underlying vested phantom stock units beneficially owned by any directors or executive officers.

TDS

        Several of our officers and directors also indirectly hold ownership interests in U.S. Cellular by virtue of their ownership of the capital stock of TDS.

Description of TDS Securities

        On February 29, 2012, TDS had outstanding and entitled to vote 101,339,923 Common Shares, par value $.01 per share ("TDS Common Shares") (excluding 23,151,389 TDS Common Shares held by TDS and 1,010,133 TDS Common Shares held by a subsidiary of TDS), and 7,118,667 Series A Common Shares, par value $.01 per share ("TDS Series A Common Shares") (collectively representing a total of 108,458,590 shares of common stock); and 8,300 Preferred Shares, par value $.01 per share ("TDS Preferred Shares").

        In matters other than the election of directors, each of the TDS Preferred Shares is entitled to one vote, each of the TDS Series A Common Shares is entitled to ten votes and each of the TDS Common Shares is entitled to a vote per share that floats. The total voting power of the TDS Series A Common Shares was 71,186,670 votes at February 29, 2012 with respect to matters other than the election of directors. The total voting power of the TDS Common Shares was 54,328,178 votes at February 29, 2012 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 125,523,148 votes at February 29, 2012 with respect to matters other than the election of directors, including 8,300 votes by holders of TDS Preferred Shares.

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 29, 2012, restricted stock units that become vested within 60 days after February 29, 2012 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular

        The following table sets forth as of February 29, 2012, the latest practicable date, the number of TDS Common Shares and TDS Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director of U.S. Cellular, by each of the executive officers named in the Summary Compensation Table and by all directors and executive officers of U.S. Cellular as a group. As of February 29, 2012, none of the directors or executive officers of U.S. Cellular beneficially owned TDS Preferred Shares. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	TDS Common Shares	6,100,979	6.0%	5.6%	2.6%
	TDS Series A Common Shares	6,736,420	94.6%	6.2%	53.7%
LeRoy T. Carlson(4)(8)	TDS Common Shares	583,505	*	*	*
	TDS Series A Common Shares	61,360	*	*	*
LeRoy T. Carlson, Jr.(5)(8)	TDS Common Shares	1,591,386	1.5%	1.4%	*
	TDS Series A Common Shares	8,929	*	*	*
Walter C.D. Carlson(6)	TDS Common Shares	21,623	*	*	*
	TDS Series A Common Shares	1,015	*	*	*
Mary N. Dillon	—	—	—	—	—
Kenneth R. Meyers(7)(8)	TDS Common Shares	327,909	*	*	*
James Barr III	TDS Common Shares	11,249	*	*	*
J. Samuel Crowley	—	—	—	—	—
Ronald E. Daly	—	—	—	—	—
Paul-Henri Denuit	—	—	—	—	—
Harry J. Harczak, Jr.	—	—	—	—	—
Gregory P. Josefowicz	TDS Common Shares	2,915	*	*	*
Steven T. Campbell	—	—	—	—	—
Alan D. Ferber	—	—	—	—	—
Michael S. Irizarry	—	—	—	—	—
Jeffrey J. Childs	—	—	—	—	—
Other executive officers(9)	TDS Common Shares	49,996	*	*	*
All directors and executive officers as a group (17 persons)(7)(8)(9)	TDS Common Shares	8,689,562	8.3%	8.0%	3.7%
	TDS Series A Common Shares	6,807,724	95.6%	6.3%	54.2%

*
Less than 1%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms pursuant to which shares in a brokerage account are pledged as collateral security for the repayment of debit balances, none of the above shares are pledged as security, unless otherwise specified.

(2)
Represents the percent of voting power in matters other than the election of directors.

(3)
The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the TDS Common Shares and TDS Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding TDS Series A Common Shares: LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the TDS Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its TDS Series A Common Shares.

(4)
Includes 9,664 TDS Common Shares and 61,360 TDS Series A Common Shares held by Mr. Carlson's wife. Does not include 29,419 TDS Common Shares and 36,345 TDS Series A Common Shares held for the benefit of LeRoy T. Carlson or 190,655 TDS Common Shares and 208,177 TDS Series A Common Shares held for the benefit of Mr. Carlson's wife (an aggregate of 220,074 TDS Common Shares, or 0.2% of class, and 244,522 TDS Series A Common Shares, or 3.4% of class) in the TDS Voting Trust described in footnote (3).

(5)
Includes 518 TDS Common Shares and 297 TDS Series A Common Shares held by Mr. Carlson's wife outside the TDS Voting Trust. Also includes 3,768 TDS Common Shares held by Mr. Carlson's children.

TDS Common Shares in TDS Voting Trust. Does not include (i) 1,815,587 TDS Common Shares (1.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 693,909 shares are held for the benefit of LeRoy T. Carlson, Jr., or (ii) 685,962 TDS Common Shares (0.7% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

TDS Series A Common Shares in TDS Voting Trust. Does not include (i) 1,977,917 TDS Series A Common Shares (27.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of LeRoy T. Carlson, Jr., his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 178,978 shares are held for the benefit of LeRoy T. Carlson, Jr., or (ii) 747,136 TDS Series A Common Shares (10.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which LeRoy T. Carlson, Jr. is a general partner.

(6)
TDS Common Shares in TDS Voting Trust. Does not include (i) 1,907,276 TDS Common Shares (26.8% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 1,098,937 shares are held for the benefit of Walter C.D. Carlson, or (ii) 685,962 TDS Common Shares (0.7% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

TDS Series A Common Shares in TDS Voting Trust. Does not include (i) 2,139,638 TDS Series A Common Shares (30.1% of class) held in the TDS Voting Trust described in footnote (3) for the benefit of Walter C.D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 1,254,822 shares are held for the benefit of Walter C.D. Carlson, or (ii) 747,136 TDS Series A Common Shares (10.5% of class) held by a family partnership in such TDS Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C.D. Carlson is a general partner.

(7)
Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

(8)
Includes the following number of TDS Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days after February 29, 2012: LeRoy T. Carlson, 377,983 shares; LeRoy T. Carlson, Jr., 1,517,320 shares; Kenneth R. Meyers, 276,374 shares; all other executive officers as a group, 38,620 shares; and all directors and executive officers as a group, 2,210,297 shares. Includes the following number of TDS Common Shares underlying vested phantom stock units: LeRoy T. Carlson, 110,148 shares; LeRoy T. Carlson, Jr., 49,068 shares; Kenneth R. Meyers, 10,009 shares; all other executive officers as a group, 5,096 shares; and all directors and executive officers as a group, 174,321 shares.

(9)
Includes shares held by the executive officers who are not specifically identified in the above table: Carter S. Elenz and Douglas D. Shuma.

Security Ownership by Certain Beneficial Owners

        In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of February 29, 2012, or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2011 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between December 31, 2011 and February 29, 2012, except as discussed in the following paragraph.

        On January 13, 2012 TDS shareholders approved certain amendments ("Charter Amendments") to the Restated Certificate of Incorporation of TDS. A Restated Certificate of Incorporation reflecting the Charter Amendments was filed by TDS on January 24, 2012 and became effective at 5:01 p.m. eastern time on such date (the "Effective Time"). Among other things, effective as of the Effective Time, the Charter Amendments reclassified (i) each issued TDS Special Common Share, par value $0.01 per share ("TDS Special Common Shares"), as one TDS Common Share, (ii) each issued TDS Common Share as 1.087 TDS Common Shares, and (iii) each issued TDS Series A Common Share as 1.087 TDS Series A Common Shares (the "Reclassification").

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071(3)	TDS Common Shares	11,222,979	11.1%	10.3%	4.8%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071(4)	TDS Common Shares	3,493,100	3.4%	3.2%	1.5%

Total for Capital Research and Management Company(5)		14,716,079	14.5%	13.6%	6.3%

GAMCO Investors, Inc. One Corporate Center Rye, NY 10580(6)	TDS Common Shares	9,246,430	9.1%	8.5%	3.9%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(7)	TDS Common Shares	6,836,829	6.7%	6.3%	2.9%

*
Less than 1%

(1)
The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

(2)
Represents voting power in matters other than the election of directors.

(3)
Based on the most recent Schedules 13G filed with the SEC, Capital Research Global Investors reports that it had sole investment authority and sole voting authority with respect to 4,936,315 TDS Special Common Shares, and sole investment authority and sole voting authority with respect to 5,783,500 TDS Common Shares. After adjusting for the Reclassification effective January 24, 2012, the 4,936,315 TDS Special Common Shares became 4,936,315 TDS Common Shares and the 5,783,500 TDS Common Shares became 6,286,664 TDS Common Shares for a total of 11,222,979 TDS Common Shares.

(4)
Based on the most recent Schedule 13G filed with the SEC, Capital World Investors reports that it has sole investment authority and sole voting authority with respect to 3,493,100 TDS Special Common Shares. After adjusting for the Reclassification effective January 24, 2012, the 3,493,100 TDS Special Common Shares became 3,493,100 TDS Common Shares.

(5)
Based on a Schedule 13G filed with the SEC, Capital Research Global Investors and Capital World Investors are both divisions of Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071.

(6)
Based on the most recent Schedule 13D (Amendment No. 26) filed with the SEC after the Reclassification, GAMCO Investors, Inc. and its affiliates report sole voting authority with respect to an aggregate of 8,865,553 TDS Common Shares, no voting authority with respect to an aggregate of 380,877 TDS Common Shares, and sole investment authority with respect to an aggregate of 9,246,430 TDS Common Shares.

(7)
Based on the most recent Schedule 13G filed with the SEC, BlackRock, Inc. and its affiliates report sole investment and voting authority with respect to an aggregate of 6,289,632 TDS Common Shares. After adjusting for the Reclassification effective January 24, 2012, the 6,289,632 TDS Common Shares became 6,836,829 TDS Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require our directors and officers, and persons who are deemed to own more than ten percent of our Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of our Common Shares. The reporting persons are also required to furnish us with copies of all such reports they file.

        Based on a review of copies of such reports furnished to us by such reporting persons and written representations by our directors and officers, we believe that all filing requirements under Section 16 of the Securities Exchange Act applicable to such reporting persons during and with respect to 2011 were complied with on a timely basis, except as follows:

        Due to an inadvertent error on the part of administrative personnel discovered in March 2012, Douglas D. Shuma filed his initial report on Form 3 on March 8, 2012, which should have been filed by May 27, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation."

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

        The 2013 Annual Meeting of shareholders is currently scheduled for May 14, 2013, and the proxy statement for such meeting is expected be dated on or about April 15, 2013.

        Pursuant to SEC Rule 14a-8, proposals of shareholders intended to be included in U.S. Cellular's proxy statement and form of proxy relating to the 2013 Annual Meeting of shareholders must be received by U.S. Cellular at its principal executive offices not later than December 17, 2012 (120 calendar days before the anniversary date of this proxy statement of April 16, 2012). However, if the date of the 2013 Annual Meeting changes for any reason by more than 30 days from the anniversary date of the 2012 Annual Meeting, then the deadline will be a reasonable time before U.S. Cellular begins to print and send its proxy materials. In such event, U.S. Cellular would disclose such date in a Form 8-K, 10-Q or 10-K at the appropriate time.

        In addition, pursuant to U.S. Cellular's bylaws, proposals by shareholders intended to be presented at the 2013 Annual Meeting of shareholders (other than proposals included in U.S. Cellular's proxy statement and form of proxy relating to the 2013 Annual Meeting pursuant to SEC Rule 14a-8), must be received by U.S. Cellular at its principal executive offices not earlier than December 17, 2012 and not later than January 16, 2013 (120 calendar days and 90 days, respectively, before the anniversary date of this proxy statement of April 16, 2012) for consideration at the 2013 Annual Meeting of shareholders. However, if the 2013 Annual Meeting is changed by more than 30 calendar days before or after May 15, 2013 (the one year anniversary date of the 2012 Annual Meeting), a stockholder proposal must be received by U.S. Cellular not later than the close of business on the tenth day following the date of public notice of the revised date of the 2013 Annual Meeting.

        Pursuant to SEC rules, the proxy solicited by the board of directors for the 2013 Annual Meeting will confer discretionary authority to vote on any matter that may properly come before such meeting or any adjournment thereof, to the extent permitted by applicable law and regulation.

SOLICITATION OF PROXIES

        Your proxy is being solicited by our board of directors and its agents and the cost of solicitation will be paid by U.S. Cellular. Officers, directors and regular employees of U.S. Cellular, acting on its behalf, may also solicit proxies by mail, e-mail, advertisement, telephone, telecopy, in person and other methods. None of such persons will receive additional compensation for such solicitations. U.S. Cellular will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record.

FINANCIAL AND OTHER INFORMATION

        We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to United States Cellular Corporation, c/o Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, Attention: Investor Relations, Telephone (312) 630-1900.

        In addition, to the extent that, as permitted by SEC rules, U.S. Cellular delivers only one copy of an annual report to shareholders, proxy statement or notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), U.S. Cellular shall deliver promptly additional copies of any of such documents to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

KEVIN C. GALLAGHER Vice President and Corporate Secretary

All shareholders are urged to sign, date and mail their proxy card promptly or vote on the Internet in accordance with the instructions set forth on the proxy card

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GLJB 1 2 A V + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors unanimously recommends a vote FOR its nominee in Proposal 1 and FOR Proposals 2 and 3. Change of Address — Please print new address below. 01 - H.J. Harczak, Jr. 1. Election of Class I Director: For Withhold For Against Abstain 2. Ratify accountants for 2012. 4. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment, postponement, continuation or rescheduling thereof, including matters incidental to the conduct of the meeting. For Against Abstain 3. Advisory vote to approve executive compensation. IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1234 5678 9012 345 MMMMMMM 1 3 7 2 5 3 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet must be received by 1:00 a.m. Central Time, on May 15, 2012. Vote by Internet • Go to www.investorvote.com/USM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

The proxy statement and annual report to shareholders are available at www.uscellular.com/proxyvote. Proxy for Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of UNITED STATES CELLULAR CORPORATION To Be Held on May 15, 2012. The undersigned hereby appoints LeRoy T. Carlson, Jr. and Mary N. Dillon, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2012 Annual Meeting of the Shareholders of United States Cellular Corporation, to be held on Tuesday, May 15, 2012, or at any adjournment, postponement, continuation or rescheduling thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such Annual Meeting of Shareholders and any adjournment, postponement, continuation or rescheduling thereof. The Board of Directors unanimously recommends a vote “FOR” the nominee in Proposal 1 and “FOR” Proposals 2 and 3. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominee in Proposal 1 and “FOR” Proposals 2 and 3. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee if one is designated by the Board of Directors (unless authority to vote for nominee has been withheld). Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Computershare Trust Company, N.A. If “401K” is indicated next to the share amount on the reverse side, this is a ballot for voting the shares of United States Cellular Corporation stock underlying units allocated to your TDS Tax-Deferred Savings Plan (“401(k) Plan”) account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 10, 2012 in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 a.m., Central Time on May 11, 2012. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Bank of New York Mellon Corporation, as Trustee of the 401(k) Plan, will vote your shares according to your instructions. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares underlying units allocated to your account for the 401(k) Plan will be voted as directed by the Investment Management Committee for the 401(k) Plan, which shall act in the best interest of the Plan participants. (Continued and to be signed on Reverse Side) Proxy — United States Cellular Corporation IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

QuickLinks

UNITED STATES CELLULAR CORPORATION
SUMMARY
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
Class I Directors—Terms Scheduled to Expire in 2012
Class II Directors—Terms Scheduled to Expire in 2013
Class III Directors—Terms Scheduled to Expire in 2014
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
PROPOSAL 2 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO PRINCIPAL ACCOUNTANTS
AUDIT COMMITTEE REPORT
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Compensation Committee Report
Risks from Compensation Policies and Practices
Compensation Tables
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Nonqualified Deferred Compensation
Compensation Committee Interlocks and Insider Participation
Other Relationships and Related Transactions
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
SOLICITATION OF PROXIES
FINANCIAL AND OTHER INFORMATION
OTHER BUSINESS